As filed with the U.S. Securities and Exchange Commission on March 28, 2003

                                                               File No. 811-7436

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940        (X)

         Amendment No. 29                                              (X)
                       --

                        THE DFA INVESTMENT TRUST COMPANY
               (Exact Name of Registrant as Specified in Charter)

              1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401
               (Address of Principal Executive Offices) (Zip Code)

                                 (310) 395-8005
              (Registrant's Telephone Number, Including Area Code)

   Catherine L. Newell, 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401
               (Name and Address of Agent for Service of Process)

                                 ---------------

                     Please Send Copy of Communications to:

                              Mark A. Sheehan, Esq.
                      Stradley, Ronon, Stevens & Young, LLP
                            2600 One Commerce Square
                        Philadelphia, Pennsylvania 19103

                        THE DFA INVESTMENT TRUST COMPANY
                          The U.S. Large Company Series
                     The Enhanced U.S. Large Company Series
                         The U.S. Large Cap Value Series
                  The Tax-Managed U.S. Marketwide Value Series
                       The Tax-Managed U.S. Equity Series
                          The LD U.S. Marketwide Series
                          The HD U.S. Marketwide Series
                       The LD U.S. Marketwide Value Series
                       The HD U.S. Marketwide Value Series
                         The U.S. Small XM Value Series
                         The U.S. Small Cap Value Series
                            The U.S. Small Cap Series
                            The U.S. Micro Cap Series
                       The DFA International Value Series
                        The Japanese Small Company Series
                      The Pacific Rim Small Company Series
                     The United Kingdom Small Company Series
                      The Continental Small Company Series
                             The Global Value Series
                         The Global Large Company Series
                         The Global Small Company Series
                           The Emerging Markets Series
                      The Emerging Markets Small Cap Series
                      The DFA One-Year Fixed Income Series
                   The DFA Two-Year Global Fixed Income Series

                                 March 28, 2003

FORM N-1A, Part A:
           ------

Responses to Items 1 through 3 have been omitted  pursuant to paragraph  2(b) of
Instruction B of the General Instructions to Form N-1A.

Item 4. Investment  Objectives,  Principal  Investment  Strategies,  and Related
Risks.

4(a) and (b) Investment Objectives and Implementation of Investment  Objectives.
The DFA Investment Trust Company (the "Trust") issues  twenty-five  series which are listed above, each of which operates as a diversified investment company and represents  a separate  class  ("Series")  of the Trust's  shares of  beneficial interest.  Dimensional  Fund Advisors Inc. (the "Advisor")  serves as investment advisor to each of the Series,  except The Global Value Series, The Global Large
Company  Series and The Global Small Company  Series  (collectively  the "Global
Series"). The Advisor serves as administrator of the Global Series.

The investment  objectives,  policies and investment  limitations of each Series are set forth  below.  The  investment  objective of a Series may not be changed without the affirmative vote of a majority of the outstanding  voting securities of that  Series.  The Trust sells its shares to  institutional  investors  only.
Shares of each Series may be issued for cash and/or securities in which a Series is  authorized  to  invest.  In  addition,  when  acquiring  securities  from an institutional  investor in consideration of the issuance of its shares, a Series may accept securities from the transferor which it would not otherwise  purchase pursuant to its investment  policies,  as described  below. Any such acquisition would be very small in  relation to the then total  current  value of the assets acquired by a Series in any such transaction.

The U.S. Large Company Series

The U.S. Large Company Series seeks, as its investment objective, to approximate the  investment  performance  of the  Standard  &  Poor's  500  Composite  Stock
Index(R)(the "S&P  500(R)Index"),  in terms of its total investment  return. The
Series intends to invest in all of the stocks that comprise the S&P  500(R)Index in approximately  the same proportions as they are represented in the Index. The amount of each stock purchased for the Series,  therefore,  will be based on the issuer's respective market capitalization. The S&P 500(R)Index is comprised of a broad and  diverse  group of  stocks,  most of which are  traded on the New York
Stock Exchange ("NYSE").  Generally,  these are the U.S. stocks with the largest market capitalizations and, as a group, they represent  approximately 70% of the total market  capitalization  of all publicly  traded U.S.  stocks.  The Advisor considers  the stocks that  comprise  the S&P  500(R)Index  to be those of large companies.  Under normal market  conditions,  at least 95% of the Series' assets will  be  invested  in the  stocks  that  comprise  the  S&P  500(R)Index.  As a non-fundamental  policy, under normal  circumstances,  the Series will invest at least 80% of its net assets in securities of large U.S. companies. If the Series changes this investment policy, the Series will notify  shareholders at least 60 days in advance of the change, and will change the name of the Series.

Ordinarily, portfolio securities will not be sold except to reflect additions or deletions  of the stocks that  comprise  the S&P 500(R)  Index,  including  as a result of mergers,  reorganizations and similar  transactions and, to the extent necessary,  to provide cash to pay redemptions of the Series' shares. The Series may lend  securities to qualified  brokers,  dealers,  banks and other financial institutions  for the  purpose of earning  additional  income.  For  information concerning  Standard  & Poor's  Ratings  Group,  a Division  of The  McGraw-Hill
Companies  ("S&P")  and  disclaimers  of S&P with  respect  to the  Series,  see
"STANDARD & POOR'S INFORMATION AND DISCLAIMERS," below.

The Enhanced U.S. Large Company Series

The Enhanced U.S. Large Company Series seeks,  as its investment  objective,  to achieve a total return which  exceeds the total  return  performance  of the S&P
500(R)Index.  The Series may invest in all of the stocks  represented in the S&P
500(R)Index,  options on stock indices,  stock index  futures,  options on stock index futures,  swap agreements on stock indices and, to the extent  permissible pursuant to the Investment  Company Act of 1940, shares of investment  companies that invest in stock indices.  The Series generally invests in S&P 500(R)futures contracts and fixed income  contracts.  The Series may, from time to time,  also invest in options on stock indices, stock index futures,  options on stock index futures and swap agreements based on indices other than, but similar to, the S&P
500(R)Index  (such  instruments,  whether  or not based on the S&P  500(R)Index,
hereinafter   collectively  referred  to  as  "Index   Derivatives").   The  S&P
500(R)Index  is comprised  of a broad and diverse  group of stocks most of which are traded on the NYSE.  Generally,  these are the U.S.  stocks with the largest market capitalizations and, as a group, they represent  approximately 70% of the total market  capitalization  of all publicly  traded U.S.  stocks.  The Advisor considers  the stocks that  comprise  the S&P  500(R)Index  to be those of large companies. As a non-fundamental  policy, under normal circumstances,  the Series will  invest  at  least  80% of its  net  assets  in  short  term  fixed  income obligations that are overlaid by futures, swaps and other derivatives of the S&P
500(R)Index  to create  exposure  to the  performance  of large U.S.  companies.
Alternatively,  the Series may invest at least 80% of its net assets directly in securities  of large U.S.  companies.  If the  Series  changes  this  investment policy,  the Series will notify  shareholders at least 60 days in advance of the change, and will change the name of the Series.

The Series may  invest  all of its  assets in Index  Derivatives  (see Item 4(c)
"Risks").  Assets of the Enhanced U.S.  Large Company Series not invested in S&P
500(R)Index  or Index  Derivatives  may be invested in  short-term  fixed income obligations  including:  U.S.  government  obligations,  U.S.  government agency obligations,  corporate debt obligations,  bank  obligations,  commercial paper, repurchase agreements, foreign government and agency obligations,  supranational organization  obligations,  foreign issuer obligations,  eurodollar obligations, and to the extent  permitted by the  Investment  Company Act of 1940,  shares of money market mutual funds  (collectively,  "Fixed Income  Investments").  (For a description of these fixed income  investments and credit quality  requirements, see "INVESTMENT  OBJECTIVES AND POLICIES - FIXED INCOME  SERIES--Description  of
Investments.")  Investments in the securities of other investment companies will involve duplication of certain fees and expenses.

The percentage of assets of the Series that will be invested in S&P  500(R)Index stocks,  Index  Derivatives  and Fixed Income  Investments may vary from time to time,  within the discretion of the Advisor and according to restraints  imposed by the  Investment  Company Act of 1940.  The Series will  maintain a segregated account consisting of liquid assets (or, as permitted by applicable  regulation,
enter  into  offsetting   positions)  to  cover  its  open  positions  in  Index
Derivatives to avoid leveraging of the Series.

The Series will enter into  positions  in futures and options on futures only to the extent such positions are  permissible  with respect to applicable  rules of the Commodity Futures Trading Commission  without  registering the Series or the
Trust as a commodities pool operator. In addition, the Series may not be able to utilize  Index  Derivatives  to the extent  otherwise  permissible  or desirable because of constraints  imposed by the Internal Revenue Code of 1986, as amended
(the  "Code")  or by  unanticipated  illiquidity  in the  marketplace  for  such instruments.  For more  information  about  Index  Derivatives,  see  Item  4(c)
"Risks."

It is the  position of the  Securities  and  Exchange  Commission  ("SEC")  that over-the-counter  options are illiquid.  Accordingly,  the Series will invest in such options only to the extent  consistent  with its 15% limit on investment in illiquid securities.

STANDARD & POOR'S - INFORMATION AND DISCLAIMERS

Neither The U.S. Large Company Series nor The Enhanced U.S. Large Company Series
(together, the "Large Company Series") are sponsored, endorsed, sold or promoted by S&P.  S&P makes no  representation  or warranty,  express or implied,  to the owners of the Large  Company  Series or any member of the public  regarding  the advisability of investing in securities generally or in the Large Company Series particularly or the ability of the S&P 500(R)Index to track general stock market performance.  S&P's  only  relationship  to  the  Large  Company  Series  is the licensing  of  certain  trademarks  and  trade  names  of S&P  and  of  the  S&P
500(R)Index  which is determined,  composed and calculated by S&P without regard to the Large  Company  Series.  S&P has no  obligation  to take the needs of the
Large  Company  Series  or  their  respective   owners  into   consideration  in
determining,   composing  or  calculating  the  S&P  500(R)Index.   S&P  is  not
responsible for and has not participated in the  determination of the prices and amount of the Large  Company  Series or in the issuance or sale of shares of the
Large Company Series or in the  determination  or calculation of the equation by which the Large Company  Series shares are to be converted into cash. S&P has no obligation  or liability in  connection  with the  administration,  marketing or trading of the Large Company Series.

S&P  DOES  NOT  GUARANTEE  THE  ACCURACY  AND/OR  THE  COMPLETENESS  OF THE  S&P
500(R)INDEX  OR ANY DATA INCLUDED  THEREIN,  AND S&P SHALL HAVE NO LIABILITY FOR
ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY,  EXPRESS
OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE,  OWNERS OF THE PRODUCT, OR
ANY  OTHER  PERSON  OR ENTITY  FROM THE USE OF THE S&P  500(R)INDEX  OR ANY DATA
INCLUDED  THEREIN.  S&P MAKES NO  EXPRESS OR IMPLIED  WARRANTIES  AND  EXPRESSLY
DISCLAIMS ALL WARRANTIES OF  MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE
OR USE WITH RESPECT TO THE S&P 500(R)INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT
LIMITING ANY OF THE FOREGOING,  IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY
SPECIAL, PUNITIVE,  INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS),
EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

INVESTMENT OBJECTIVES AND POLICIES - U.S. VALUE SERIES AND U.S. EQUITY SERIES

U.S. VALUE SERIES

The  investment  objective  of The U.S.  Large Cap Value  Series (the "Large Cap
Value Series"),  The Tax-Managed U.S.  Marketwide Value Series (the "Tax-Managed
Value  Series"),  The U.S. Small XM Value Series (the "XM Value Series") and The
U.S.  Small Cap Value Series (the "Small Cap Value Series")  (collectively,  the
"U.S. Value Series") is to achieve long-term capital  appreciation.  Ordinarily, each U.S.  Value Series  generally will invest its assets in a broad and diverse group of readily  marketable  common stocks of U.S.  companies which the Advisor determines to be value stocks at the time of purchase. Securities are considered value  stocks  primarily  because a  company's  shares have a high book value in relation to their market value (a "book-to-market  ratio").  In assessing value, the Advisor may consider additional factors, such as price to cash flow or price to earnings  ratios,  as well as economic  conditions  and  developments  in the issuer's industry. The criteria the Advisor uses for assessing value are subject to change from time to time.

The Large Cap Value Series generally will invest in a broad and diverse group of the common stocks of large cap companies traded on a principal U.S.  exchange or on the  over-the-counter  market that the Advisor determines to be value stocks.
As of the date of this registration  statement,  the Advisor considers companies whose market  capitalizations  generally  are in the highest 90% of total market capitalization  to be large cap  companies.  For  purposes of this  registration statement,  "total market  capitalization" is based on the market capitalization of U.S.  operating  companies  listed on the NYSE,  AMEX or the Nasdaq  National
Market(R)("Nasdaq").   As  of  December   31,   2002,   generally,   the  market
capitalization  of a company in the highest 90% of total  market  capitalization was approximately  $1,396 million or above. This dollar amount may change due to market conditions. As a non-fundamental policy, under normal circumstances,  the
Large Cap Value Series will invest at least 80% of its net assets in  securities of large cap U.S.  companies.  If the Series changes this investment policy, the
Series will notify  shareholders at least 60 days in advance of the change,  and will change the name of the Series.

The Tax-Managed  Value Series generally will invest in a broad and diverse group of the common stocks of companies traded on a principal U.S.  exchange or on the over-the-counter  market that the Advisor  determines to be value stocks.  As of the date of this registration  statement,  the Advisor considers for purchase by the Series  securities of all companies whose market  capitalizations  generally fall  within  the range of total  market  capitalization.  As a  non-fundamental policy, under normal  circumstances,  the Series will invest at least 80% of its net assets in securities of U.S.  companies.  If the Series changes this policy, the Series will notify  shareholders  at least 60 days in advance of the change, and will change the name of the Series.

The XM Value Series  generally  will invest in a broad and diverse  group of the common stocks of small cap companies  traded on a principal U.S.  exchange or on the  over-the-counter  market that the Advisor determines to be value stocks. As of the date of this  registration  statement,  the Advisor  considers  companies whose market  capitalizations  generally  are in the range of the lowest 2.5% to
12.5%  by  capitalization  of  total  market  capitalization  to  be  small  cap companies.  "XM" in the name of the XM Value  Series  indicates  that the Series generally will not purchase securities of the smallest micro cap companies, that is, those companies whose market capitalizations are in the lowest 2.5% of total market  capitalization,  although  the  Series may hold such  securities.  As of
December  31, 2002,  generally,  the market  capitalization  of a company in the lowest 2.5% to 12.5% of total market  capitalization  was approximately  between
$308  million and $1,902  million.  This dollar  amount may change due to market conditions.  As a non-fundamental  policy,  under normal  circumstances,  the XM
Value  Series  will  invest  at least  80% of its net  assets  in small cap U.S.
companies.  If the XM Value Series changes this  investment  policy,  the Series will notify  shareholders  at least 60 days in advance of the  change,  and will change the name of the Series.

The Small Cap Value Series generally will invest in a broad and diverse group of the common stocks of small cap companies traded on a principal U.S.  exchange or on the  over-the-counter  market that the Advisor determines to be value stocks.
As of the date of this registration  statement,  the Advisor considers companies whose  market  capitalizations  generally  are in the lowest 8% of total  market capitalization  to be small cap companies.  As of December 31, 2002,  generally, the  market  capitalization  of a  company  in the  lowest  8% of  total  market capitalization was approximately $1,059 million or below. This dollar amount may change due to market  conditions.  As a  non-fundamental  policy,  under  normal circumstances, the Small Cap Value Series will invest at least 80% of its assets in small cap U.S.  companies.  If the Series changes this investment policy, the
Series will notify  shareholders at least 60 days in advance of the change,  and will change the name of the Series.

On  at  least  a  semi-annual  basis,  the  Advisor  will  review  total  market capitalization  to  prepare  lists of  companies  whose  stock is  eligible  for investment by a U.S. Value Series. The total market  capitalization  ranges, and the value criteria used by the Advisor for the U.S.  Value Series,  as described above,  generally  apply at the time of purchase by the Series.  Each U.S. Value
Series is not required to dispose of a security if the  security's  issuer is no longer  within the total  market  capitalization  range or does not meet current value criteria.  Similarly,  the Advisor is not required to sell a security even if the  decline  in the  market  capitalization  reflects  a  serious  financial difficulty or potential or actual insolvency of the company.  Securities that do meet the market capitalization and/or value criteria nevertheless may be sold at any time when, in the Advisor's judgment,  circumstances warrant their sale. See
"INVESTMENT  OBJECTIVES  AND  POLICIES  - U.S.  VALUE  SERIES  AND  U.S.  EQUITY
SERIES--Portfolio Transactions" in this registration statement.

U.S. EQUITY SERIES

The investment objective of The Tax-Managed U.S. Equity Series (the "Tax-Managed
Equity Series") is to achieve  long-term capital  appreciation.  The Tax-Managed
Equity Series  generally  will invest in a broad and diverse group of the common
stocks  of   companies   traded  on  a  principal   U.S.   exchange  or  on  the
over-the-counter  market.  As of the date of this  registration  statement,  the
Advisor  considers for purchase by the Series  securities of all companies whose
market  capitalizations   generally  fall  within  the  range  of  total  market
capitalization.  As a non-fundamental  policy, under normal  circumstances,  the
Tax-Managed  Equity  Series will invest at least 80% of its net assets in equity securities of U.S. companies. If the Series changes this policy, the Series will notify  shareholders at least 60 days in advance of the change,  and will change the name of the Series.

On  at  least  a  semi-annual  basis,  the  Advisor  will  review  total  market capitalization  to  prepare  lists of  companies  whose  stock is  eligible  for investment by the  Tax-Managed  Equity Series.  The total market  capitalization range used by the Advisor for the Tax-Managed Equity Series, as described above, generally applies at the time of purchase by the Series.  The Tax-Managed Equity
Series is not required to dispose of a security if the  security's  issuer is no longer within the total market capitalization range.  Similarly,  the Advisor is not required to sell a security even if the decline in the market capitalization reflects a serious financial difficulty or potential or actual insolvency of the company. Securities that do meet the market capitalization criteria nevertheless may be sold at any time when, in the Advisor's judgment,  circumstances  warrant their sale. See "INVESTMENT OBJECTIVES AND POLICIES - U.S. VALUE SERIES AND U.S.
EQUITY SERIES--Portfolio Transactions" in this registration statement.

The Tax-Managed  Series.  Except as described under  "Portfolio  Structure," the
Tax-Managed  Value  Series and  Tax-Managed  Equity  Series  (collectively,  the
"Tax-Managed  Series")  intend to invest in a large  portion of the  universe of companies whose shares are eligible for investment.  The investment portfolio of each Tax-Managed Series generally will be structured on a market  capitalization basis.  Ordinarily,  the  amount  of each  security  is  purchased  based on the issuer's relative market capitalization.  However, the Tax-Managed Series should not be expected to adhere to their market  capitalization  weighting to the same extent as non-tax-managed Series.

Each  Tax-Managed  Series  seeks to  minimize  the  impact of  federal  taxes on investment  returns by managing  its  portfolio  in a manner that will defer the realization  of net capital  gains  where  possible  and will  attempt to reduce dividend income. Each Tax-Managed Series intends to maximize the after-tax value of shareholders' investment in the Series.

When selling securities,  a Tax-Managed Series typically will select the highest cost shares of the  specific  security in order to minimize the  realization  of capital  gains.  In  certain  cases,  the  highest  cost  shares  may  produce a short-term  capital gain. Since short-term  capital gains generally are taxed at higher tax rates than long-term  capital  gains,  the highest cost shares with a long-term holding period may be disposed of instead. A Tax-Managed  Series, when possible,  will refrain from disposing of a security until the long-term holding period for capital gains for tax purposes has been  satisfied.  Additionally,  a
Tax-Managed Series, when consistent with all other tax management policies,  may sell securities in order to realize capital losses.  Realized capital losses can
be  used  to  offset  realized  capital  gains,   thus  reducing  capital  gains
distributions.

The Advisor will attempt to time the purchases and sales of securities to reduce the receipt of dividends  when  possible.  With  respect to  dividends  that are received, a Tax-Managed Series may not be eligible to pass through the dividends received  deduction  attributable  to  holdings  in U.S.  equity  securities  to corporate  shareholders if, because of certain timing rules, hedging activities, or debt financing  activities at the level of the Series, the Portfolio,  or the corporate  shareholder  of the  Portfolio,  the requisite  holding period of the dividend-paying  stock  is not  met  or  the  dividends  received  deduction  is otherwise  reduced.  Portfolio  investments also may be managed to emphasize low dividend-yielding securities.

Each  Tax-Managed  Series is expected to deviate from its market  capitalization weighting to a greater extent than the non-tax managed Series. For example,  the
Advisor  may  exclude  the  stock of a  company  that  meets  applicable  market capitalization  criteria  in order to avoid  dividend  income,  and may sell the stock of a company that meets applicable market capitalization criteria in order to  realize a capital  loss.  Also,  while  other  Series are  managed  with the expectation  that securities  generally will be held for longer than one year, a
Tax-Managed  Series may dispose of  securities  whenever the Advisor  determines that  disposition  is  consistent  with  its  tax  management  strategies  or is otherwise in the best interest of the Tax-Managed Series.

Although the Advisor  intends to manage each  Tax-Managed  Series in a manner to minimize the realization of capital gains and taxable dividend income each year, each Tax-Managed  Series may nonetheless  distribute taxable gains and dividends to  shareholders.  Realization  of  capital  gains is not  entirely  within  the
Advisor's control.  Capital gains  distributions may vary considerably from year to  year;  there  will  be no  capital  gains  distributions  in  years  when  a
Tax-Managed  Series  realizes  a  net  capital  loss.   Furthermore,   redeeming
shareholders  will be required to pay taxes on their capital gains, if any, on a redemption of the Series' shares, whether paid in cash or in-kind, if the amount received on redemption is greater than the amount of the shareholder's tax basis in the shares redeemed.

Portfolio Structure. The U.S. Value Series may invest a portion of their assets, ordinarily  not more than 20%,  in high  quality,  highly  liquid  fixed  income
securities,   such  as  money  market  instruments  and  short-term   repurchase
agreements.  The  Tax-Managed  Equity  Series  also may  invest a portion of its assets,  ordinarily  not more than 20%, in a wide  variety of cash  investments, such as money market instruments.  In addition,  both Tax-Managed Series and the
XM Value Series are permitted to invest in shares of  unaffiliated  money market funds.

The U.S. Value Series and the Tax-Managed Equity Series will purchase securities that are listed on the principal U.S. national  securities  exchanges and traded on  the  over-the-counter  market.  Each  of  the  U.S.  Value  Series  and  the
Tax-Managed Equity Series will be structured on a market capitalization basis by generally basing the amount of each security  purchased on the issuer's relative market  capitalization,  with a view that the  amount of a  particular  security owned by a U.S. Value Series or the  Tax-Managed  Equity Series will be keyed to that security's market  capitalization  compared to all securities  eligible for purchase (except as described above in "The Tax-Managed  Series").  However, the
Advisor  may  exclude  the  securities  of a company  that  otherwise  meets the applicable  criteria  described  above  if the  Advisor  determines  in its best judgment that other  conditions exist that make the inclusion of such securities inappropriate.

Deviation  from strict market  capitalization  weighting  also will occur in the
U.S.  Value  Series and the  Tax-Managed  Equity  Series  because they intend to purchase  round  lots only and,  with  respect  to the XM Value  Series  and the
Tax-Managed Series, because each Series intends to purchase common stocks in its respective total market  capitalization range through block trades, as described in this  registration  statement.  Furthermore,  in order to  retain  sufficient liquidity,  the relative amount of any security held by a Series may be reduced,
from  time  to  time,   from  the  level  which   strict   adherence  to  market
capitalization  weighting would otherwise require. A portion,  but generally not in excess of 20%,  of a  Series'  assets  may be  invested  in  interest-bearing obligations,  as described above,  thereby causing further deviation from strict market capitalization weighting. The Series may make block purchases of eligible securities at opportune  prices even though such purchases  exceed the number of shares which, at the time of purchase,  strict adherence to the policy of market capitalization  weighting  would  otherwise  require.  (The XM Value  Series may purchase  common  stocks in the bottom 2.5% of total  market  capitalization  at times when it is  advantageous  to do so.) In  addition,  the Series may acquire securities eligible for purchase or otherwise represented in their portfolios at the time of the  exchange in exchange  for the  issuance of their  shares.  (See
"In-kind  Purchases" in Item 7(b).) While such purchases and acquisitions  might cause a temporary  deviation from market  capitalization  weighting,  they would ordinarily be made in  anticipation of further growth of the assets of a Series.
On not less than a semi-annual  basis,  for each U.S. Value Series,  the Advisor will calculate the  book-to-market  ratio necessary to determine those companies whose stocks may be eligible for investment.

Portfolio Transactions.  The U.S. Value Series and the Tax-Managed Equity Series
do not intend to  purchase or sell  securities  based on the  prospects  for the economy,  the  securities  markets or the  individual  issuers  whose shares are
eligible  for  purchase.   As  described  above  under  "Portfolio   Structure,"
investments  generally  will be made in  most of the  eligible  securities  on a market capitalization weighted basis.

Generally,  securities will be purchased with the expectation  that they will be held for longer than one year.  The Large Cap Value  Series and the  Tax-Managed
Series may sell portfolio  securities  when the issuer's  market  capitalization
falls   substantially   below  that  of  the  issuer  with  the  minimum  market
capitalization  which is then eligible for purchase by the Series.  The XM Value
Series and U.S. Small Cap Value Series each may sell portfolio  securities  when the  issuer's  market  capitalization  increases  to a level that  substantially exceeds that of the issuer with the largest market  capitalization which is then eligible for investment by the Series. However, securities, including securities that are eligible for  purchase,  may be sold at any time when, in the Advisor's judgment, circumstances warrant their sale.

In  addition,  the Large Cap Value Series and the  Tax-Managed  Value Series may
sell portfolio  securities when their  book-to-market  ratios fall substantially below that of the security  with the lowest such ratio that is then eligible for purchase by the Series.  The XM Value Series and U.S. Small Cap Value Series may
also sell portfolio securities in the same circumstances; however, each of those
Series  generally  anticipates  retaining  securities of issuers with relatively smaller market  capitalizations for longer periods,  despite any decrease in the issuer's book-to-market ratio.

INVESTMENT OBJECTIVES AND POLICIES - DIVIDEND-MANAGED SERIES

The investment  objective of The LD U.S. Marketwide Value Series and The LD U.S.
Marketwide  Series  (together,  the "LD Series") is to achieve long-term capital appreciation  while minimizing  income dividends and controlling the recognition of capital  gains.  The  investment  objective of The HD U.S.  Marketwide  Value
Series and The HD U.S.  Marketwide  Series  (together,  the "HD  Series")  is to achieve long-term capital appreciation while maximizing dividend income. (The LD
U.S.  Marketwide  Value  Series  and The HD U.S.  Marketwide  Value  Series  are
collectively  the  "Dividend-Managed  Marketwide  Value  Series."  The  LD  U.S.
Marketwide  Series  and The HD  U.S.  Marketwide  Series  are  collectively  the
"Dividend-Managed  Marketwide  Series." The  Dividend-Managed  Marketwide  Value
Series  and  the   Dividend-Managed   Marketwide   Series  are   individually  a
"Dividend-Managed Series" and together, the "Dividend-Managed Series.")

Portfolio   Construction.   To  be   considered   eligible  for  purchase  by  a
Dividend-Managed  Series, an investment  generally must be the common stock of a company  whose  market  capitalization  falls  within the range of such  Series'
investment  strategy.  Each  Dividend-Managed  Series generally will invest in a broad and diverse group of the common stocks of companies  traded on a principal
U.S.  exchange  or on the  over-the-counter  market.  As of  the  date  of  this registration  statement,  the Advisor  considers  for  purchase the stock of all companies whose market capitalizations  generally fall within the range of total market  capitalization.  For  purposes of the  Dividend-Managed  Series,  "total market  capitalization"  means  the  market  capitalization  of  U.S.  operating companies listed on the NYSE, AMEX or Nasdaq.  On at least a semi-annual  basis, the  Advisor  will  review  total  market  capitalization  to  prepare  lists of companies  whose  stock is  eligible  for  investment  by each  Dividend-Managed
Series.

As a non-fundamental  policy, under normal circumstances,  each Dividend Managed
Series  will  invest  at  least  80% of its net  assets  in  securities  of U.S.
companies.  If a  Dividend-Managed  Series changes this investment  policy,  the
Series will notify  shareholders at least 60 days in advance of the change,  and will change the name of the Series.

                                       10

In addition,  each  Dividend-Managed  Marketwide  Value  Series will  ordinarily invest in a broad and diverse group of readily  marketable common stocks of U.S.
companies  that the Advisor  determines to be "value" stocks and that are within the  appropriate  total  market  capitalization  range at the time of  purchase.
Securities are considered value stocks primarily  because the shares have a high book value in relation to their current market price (a "book-to-market ratio").
In assessing value,  however, the Advisor may consider additional factors,  such as a  company's  price  to cash  flow or price to  earnings  ratios,  as well as economic conditions and developments in the company's industry. The criteria the
Advisor uses for assessing value are subject to change from time to time.

Each  LD  Series  will  minimize  income  dividend  distributions  by  selecting non-dividend  and  lower-dividend  yielding  securities  from  the  universe  of eligible  securities  and by  following a strategy  that tries to  minimize  the recognition of capital gains.

The  HD  Series  will   maximize   dividend   income  by  selecting   relatively
high-dividend  yielding  securities from their respective  universes of eligible securities. Because each HD Series generally will focus on stocks which pay high dividends,  it is likely  that,  from time to time,  each HD Series  will have a significant  portion of its  assets in one or more  sectors  or  industries.  In focusing on particular sectors or industries,  an HD Series carries greater risk of  adverse  developments  in a sector or  industry  than a Series  that  always invests in a wide variety of sectors.

Portfolio  Transactions.  The total market capitalization  ranges, and the value criteria used by the Advisor for the Series, as described above, generally apply at the time of purchase by the Series. Each Dividend-Managed  Series may, but is
not  obligated  to,  sell  portfolio   securities   when  the  issuer's   market
capitalization  falls  substantially  below that of the issuer  with the minimum market  capitalization  which is then eligible for purchase by the Series.  Each
Dividend-Managed Marketwide Value Series also may, but is not obligated to, sell a portfolio security when its  book-to-market  ratio falls  substantially  below that of the  security  with the lowest  such  book-to-market  ratio that is then
eligible  for  purchase.   Additionally,   each  Dividend-Managed  Series,  when
consistent with other tax management  policies,  may sell securities in order to realize capital losses.

Dividend and Tax Management Strategies:  the LD Series. Portfolio investments of the LD Series will be managed to select  non-dividend  yielding and low-dividend yielding  securities.  The timing of purchases  and sales of  securities  may be managed to minimize  the receipt of  dividends  when  possible.  With respect to dividends  that are received,  the LD Series may not be eligible to flow through the dividends received  deduction  attributable to their holdings of U.S. equity securities  to corporate  shareholders,  if,  because of certain  timing  rules, hedging activities, or debt financing activities at the level of the Series, the
Portfolio or the corporate  shareholder of the Portfolio,  the requisite holding period  of  the  dividend-paying  stock  is not  met  or the  dividends-received deduction is otherwise reduced.

When  selling  securities,  a LD Series  typically  will select the highest cost shares of the specific  security in order to minimize the realization of capital gains.  In certain  cases,  the highest  cost  shares may  produce a  short-term capital gain. Since  short-term  capital gains generally are taxed at higher tax rates than  long-term  capital  gains,  the highest cost shares with a long-term holding period may be disposed of instead.  Each LD Series, when possible,  will refrain from  disposing of a security  until the  long-term  holding  period for capital gains for tax purposes has been satisfied. Additionally, each LD Series, when consistent with all other tax management  policies,  may sell securities in order to realize capital losses.  Realized  capital losses can be used to offset realized capital gains, thus reducing capital gains distributions.

                                       11

In  addition  to the  selling  practices  used among all  Series  managed by the
Advisor,  securities may be sold by a Dividend-Managed  Series to another Series when consistent with the investment  objectives of both Series. For example, The
LD  U.S.  Marketwide  Value  Series  may  sell to and buy  securities  from  the
Tax-Managed  Value Series and the LD U.S.  Marketwide Series may sell to and buy securities  from the  Tax-Managed  Equity  Series.  Such sales  would be made to realize  losses  on  securities  which  would be used to  offset  gains on other securities  realized by the selling LD Series. Such transactions are intended to benefit both Series that are parties to the transaction. The selling Series will recognize a loss which it can use to offset realized gains, while the purchasing
Series will acquire an eligible portfolio  security,  at a current market price, but without payment of brokerage commissions.

The Advisor believes this strategy can be both tax and cost efficient.  However, applicable  federal income tax law may disallow  losses  incurred on the sale of securities by one Series to another  Series if the purchasing and selling Series
are  considered  related  persons  by  reason  of  overlapping   ownership.   In
determining  whether  the Series are related  persons,  the  shareholders  of an
investment  company  which  invests  in  a   Dividend-Managed   Series  (each  a
"Dividend-Managed  Feeder  Portfolio") may be considered to own the shares owned by the shareholders of the corresponding  investment company that invests in the
Dividend-Managed Series. (See Item 19 of Part B.) The Advisor intends to control the composition of investors in each Dividend-Managed Portfolio in several ways.
First, as with all portfolios that the Advisor manages,  the Advisor retains the right, in its discretion, to reject any initial or additional investment for any reason and to suspend  the  offering  of shares of any  portfolio.  Second,  the
Advisor intends to offer the shares of each Dividend-Managed Feeder Portfolio to relatively  few  institutional  investors  and  anticipates  that shares will be offered primarily to individual investors, thereby creating a substantial number of shareholders in each Dividend-Managed Feeder Portfolio.  Finally, the Advisor
intends to monitor  closely  all  purchases  of shares of each  Dividend-Managed
Feeder   Portfolio  in  order  to  increase  the  probability   that  this  loss
disallowance rule will not apply by reason of overlapping ownership.

Although  the  Advisor  intends to manage each LD Series in a manner to minimize taxable  dividend  income each year,  the LD Series may  nonetheless  distribute dividends and taxable gains to shareholders. Realization of capital gains is not entirely  within the Advisor's  control.  Capital gains  distributions  may vary considerably from year to year; there will be no capital gains  distributions in years when a Dividend-Managed  Series realizes a net capital loss.  Furthermore, the redeeming shareholders will be required to pay taxes on their capital gains, if any, on a redemption of a Dividend-Managed Feeder Portfolio's shares, whether paid in cash or in-kind,  if the amount  received on  redemption is greater than the amount of the shareholder's tax basis in the shares redeemed.

                                       12

Dividend and Tax  Management  Strategies:  the HD Series.  The HD Series  select high-dividend  yielding  securities from their  respective  universe of eligible securities.  The timing of purchases and sales of  securities  may be managed to increase the receipt of dividends when possible.

Securities  Transactions and Deviations from Market  Capitalization  Weightings.
Securities  will  generally be eligible for purchase on a market  capitalization weighted basis.  Securities will not be purchased or sold based on the prospects for the economy,  the securities  markets or the individual issuers whose shares are eligible for purchase. Securities that have depreciated in value since their acquisition  will not be sold solely  because  prospects  for the issuer are not considered  attractive  or due to an  expected or  realized  general  decline in securities prices.  Securities will not be sold to realize  short-term  profits, but when circumstances warrant, they may be sold without regard to the length of time held.  Securities,  including those eligible for purchase,  may be disposed of, however, at any time when, in the Advisor's judgment,  circumstances warrant their  sale,  including  but not limited to tender  offers,  mergers and similar transactions,  or bids made for block purchases at opportune prices.  Generally, securities  will be purchased  with the  expectation  that they will be held for longer  than one year and will be held  until  such  time as they are no  longer considered  an  appropriate  holding in light of the  investment  policy of each
Dividend-Managed Series.

The  portfolio  structure  of  each  Dividend-Managed   Series  involves  market
capitalization weighting.  Because of the dividend management and tax management strategies followed by the  Dividend-Managed  Series,  their securities holdings will deviate from their market  capitalization  weightings  to a greater  extent than non  dividend-managed  Series  managed by the  Advisor.  For  example,  the
Advisor  may  exclude  the  stock of a  company  that  meets  applicable  market capitalization criteria in order to avoid dividend income, and may sell stock of a company  that meets  applicable  market  capitalization  criteria  in order to realize a capital  loss.  Also,  each  Dividend-Managed  Series  may  dispose of securities  whenever the Advisor  determines that disposition is consistent with its dividend  management  strategies or is otherwise in the best interest of the
Dividend-Managed  Series.  Deviation from strict market capitalization weighting may occur for several other reasons.

The  Advisor may exclude  the stock of a company  that meets  applicable  market capitalization criterion if the Advisor determines in its best judgment that the purchase of such stock is inappropriate  given other conditions.  Deviation also will  occur  because  the  Advisor  intends  to  purchase  in round  lots  only.
Furthermore,  the Advisor may reduce the relative  amount of any  security  held from the level of strict adherence to market  capitalization  weighting in order to retain sufficient portfolio liquidity. A portion, but generally not in excess of 20%, of assets may be invested in interest bearing obligations, such as money market  instruments,  thereby  causing  further  deviation  from  strict  market capitalization  weighting.  A further  deviation may occur due to investments in privately placed convertible debentures.

Block  purchases of eligible  securities may be made at opportune  prices,  even though  such  purchases  exceed  the  number  of  shares  which,  at the time of purchase,  strict  adherence  to the policy of market  capitalization  weighting would  otherwise  require.  In  addition,  securities  eligible  for purchase or otherwise  represented  in a  portfolio  may be  acquired  in  exchange  for the issuance  of  shares.  (See  Item  7(b),  "Purchase  of Fund  Shares  -  In-kind
Purchases.")  While such  transactions  might cause a temporary  deviation  from market capitalization  weighting,  they would ordinarily be made in anticipation of further growth of assets.

                                       13

Changes  in  the   composition   and  relative   ranking  (in  terms  of  market
capitalization)  of the stocks which are  eligible for purchase  take place with every trade when the securities  markets are open for trading,  due primarily to price fluctuations of such securities. Additional investments generally will not be made in securities  which have changed in value  sufficiently  to be excluded from the Advisor's then current market  capitalization  requirement for eligible portfolio  securities.  This may result in further  deviation from strict market capitalization  weighting.  Such deviation could be substantial if a significant amount of a Dividend-Managed Series' holdings change in value sufficiently to be excluded from the requirement for eligible  securities,  but not by a sufficient amount to warrant their sale.

INVESTMENT OBJECTIVES AND POLICIES - SMALL COMPANY SERIES

Each of The U.S. Small Cap, U.S. Micro Cap, Japanese Small Company,  Pacific Rim
Small Company, United Kingdom Small Company and Continental Small Company Series
of the Trust  (collectively,  the  "Small  Company  Series")  has an  investment objective to achieve  long-term capital  appreciation.  The Small Company Series provide investors with access to securities portfolios consisting of small U.S.,
Japanese, United Kingdom, European and Pacific Rim companies.  Company size will be  determined  for purposes of these Series  solely on the basis of a company's market capitalization.  "Market  capitalization" for domestic securities will be calculated by  multiplying  the price of a company's  stock by the number of its
shares  of  outstanding  common  stock.  "Market   capitalization"  for  foreign
securities will be calculated using the number of outstanding  stocks similar to domestic common stocks.

The Advisor  believes that,  over the long term,  the investment  performance of small  companies is superior to large  companies  (although  the share price may fluctuate more in the  short-term),  not only in the U.S. but in other developed countries  as well,  and that  investment  in the  Small  Company  Series  is an effective way to improve global diversification.

The U.S. Small Cap Series

The U.S. Small Cap Series (the "U.S. Small Cap Series") generally will invest in a broad and diverse group of the common stocks of small cap companies  traded on a principal U.S. exchange or on the  over-the-counter  market. As of the date of this  registration  statement,  the Advisor  considers  companies  whose  market capitalizations generally are in the lowest 8% of total market capitalization to be small cap  companies.  For purposes of this  registration  statement,  "total market  capitalization" is based on the market  capitalization of U.S. operating companies listed on the NYSE, AMEX or Nasdaq.  On at least a semi-annual  basis, the  Advisor  will  review  total  market  capitalization  to  prepare  lists of companies  whose stock is eligible for  investment by the U.S. Small Cap Series.
As of December 31, 2002,  generally,  the market  capitalization of a company in the lowest 8% of total market capitalization was approximately $1,059 million or
below.  This  dollar  amount  may  change  due  to  market   conditions.   As  a
non-fundamental  policy, under normal  circumstances,  the U.S. Small Cap Series will invest at least 80% of its net assets in small cap U.S.  companies.  If the
U.S. Small Cap Series  changes this  investment  policy,  the Series will notify shareholders at least 60 days in advance of the change, and will change the name of the Series.  The U.S.  Small Cap Series may invest in  securities  of foreign issuers that are traded in the U.S. securities markets, but such investments may not exceed 5% of the gross assets of the Series.  Generally, it is the intention of the U.S.  Small Cap  Series  to  acquire a  portion  of the  common  stock of eligible companies on a market capitalization  weighted basis. In addition,  the
Series is  authorized  to  invest  in  private  placements  of  interest-bearing debentures  that  are  convertible  into  common  stock.  Such  investments  are considered illiquid, and the value thereof, together with the value of all other illiquid investments,  may not exceed 15% of the value of the Series' net assets at the time of purchase.

                                       14

The U.S. Micro Cap Series

The U.S. Micro Cap Series (the " U.S.  Micro Cap Series")  generally will invest in a broad and diverse group of the common stocks of micro cap companies  traded on a principal U.S. exchange or on the  over-the-counter  market. As of the date of this registration  statement,  the Advisor  considers  companies whose market capitalizations are generally in the lowest 4% of total market capitalization to be  micro  cap  companies.  As of  December  31,  2002,  generally,  the  market capitalization of a company in the lowest 4% of total market  capitalization was approximately $483 million or below. This dollar amount may change due to market conditions.  As a non-fundamental  policy, under normal circumstances,  the U.S.
Micro Cap Series  will  invest at least 80% of its net assets in  securities  of
U.S. micro cap companies.  If the U.S. Micro Cap Series changes this  investment policy,  the Series will notify  shareholders at least 60 days in advance of the change,  and will change the name of the Series.  The U.S.  Micro Cap Series may invest in securities of foreign  issuers that are traded in the U.S.  securities markets,  but such  investments  may not  exceed 5% of the  gross  assets of the
Series.  There is some  overlap  in the  companies  in which the U.S.  Micro Cap
Series and the U.S. Small Cap Series invest.  Generally,  it is the intention of the U.S.  Micro Cap  Series  to  acquire  a  portion  of the  stock of  eligible companies on a market capitalization weighted basis. (See "INVESTMENT OBJECTIVES
AND POLICIES - SMALL COMPANY  SERIES--Portfolio  Structure.") The U.S. Micro Cap
Series is authorized to invest in privately  placed  convertible  debentures and the value thereof,  together with the value of all other  illiquid  investments, may not  exceed  10% of the  value  of the  Series'  net  assets  at the time of purchase.

The Japanese Small Company Series

The Japanese Small Company Series (the "Japanese  Series") generally will invest in a broad and diverse  group of readily  marketable  stocks of  Japanese  small companies that are traded in the Japanese  securities markets. As of the date of this  registration  statement,  the Advisor  considers  companies  whose  market
capitalizations   generally  are  in  the  lowest  8%  of  the  combined  market capitalization of Japanese  operating  companies traded on selected exchanges to
be  small   companies.   As  of  December  31,  2002,   generally,   the  market
capitalization of a company in the lowest 8% was approximately $470 million,  or below. As a non-fundamental  policy,  under normal  circumstances,  the Japanese
Series  will  invest at least 80% of its net assets in  securities  of  Japanese small  companies.  If the Japanese  Series changes this investment  policy,  the
Series will notify  shareholders at least 60 days in advance of the change,  and will change the name of the Series.

                                       15

The  Japanese  Series  does not intend to purchase  shares of any company  whose market  capitalization  is less than $5,000,000.  The Japanese Series intends to
acquire  a  portion  of  the  stock  of  each  eligible   company  on  a  market
capitalization  weighted basis.  The Japanese Series also may invest up to 5% of its assets in convertible  debentures  issued by Japanese small companies.  (See
"INVESTMENT   OBJECTIVES   AND  POLICIES  -  SMALL   COMPANY   SERIES--Portfolio
Structure.")

The United Kingdom Small Company Series

The United Kingdom Small Company Series (the "United Kingdom Series")  generally will invest in a broad and diverse group of readily  marketable stocks of United
Kingdom small companies that are traded principally on the London Stock Exchange
("LSE").  As of the date of this registration  statement,  the Advisor considers companies  whose market  capitalizations  generally  are in the lowest 8% of the combined market  capitalization of United Kingdom operating  companies traded on selected  exchanges to be small companies.  As of December 31, 2002,  generally, the market capitalization of a company in the lowest 8% was approximately $1,234 million, or below. As a non-fundamental policy, under normal circumstances,  the
United  Kingdom  Series will invest at least 80% of its net assets in securities of United  Kingdom small  companies.  If the United  Kingdom Series changes this investment  policy,  the Series  will  notify  shareholders  at least 60 days in advance  of the  change,  and will  change  the name of the  Series.  The United
Kingdom Series will not, however,  purchase shares of any investment trust or of any company whose market capitalization is less than $5,000,000.

The  United  Kingdom  Series  intends  to acquire a portion of the stock of each eligible  company on a market  capitalization  basis.  The United Kingdom Series also may  invest up to 5% of its  assets  in  convertible  debentures  issued by
United Kingdom small companies. (See "INVESTMENT OBJECTIVES AND POLICIES - SMALL
COMPANY SERIES--Portfolio Structure.")

The Continental Small Company Series

The Continental Small Company Series (the "Continental  Series")  generally will invest  in  readily  marketable  stocks of a broad  and  diverse  group of small companies organized under the laws of certain European countries. As of the date of this  registration  statement,  the  Continental  Series  may invest in small companies  located in  Austria,  Belgium,  Denmark,  Finland,  France,  Germany,
Greece, Ireland, Italy, the Netherlands, Norway, Spain, Sweden, and Switzerland,
whose  shares are traded  principally  in  securities  markets  located in those countries. As of the date of this registration statement,  the Advisor considers companies  whose market  capitalizations  generally  are in the lowest 8% of the combined  market  capitalization  of operating  companies in approved  countries traded on selected  exchanges  to be small  companies.  As of December 31, 2002, generally,  the  market  capitalization  of a  company  in  the  lowest  8%  was approximately  $1,056 million,  or below.  As a  non-fundamental  policy,  under normal circumstances, the Continental Series will invest at least 80% of its net assets in securities of small companies  located in continental  Europe.  If the
Continental  Series  changes  this  investment  policy,  the Series  will notify shareholders at least 60 days in advance of the change, and will change the name of the Series.

                                       16

The  Continental  Series does not  intend,  however,  to purchase  shares of any company whose market  capitalization  is less than the equivalent of $5,000,000.
The  Continental  Series  intends  to  acquire  a  portion  of the stock of each eligible  company on a market  capitalization  basis  within each  country.  The
Continental  Series  also  may  invest  up to 5% of its  assets  in  convertible debentures issued by European small companies.  In addition, the Advisor may, in its  discretion,  either limit further  investments  in a particular  country or divest  the  Continental  Series  of  holdings  in a  particular  country.  (See
"INVESTMENT   OBJECTIVES   AND  POLICIES  -  SMALL   COMPANY   SERIES--Portfolio
Structure.")

The Pacific Rim Small Company Series

The Pacific Rim Small Company  Series (the "Pacific Rim Series")  generally will invest in stocks of a broad and  diverse  group of small  companies  located  in
Australia,  New Zealand and Pacific Rim Asian  countries whose shares are traded principally on the securities markets located in those countries. As of the date of this  registration  statement,  the  Pacific  Rim  Series may invest in small companies  located in  Australia,  Hong Kong,  New  Zealand  and  Singapore.  In
addition,  the Advisor may, in its discretion,  either limit further investments in a  particular  country or divest the  Pacific  Rim  Series of  holdings  in a particular country.

As of the date of this registration  statement,  the Advisor considers companies whose  market  capitalizations  generally  are in the lowest 8% of the  combined market  capitalization  of operating  companies in approved  countries traded on selected  exchanges to be small companies.  As of December 31, 2002,  generally, the market  capitalization of a company in the lowest 8% was approximately  $272 million, or below. As a non-fundamental policy, under normal circumstances,  the
Pacific Rim Series will invest at least 80% of its net assets in  securities  of small  companies  located  in  Australia,  New  Zealand  and  Pacific  Rim Asian
countries.  If the Pacific Rim Series changes this investment policy, the Series will notify  shareholders  at least 60 days in advance of the  change,  and will change the name of the Series.

The Pacific Rim Series does not intend to purchase  shares of any company  whose market capitalization is less than $5,000,000. The Pacific Rim Series intends to
acquire  a  portion  of  the  stock  of  each  eligible   company  on  a  market
capitalization basis within each country. The Pacific Rim Series also may invest up to 5% of its  assets in  convertible  debentures  issued  by small  companies located in the Pacific Rim.  (See  "INVESTMENT  OBJECTIVES  AND POLICIES - SMALL
COMPANY SERIES--Portfolio Structure.")

Portfolio Structure

Each Small Company  Series is structured by generally  basing the amount of each security purchased on the issuer's relative market capitalization with a view to creating  in  each  Series  a  reasonable  reflection  of  the  relative  market capitalizations of its portfolio companies.  The following discussion applies to the investment policies of the Small Company Series.

                                       17

The  decision  to include or exclude the shares of an issuer will be made on the basis of such issuer's relative market capitalization determined by reference to other companies located in the same country;  except with respect to Continental and Pacific Rim Series,  such determination  shall be made by reference to other companies  located in all countries in which the Series invest.  Company size is measured  in terms of local  currencies  in order to  eliminate  the  effect  of variations in currency  exchange rates,  except that Continental and Pacific Rim
Series each will measure company size in terms of a common currency. Even though a company's stock may meet the applicable market  capitalization  criterion,  it may not be purchased if (i) in the Advisor's judgment,  the issuer is in extreme financial  difficulty,  (ii) the issuer is involved in a merger or consolidation or is the  subject  of an  acquisition,  or (iii) a  significant  portion of the issuer's  securities  are  closely  held.  Further,  securities  of real  estate investment  trusts  will  not  be  acquired  (except  as a  part  of  a  merger, consolidation  or acquisition of assets).  In addition,  the Advisor may exclude the stock of a company that otherwise  meets  applicable  market  capitalization criteria if the Advisor  determines in its best  judgment that other  conditions exist that make the purchase of such stock inappropriate.

Deviation  from strict market  capitalization  weighting also will occur because the Advisor intends to purchase round lots only. Furthermore, in order to retain sufficient  liquidity,  the relative  amount of any security held may be reduced from time to time from the level which strict adherence to market capitalization weighting would  otherwise  require.  A portion,  but generally not in excess of
20%,  of  assets  may be  invested  in  interest-bearing  obligations,  such  as money-market  instruments,  for this purpose,  thereby causing further deviation from strict market capitalization weighting.

Block  purchases of eligible  securities may be made at opportune  prices,  even though  such  purchases  exceed  the  number  of  shares  which,  at the time of purchase,  strict  adherence  to the policy of market  capitalization  weighting would otherwise require. In addition, each Small Company Series may, in exchange for the  issuance  of  shares,  acquire  securities  eligible  for  purchase  or otherwise  represented  in their  portfolios at the time of the  exchange.  (See
"In-kind  Purchases" in Item 7(b).) While such purchases and acquisitions  might cause a temporary  deviation from market  capitalization  weighting,  they would ordinarily be made in anticipation of further growth of assets.

If securities must be sold in order to obtain funds to make redemption payments, they may be repurchased as additional cash becomes available. In most instances, however,  management would anticipate  selling  securities which had appreciated sufficiently  to be  eligible  for  sale  and,  therefore,  would  not  need  to repurchase such  securities.  (See  "INVESTMENT  OBJECTIVES AND POLICIES - SMALL
COMPANY SERIES--Portfolio Transactions.")

Changes  in  the   composition   and  relative   ranking  (in  terms  of  market
capitalization)  of the stocks which are  eligible for purchase  take place with every trade when the securities markets are open for trading due, primarily,  to
price   fluctuations   of  such   securities.   Common   stocks   whose   market
capitalizations are not greater than such company will be purchased.  Additional investments  generally will not be made in securities  which have appreciated in value  sufficiently  to be  excluded  from the  Advisor's  then  current  market capitalization  limit for  eligible  portfolio  securities.  This may  result in further deviation from strict market capitalization weighting and such deviation could be  substantial  if a  significant  amount of  holdings  increase in value sufficiently to be excluded from the limit for eligible securities, but not by a sufficient  amount to  warrant  their  sale.  (See  "INVESTMENT  OBJECTIVES  AND
POLICIES  -  SMALL  COMPANY  PORTFOLIOS--Portfolio   Transactions.")  A  further
deviation from market  capitalization  weighting may occur if a Series invests a portion of its assets in convertible debentures.

                                       18

Generally,  current  income  is  not  sought  as an  investment  objective,  and investments  will not be based  upon an  issuer's  dividend  payment  policy  or record.  However,  many of the companies  whose  securities will be selected for investment do pay dividends. It is anticipated,  therefore, that dividend income will be  received.  Also,  each  Small  Company  Series may lend  securities  to qualified  brokers,  dealers,  banks and other  financial  institutions  for the purpose of realizing additional income. (See "Securities Loans" below.)

Portfolio Transactions

On a periodic basis,  the Advisor will review the holdings of each Small Company
Series and determine which, at the time of such review, are no longer considered small U.S., Japanese, United Kingdom, European or Pacific Rim companies.

Securities which have  depreciated in value since their  acquisition will not be sold solely because prospects for the issuer are not considered  attractive,  or due to an expected or realized general decline in securities prices.  Securities may be  disposed  of,  however,  at any time when,  in the  Advisor's  judgment, circumstances,  such as (but not limited to) tender offers,  mergers and similar transactions,  or bids made for block  purchases  at opportune  prices,  warrant their  sale.  Generally,  securities  will  not be  sold to  realize  short-term profits, but when circumstances  warrant, they may be sold without regard to the
length  of  time  held.  Generally,   securities  will  be  purchased  with  the
expectation  that  they will be held for  longer  than one year and will be held until such time as they are no longer considered an appropriate holding in light of  the  policy  of  maintaining  portfolios  of  companies  with  small  market capitalizations.

The DFA International Value Series

The  investment  objective of The DFA  International  Value Series is to achieve long-term capital appreciation.  The Series operates as a diversified investment company and seeks to achieve its  objective  by investing in the stocks of large
non-U.S.  companies that the Advisor  believes to be value stocks at the time of purchase.  Securities are considered value stocks primarily  because a company's
shares  have  a  high  book  value  in  relation  to  their   market   value  (a
"book-to-market ratio"). In assessing value, the Advisor may consider additional factors,  such as price to cash  flow or price to  earnings  ratios,  as well as economic conditions and developments in the issuer's industry.  The criteria the
Advisor uses for  assessing  value are subject to change from time to time.  The
Series  intends to invest in the stocks of large  companies  in  countries  with developed markets. As of the date of this registration statement, the Series may invest in the stocks of large companies in Australia, Austria, Belgium, Denmark,
Finland,  France,  Germany,  Greece,  Hong  Kong,  Ireland,  Italy,  Japan,  the
Netherlands,   New  Zealand,   Norway,  Portugal,   Singapore,   Spain,  Sweden,
Switzerland and the United Kingdom.  In addition to the countries  listed above, the Series may continue to hold  investments in countries that are not currently authorized for  investment,  but had been authorized for investment in the past.
As the  Series'  asset  growth  permits,  it may  invest in the  stocks of large companies in other developed markets.

                                       19

Under  normal  market  conditions,  the  Series  intends to invest its assets in companies  organized  or having a  majority  of their  assets in or  deriving  a majority of their operating  income in at least three non-U.S.  countries and no more than 40% of the Series'  assets will be invested in such  companies  in any one country.  The Series reserves the right to invest in index futures contracts to commit funds awaiting investment or to maintain  liquidity.  Such investments entail certain risks. (See "Risks" in Item 4(c).)

As of the date of this registration  statement,  the Series intends to invest in companies having market capitalizations of at least $800 million, and the Series intends to purchase securities on a market capitalization  weighted basis within each applicable  country.  The Advisor may reset this floor from time to time to reflect changing market conditions.  The Advisor, using its best judgment,  will set country  weights based on the relative market  capitalizations  of companies within each  country.  As a result,  the  weighting of certain  countries in the
Series may vary from their  weighting  in  international  indices  such as those published  by  FTSE  International,  Morgan  Stanley  Capital  International  or
Salomon/Smith  Barney.  The  Advisor  may  exclude  the stock of a company  that otherwise meets the applicable criteria if the Advisor  determines,  in its best judgment,  that other  conditions exist that make the purchase of such stock for the Series inappropriate.

Deviation  from  market  capitalization  weighting  also will occur  because the
Series  intends to  purchase  round lots only.  Furthermore,  in order to retain sufficient liquidity, the relative amount of any security held by the Series may be  reduced,  from  time to time,  from the  level  which  adherence  to  market capitalization  weighting would otherwise require. A portion,  but generally not in excess of 20%,  of the Series'  assets may be  invested  in  interest-bearing obligations, such as money-market instruments, thereby causing further deviation from  market  capitalization  weighting.  Such  investments  would  be made on a temporary basis pending investment in equity securities  pursuant to the Series'
investment objective.

The Series may make block purchases of eligible  securities at opportune  prices even though such  purchases  exceed the number of shares  which,  at the time of purchase,  adherence  to the  policy of market  capitalization  weighting  would otherwise require.  In addition,  the Series may acquire securities eligible for purchase or otherwise  represented  in its portfolio at the time of the exchange in exchange for the issuance of its shares.  (See  "In-kind  Purchases"  in Item
7(b).) While such  transactions  might cause a temporary  deviation  from market capitalization  weighting,  they would  ordinarily  be made in  anticipation  of further growth of the assets of the Series.

Changes  in  the   composition   and  relative   ranking  (in  terms  of  market
capitalization  and  book-to-market  ratio) of the stocks which are eligible for purchase by the Series take place with every trade when the  securities  markets are open for trading, due primarily to price fluctuations of such securities. On not less than a semi-annual  basis,  the Advisor will prepare a list of eligible large  companies  with high  book-to-market  ratios whose stock are eligible for investment.  Only common stocks whose market  capitalizations  are not less than such minimum will be purchased by the Series. Additional investments will not be made in securities  which have  depreciated in value to such an extent that they are not then considered by the Advisor to be large companies. This may result in further deviation from market capitalization  weighting and such deviation could be  substantial  if a significant  amount of the Series'  holdings  decreases in value  sufficiently  to be excluded from the then current market  capitalization requirement for eligible  securities,  but not by a sufficient amount to warrant sale of the holdings.

                                       20

The  Series  does  not seek  current  income  as an  investment  objective,  and investments  will not be based  upon an  issuer's  dividend  payment  policy  or record.  However,  many of the companies  whose  securities will be owned by the
Series do pay  dividends.  It is  anticipated,  therefore,  that the Series will receive  dividend income.  The Series may lend securities to qualified  brokers, dealers,  banks and other  financial  institutions  for the purpose of realizing additional income. (See "Securities Loans" below.)

Securities which have  depreciated in value since their  acquisition will not be sold by the Series solely  because  prospects for the issuer are not  considered attractive,  or due to an  expected or realized  general  decline in  securities prices.  Securities  may be  disposed  of,  however,  at any time  when,  in the
Advisor's  judgment,  circumstances  warrant their sale,  such as tender offers, mergers and similar transactions,  or bids made for block purchases at opportune prices.  Generally,  securities will not be sold to realize short-term  profits, but when circumstances warrant, they may be sold without regard to the length of time held.  Generally,  securities will be purchased with the  expectation  that they will be held for longer than one year, and will be held until such times as they are no longer  considered an appropriate  holding in light of the policy of maintaining a portfolio of companies with large market  capitalizations and high book-to-market ratios.

In  addition to the  policies  discussed  in  response to this Item,  investment limitations  have been adopted by each Series and are noted in response to Items
12(b) and (c) of Part B.

INVESTMENT OBJECTIVES AND POLICIES - GLOBAL SERIES

The investment  objective of each Global Series is to achieve  long-term capital appreciation.  The  Global  Value  Series  provides  investors  with  access  to securities portfolios consisting of stocks of large U.S. and non-U.S.  companies that have high  book-to-market  ratios. The Global Large Company Series provides investors  with  access to  securities  portfolios  consisting  of  stocks  that comprise the S&P 500(R)Index  and stocks of large non-U.S.  companies in Europe,
Australia and the Far East. The Global Small Company Series  provides  investors with access to securities portfolios consisting of stocks of small Japanese, UK,
European, Pacific Rim and U.S. companies.

Each  Global  Series  seeks to achieve its  investment  objective  by  investing virtually  all of its assets in other Series of the Trust,  or in  portfolios of other registered investment companies that are managed by the Advisor, including
DFA Investment  Dimensions Group Inc. ("DFAIDG").  (The Series of the Trust, the
portfolios of DFAIDG, and the series of any other registered  investment company that is advised by the Advisor in which the Global Series may invest,  from time to time, are referred to as the "Master Series.") As a  non-fundamental  policy, under normal  circumstances,  The Global Large  Company  Series will  indirectly invest at least 80% of its net assets in the  securities  of large  companies by purchasing  shares of Master  Series  that  invest  in the  securities  of large companies.  Similarly,  as a non-fundamental policy, under normal circumstances,
The Global Small Company Series will  indirectly  invest at least 80% of its net assets in  shares  of Master  Series  that  invest  in the  securities  of small companies. If either The Global Large Company Series or The Global Small Company
Series  changes its  respective  investment  policy,  the Series will notify its shareholders  at least 60 days in advance of the change and change its name. The
Global Series sell their shares to institutional investors located in the United
States and abroad.  These  institutional  investors may include  registered  and unregistered  investment  companies.  Investors which, for a variety of reasons, may choose not to make  substantial,  or any, direct investment in the companies whose  securities  will be held by the Master  Series,  may  participate  in the investment  performance of those companies through ownership of shares in one or more Global Series.

                                       21

Portfolio Structure.  The Global Series will invest in the Master Series in such relative  proportions as determined by the Trust's management from time to time.
As of the date of this  registration  statement,  each Global Series  intends to invest in the shares of the following Master Series:

           Global Value Series
                U.S. Large Cap Value Series
                The DFA International Value Series

           Global Large Company Series
                U.S. Large Company Series
                Large Cap International Portfolio of DFAIDG

           Global Small Company Series
                U.S. Small Cap Series
                Japanese Small Company Series
                Continental Small Company Series
                United Kingdom Small Company Series
                Pacific Rim Small Company Series

For a complete description of the investment objectives and policies,  portfolio construction and portfolio  transactions for each Master Series, see "Investment
Objectives,  Principal Investment Strategies, and Related Risks - The U.S. Large
Company  Series,"  "INVESTMENT  OBJECTIVES AND POLICIES - U.S. VALUE SERIES" and
"INVESTMENT OBJECTIVES AND POLICIES - SMALL COMPANY SERIES" in this registration statement.

The Global  Large  Company  Series  intends to invest in shares of the Large Cap
International Portfolio of DFAIDG (the "Large Cap International Portfolio"). The
investment  objective  of the Large Cap  International  Portfolio  is to achieve long-term  capital  appreciation  by investing  in the stocks of non-U.S.  large companies in Europe,  Australia  and the Far East.  The Large Cap  International
Portfolio intends to purchase securities on a market capitalization basis within each applicable country. The Advisor, using its best judgment,  will seek to set country weights based on the relative market  capitalizations of large companies within each  country.  As a result,  the  weighting of certain  countries in the
Portfolio may vary from their weighting in  international  indices such as those published  by  FTSE  International,  Morgan  Stanley  Capital  International  or
Salomon/Smith Barney.  Generally, the companies whose stocks will be selected by the Advisor for the Large Cap International Portfolio will be in the largest 80%
in  terms of  market  capitalization  for  each  country.  Under  normal  market conditions,  the Large Cap International  Portfolio intends to invest its assets in  companies  organized  or having a majority of their  assets in or deriving a majority of their operating income in at least three non-U.S.  countries.  Under normal circumstances, the Large Cap International Portfolio will invest at least
80% of its net assets in  securities  of large cap  companies in the  particular markets in which the Portfolio invests. If the Large Cap International Portfolio changes this investment policy, it will notify  shareholders at least 60 days in advance of the change, and will change the name of the Portfolio.  The Large Cap
International  Portfolio reserves the right to invest in index futures contracts to commit funds  awaiting  investment  or to maintain  liquidity.  The Large Cap
International  Portfolio does not seek current income as an investment objective and investments  will not be based upon an issuer's  dividend  payment policy or record.  However, many of the companies whose securities will be included in the
Large  Cap  International   Portfolio  do  pay  dividends.  It  is  anticipated,
therefore,  that the Large Cap  International  Portfolio  will receive  dividend income.

                                       22

While each Global  Series  currently  intends to invest in the  specific  Master
Series  identified  above, each Global Series may invest in other Master Series, in  such  portions  as may be  determined  from  time  to  time  by the  Trust's management.  In  addition,  each  Global  Series may  invest in U.S.  government obligations, U.S. government agency obligations, bank obligations and commercial
paper.    (See   "INVESTMENT    OBJECTIVES   AND   POLICIES   -   FIXED   INCOME
SERIES--Description of Investments" in this registration statement.)

Periodically, the Trust's management will determine the allocation of the assets by each Global Series in the corresponding  Master Series. In setting the target
allocations,   the   Trust's   management   will  first   consider   the  market
capitalizations  of all eligible  companies in each Master  Series.  The Trust's management  will  calculate the market  capitalizations  for each Master Series, other  than The U.S.  Large  Company  Series,  in the manner  described  in this registration  statement.  The Trust's  management  may also  consider such other factors  as  it  deems  appropriate  with  respect  to  determining  the  target allocations.  When the Trust's  management  determines  that market  forces have caused  fundamental  changes in the relative  values of  companies  owned by the
Master Series,  the Trust's  management intends to modify the target allocations of the Global Series. To maintain target weights during the period,  adjustments may be made by applying  future  purchases by the  respective  Global  Series in proportion necessary to rebalance the investment portfolio of the Global Series.

The Emerging Markets Series and The Emerging Markets Small Cap Series

The  investment  objective of both The Emerging  Markets Series and The Emerging
Markets  Small Cap Series is to achieve  long-term  capital  appreciation.  Each
Series  seeks to achieve  its  investment  objective  by  investing  in emerging markets  designated  by  the  Investment  Committee  of the  Advisor  ("Approved
Markets").  Each Series invests its assets  primarily in Approved  Market equity securities  listed on bona  fide  securities  exchanges  or  actively  traded on over-the-counter  ("OTC") markets.  These exchanges or OTC markets may be either within or outside the  issuer's  domicile  country,  and the  securities  may be listed or traded in the form of  International  Depository  Receipts or American
Depository Receipts.

Series'  Characteristics  and Policies.  The Emerging Markets Series will seek a broad market  coverage of larger  companies  within each  Approved  Market.  The
Series will attempt to own shares of companies whose aggregate  overall share of the Approved  Market's  total public  market  capitalization  is at least in the upper  40% of such  capitalization,  and can be as  large as 90%.  The  Emerging
Markets Series may limit the market coverage in the smaller  emerging markets in order  to  limit  purchases  of  small  market  capitalization  companies.  As a non-fundamental policy, under normal circumstances,  The Emerging Markets Series will invest at least 80% of its net assets in emerging market  investments  that are defined in this registration statement as Approved Market securities. If The
Emerging Markets Series changes this investment  policy,  the Series will notify shareholders at least 60 days in advance of the change, and will change the name of the Series.

                                       23

The  Emerging  Markets  Small Cap Series  will seek a broad  market  coverage of smaller  companies within each Approved  Market.  As a  non-fundamental  policy, under normal circumstances, The Emerging Markets Small Cap Series will invest at least 80% of its net assets in emerging market  investments  that are defined in this registration statement as small company Approved Market securities.  If The
Emerging  Markets Small Cap Series changes this  investment  policy,  the Series will notify  shareholders  at least 60 days in advance of the  change,  and will change  the name of the  Series.  The  Series  will  attempt  to own  shares  of companies whose market  capitalization is less than $1.5 billion.  On a periodic basis,  the Advisor will review the holdings of The Emerging  Markets  Small Cap
Series and determine which, at the time of such review, are no longer considered small emerging  market  companies.  The present policy is to consider  portfolio securities for sale when they have appreciated sufficiently to rank, on a market capitalization basis, 100% larger than the largest market capitalization that is eligible for purchase as set by the Advisor for that Approved Market.

Each Series may not invest in all such companies or Approved  Markets  described
above  or  achieve  approximate  market  weights,   for  reasons  which  include
constraints imposed within Approved Markets (e.g.,  restrictions on purchases by foreigners),  and each Series'  policy not to invest more than 25% of its assets in any one industry.

Approved  Market  securities  are  defined to be: (a)  securities  of  companies organized in a country in an Approved Market or for which the principal  trading market is in an Approved  Market,  (b)  securities  issued or  guaranteed by the government of an Approved Market country, its agencies or instrumentalities,  or the central bank of such  country,  (c)  securities  denominated  in an Approved
Market currency issued by companies to finance  operations in Approved  Markets,
(d) securities of companies that derive at least 50% of their revenues primarily from  either  goods or services  produced  in Approved  Markets or sales made in
Approved  Markets,  or (e)  Approved  Market  equity  securities  in the form of depositary  shares.  Securities  of Approved  Markets may include  securities of companies  that  have  characteristics  and  business  relationships  common  to companies in other countries.  As a result,  the value of the securities of such companies may reflect economic and market forces in such other countries as well as in the  Approved  Markets.  The  Advisor,  however,  will  select  only those companies which, in its view, have sufficiently  strong exposure to economic and market  forces in  Approved  Markets  such that their value will tend to reflect developments in Approved Markets to a greater extent than  developments in other regions.  For example, the Advisor may invest in companies organized and located in the United States or other countries outside of Approved  Markets,  including companies having their entire production facilities outside of Approved Markets, when such companies meet the definition of Approved Markets securities,  so long as the  Advisor  believes,  at the time of  investment,  that  the  value of the companies' securities will reflect principally conditions in Approved Markets.

                                       24

The  Advisor  defines  the term  "emerging  market"  to mean a  country  that is considered to be an emerging market by the  International  Finance  Corporation.
Approved  emerging  markets  may not  include  all  such  emerging  markets.  In determining  whether to approve  markets for  investment,  the Advisor will take into  account,  among other  things,  market  liquidity,  investor  information, government regulation,  including fiscal and foreign exchange repatriation rules and the availability of other access to these markets by each of the Series.

As of the date of this  registration  statement,  the  following  countries  are designated as Approved  Markets:  Brazil,  Chile (for The Emerging Market Series
only), Hungary,  Indonesia,  Israel, Korea,  Malaysia,  Mexico, the Philippines,
Poland, Republic of China (Taiwan),  Thailand and Turkey.  Countries that may be approved in the future  include,  but are not limited to,  Argentina,  Colombia,
Czech  Republic,  Egypt,  India,  Republic  of South  Africa and  Venezuela.  In
addition to the Approved  Markets listed above,  the Series may continue to hold investments in countries that are not currently  authorized for investment,  but that had been authorized for investment in the past.

Pending the investment of new assets in Approved Market equity securities,  each
Series will typically invest in money market  instruments or other highly liquid debt instruments  denominated in U.S. dollars  (including,  without  limitation, repurchase  agreements).  In addition,  each Series may, for  liquidity,  or for temporary  defensive  purposes  during  periods in which  market or  economic or political  conditions  warrant,  purchase highly liquid debt instruments or hold freely convertible currencies, although neither Series expects these investments to exceed 10% of its net assets under normal circumstances. Both Series also may invest  in  shares  of other  investment  companies  that  invest in one or more
Approved  Markets,  although  they  intend to do so only  where  access to those markets is otherwise  significantly limited. The Series may also invest in money market mutual funds for temporary cash management  purposes.  Subject to certain exceptions,  the Investment Company Act of 1940 limits investment by a Series in shares of other  investment  companies  as follows:  (1) no more than 10% of the value of a Series'  total  assets may be invested in shares of other  investment companies;  (2) a Series may not own securities issued by an investment  company having an  aggregate  value in excess of 5% of the value of the total  assets of the Series;  and (3) a Series may not own more than 3% of the total  outstanding voting  stock of an  investment  company.  If either  Series  invests in another
investment  company,   the  Series'   shareholders  will  bear  not  only  their
proportionate share of expenses of the Series (including  operating expenses and the fees of the Advisor),  but also will bear indirectly similar expenses of the underlying investment company. In some Approved Markets, it will be necessary or advisable for a Series to establish a wholly-owned subsidiary or a trust for the purpose of investing in the Approved Markets.  Each Series also may invest up to
5% of its assets in  convertible  debentures  issued by  companies  organized in
Approved Markets.

Portfolio Structure. Each Series' policy of seeking broad market diversification means  that the  Advisor  will not  utilize  "fundamental"  securities  research techniques  in  identifying  securities  selections.  The decision to include or exclude  the  shares of an issuer  will be made  primarily  on the basis of such issuer's  relative  market  capitalization  determined  by  reference  to  other companies  located in the same  country.  Company  size is  measured in terms of reference to other  companies  located in the same country and in terms of local currencies in order to eliminate  the effect of variations in currency  exchange
rates.   Even  though  a  company's   stock  may  meet  the  applicable   market
capitalization  criterion, it may not be included in a Series for one or more of a number of reasons.  For example, in the Advisor's judgment,  the issuer may be considered in extreme financial difficulty, a material portion of its securities may be closely held and not likely available to support market liquidity, or the issuer may be a "passive foreign  investment  company" (as defined in the Code).
The Advisor will also  exercise  discretion  in  determining  the  allocation of investments among Approved Markets.

                                       25

Neither Series seeks current income as an investment objective,  and investments will not be based upon an issuer's  dividend payment policy or record.  However, many of the  companies  whose  securities  will be  included  in a Series do pay dividends. It is anticipated,  therefore, that both Series will receive dividend income.

Generally,  securities will be purchased with the expectation  that they will be held for longer  than one year.  However,  securities  may be disposed of at any time  when,  in  the  Advisor's  judgment,  circumstances  warrant  their  sale.
Generally,  securities will not be sold to realize short-term profits,  but when circumstances  warrant,  they may be sold  without  regard to the length of time held.

For the purpose of converting U.S. dollars to another  currency,  or vice versa, or converting one foreign currency to another foreign currency,  each Series may enter into forward foreign  exchange  contracts.  In addition,  to hedge against changes in the relative values of foreign  currencies,  each Series may purchase foreign currency futures contracts.  However,  the Series generally do not hedge foreign  currency risk. A Series will only enter into such futures  contracts if it is expected that the Series will be able readily to close out such contracts.
There can, however,  be no assurance that it will be able in any particular case to do so, in which case the Series may suffer a loss.

INVESTMENT OBJECTIVES AND POLICIES - FIXED INCOME SERIES

The DFA One-Year Fixed Income Series

The investment objective of The DFA One-Year Fixed Income Series is to achieve a return in excess of the rate of  inflation  with a minimum  of risk.  The Series
will  pursue  its  objective  by  investing   its  assets  in  U.S.   government
obligations, U.S. government agency obligations,  dollar-denominated obligations of  foreign  issuers  issued  in the  U.S.,  bank  obligations,  including  U.S.
subsidiaries and branches of foreign banks,  corporate  obligations,  commercial paper,  repurchase  agreements and obligations of  supranational  organizations.
Generally, the Series will acquire obligations which mature within one year from the date of settlement,  but substantial  investments may be made in obligations maturing  within two years from the date of settlement  when greater returns are available. As a non-fundamental  policy, under normal circumstances,  the Series will  invest  at least  80% of its net  assets in fixed  income  securities  and maintain a weighted average portfolio maturity that will not exceed one year. If the Series changes this investment policy,  the Series will notify  shareholders at least 60 days in  advance  of the  change,  and will  change  the name of the
Series.  The Series principally  invests in certificates of deposit,  commercial paper, bankers'  acceptances,  notes and bonds. The Series will invest more than
25% of its total assets in  obligations  of U.S.  and/or  foreign banks and bank holding  companies when the yield to maturity on these  instruments  exceeds the yield to maturity on all other eligible portfolio investments of similar quality for a period of five  consecutive  days when the NYSE is open for trading.  (See
"Investments in the Banking Industry" in this Item 4 below.)

                                       26

The DFA Two-Year Global Fixed Income Series

The  investment  objective of The DFA Two-Year  Global Fixed Income Series is to
maximize total returns consistent with preservation of capital.  The Series will invest in obligations issued or guaranteed by the U.S. and foreign  governments,
their  agencies  and   instrumentalities,   corporate  debt  obligations,   bank
obligations,  commercial  paper,  repurchase  agreements,  obligations  of other domestic  and  foreign  issuers  having  quality  ratings  meeting  the  minimum standards  described in "Description of Investments,"  securities of domestic or foreign  issuers  denominated  in U.S.  dollars  but not  trading  in the United
States, and obligations of supranational organizations,  such as the World Bank, the European  Investment Bank, European Economic Community and European Coal and
Steel  Community.  As of the date of this  registration  statement,  the Advisor expects that most  investments  will be made in the  obligations of issuers that are in developed  countries,  such as those  countries  which are members of the
Organization of Economic  Cooperations and Development.  However, in the future, the Advisor anticipates investing in issuers located in other countries as well.
Under  normal  market  conditions,  the  Series  intends  to invest  in  issuers organized  or having a majority  of their  assets in, or  deriving a majority of their operating income in, at least three different countries,  one of which may be the United States.

As a non-fundamental policy, under normal circumstances,  the Series will invest at least 80% of its net assets in fixed income securities that mature within two years from the date of settlement. If the Series changes this investment policy, the Series will notify  shareholders  at least 60 days in advance of the change, and will change the name of the Series.  Because many of the Series' investments will be  denominated  in foreign  currencies,  the  Series  will also enter into forward  foreign  currency  contracts  solely for the purpose of hedging against fluctuations in currency exchange rates. The Series will invest more than 25% of its total assets in  obligations  of U.S.  and/or foreign banks and bank holding companies when the yield to maturity on these  instruments  exceeds the yield to maturity on all other eligible  portfolio  investments of similar  quality for a period  of five  consecutive  days  when  the  NYSE is open  for  trading.  (See
"Investments in the Banking Industry" in this Item 4 below.)

Description of Investments

The following is a description  of the  categories of  investments  which may be acquired by The DFA  One-Year  Fixed  Income  Series and  Two-Year  Global Fixed
Income Series (together, the "Fixed Income Series").

                                                                   Permissible
                                                                   Categories
                                                                  -----------

           The DFA One-Year Fixed Income Series                      1-6, 8
           The DFA Two-Year Global Fixed Income Series                1-10

                                       27

     1.  U.S.  Government  Obligations  - Debt  securities  issued  by the  U.S.
Treasury which are direct obligations of the U.S.  government,  including bills, notes and bonds.

     2.  U.S.  Government  Agency  Obligations  - Issued or  guaranteed  by U.S.
government-sponsored  instrumentalities  and federal agencies,  including Fannie
Mae (formerly,  the Federal National  Mortgage  Association),  Federal Home Loan
Bank and the Federal Housing Administration.

     3. Corporate Debt Obligations -  Non-convertible  corporate debt securities
(e.g.,  bonds and  debentures)  which are issued by companies  whose  commercial paper is rated Prime-1 by Moody's Investors Service,  Inc. ("Moody's") or A-1 by
S&P and dollar-denominated  obligations of foreign issuers issued in the U.S. If the issuer's  commercial paper is unrated,  then the debt security would have to be rated at least AA by S&P or Aa2 by Moody's.  If there is neither a commercial paper rating nor a rating of the debt security,  then the Advisor must determine that the debt security is of comparable quality to equivalent issues of the same issuer rated at least AA or Aa2.

     4. Bank  Obligations  -  Obligations  of U.S.  banks and  savings  and loan
associations  and  dollar-denominated   obligations  of  U.S.  subsidiaries  and
branches of foreign banks, such as certificates of deposit (including marketable
variable  rate   certificates  of  deposit)  and  bankers'   acceptances.   Bank
certificates of deposit will only be acquired from banks having assets in excess of $1,000,000,000.

     5. Commercial Paper - Rated, at the time of purchase,  A-1 or better by S&P or  Prime-1 by  Moody's,  or, if not rated,  issued by a  corporation  having an outstanding  unsecured debt issue rated Aaa by Moody's or AAA by S&P, and having a maximum maturity of nine months.

     6.  Repurchase  Agreements - Instruments  through which the Series purchase
securities  ("underlying   securities")  from  a  bank,  or  a  registered  U.S.
government  securities dealer, with an agreement by the seller to repurchase the underlying securities at an agreed price, plus interest at a specified rate. The underlying  securities will be limited to U.S. government and agency obligations described  in (1) and (2)  above.  The Series  will not enter into a  repurchase agreement with a duration of more than seven days if, as a result, more than 10%
of the value of the Series'  total assets would be so invested.  The Series will invest in repurchase  agreements  with banks having at least  $1,000,000,000  in assets and that are approved by the  Investment  Committee  of the Advisor.  The
Advisor  will  monitor the market value of the  underlying  securities  plus any accrued interest thereon so that they will at least equal the repurchase price.

     7. Foreign  Government  and Agency  Obligations - Bills,  notes,  bonds and other debt  securities  issued or  guaranteed by foreign  governments,  or their agencies and instrumentalities.

     8.   Supranational   Organization   Obligations   -  Debt   securities   of
supranational  organizations such as the European Coal and Steel Community,  the
European  Economic  Community and the World Bank, which are chartered to promote economic development.

     9. Foreign Issuer  Obligations - Debt securities of non-U.S.  issuers rated
AA or better by S&P or Aa2 or better by Moody's.

                                       28

     10. Eurodollar Obligations - Debt securities of domestic or foreign issuers denominated in U.S. dollars but not trading in the United States.

Investors  should be aware that the net asset values of the Fixed Income  Series may change as general  levels of interest rates  fluctuate.  When interest rates increase, the value of a portfolio of fixed income securities can be expected to decline.  Conversely,  when interest rates decline,  the value of a portfolio of fixed income securities can be expected to increase.

Investments in the Banking Industry

Each  Fixed  Income  Series  will  invest  more than 25% of its total  assets in obligations  of U.S.  and/or  foreign banks and bank holding  companies when the yield to  maturity  on these  investments  exceeds  the yield to maturity on all other eligible portfolio  investments for a period of five consecutive days when the  NYSE is open  for  trading.  For the  purpose  of this  policy,  which is a fundamental  policy  of each  Series  and can only be  changed  by a vote of the shareholders of each Series,  banks and bank holding companies are considered to constitute a single  industry,  the banking  industry.  When  investment in such obligations  exceeds 25% of the total net assets of either  Series,  such Series will be considered to be concentrating  its investments in the banking industry.
As of the date of this  registration  statement,  neither The DFA One-Year Fixed
Income Series nor the Two-Year Global Fixed Income Series is  concentrating  its investments in the banking industry.  The types of bank and bank holding company obligations  in which The DFA One-Year  Fixed  Income and Two-Year  Global Fixed
Income Series may invest include: certificates of deposit, bankers' acceptances, commercial  paper and other debt  obligations  issued in the United  States that mature within two years of the date of  settlement,  provided  such  obligations
meet  each  Series'   established   credit  rating   criteria  as  stated  under
"Description of Investments." In addition,  both Series are authorized to invest more than 25% of their total  assets in  Treasury  bonds,  bills and notes,  and obligations of federal agencies and instrumentalities.

Portfolio Strategy

The DFA One-Year  Fixed Income and Two-Year  Global Fixed Income  Series will be managed with a view to capturing  credit risk premiums and term or maturity risk premiums.  The term  "credit risk  premium"  means the  anticipated  incremental return on investment for holding  obligations  considered to have greater credit risk than direct obligations of the U.S.  Treasury,  and "maturity risk premium"
means the anticipated  incremental  return on investment for holding  securities having  maturities  of longer  than one month  compared to  securities  having a maturity of one month.  The Advisor  believes  that  credit  risk  premiums  are
available   largely  through   investment  in  high  grade   commercial   paper,
certificates of deposit and corporate obligations. The holding period for assets of the Series will be chosen with a view to maximizing  anticipated returns, net of trading costs.

The Fixed Income Series are expected to have high  portfolio  turnover rates due to the relatively short  maturities of the securities to be acquired.  The rates of portfolio turnover will depend upon market and other conditions;  it will not be a limiting  factor  when  management  believes  that  portfolio  changes  are appropriate.  While the Fixed  Income  Series  acquire  securities  in principal transactions  and,  therefore,  do not pay  brokerage  commissions,  the  spread between the bid and asked prices of a security may be  considered to be a "cost"
of trading.  Such costs ordinarily  increase with trading activity.  However, as stated  above,  securities  ordinarily  will  be  sold  when,  in the  Advisor's judgment,  the monthly returns of the Fixed Income Series will be increased as a result of portfolio transactions, after taking into account the cost of trading.
It is anticipated that securities will be acquired in the secondary  markets for short-term instruments.

                                       29

Securities Loans

Each Series of the Trust may lend  securities  to  qualified  brokers,  dealers, banks and other  financial  institutions  for the purpose of earning  additional income. While a Series may earn additional income from lending securities,  such activity is incidental to the investment  objective of the Series.  The value of securities loaned may not exceed 33 1/3% of the value of a Series' total assets.
In connection  with such loans, a Series will receive  collateral  consisting of cash or U.S. Government securities,  which will be maintained at all times in an amount  equal  to at  least  100% of the  current  market  value  of the  loaned securities.  In addition,  the Series will be able to terminate  the loan at any time and will receive reasonable  interest on the loan, as well as amounts equal to any dividends,  interest or other distributions on the loaned securities.  In the event of the bankruptcy of the borrower, the Trust could experience delay in recovering  the loaned  securities.  Management  believes  that this risk can be controlled  through careful monitoring  procedures.  While the Global Series are authorized to lend securities,  it is not presently  anticipated that the Series will do so, in light of their investment strategies.

Item 4(b) Other Investment  Practices.  The U.S. Small Cap Series and U.S. Micro
Cap Series may invest in  securities  of foreign  issuers that are traded in the
U.S.  securities  markets,  but such  investments may not exceed 5% of the gross assets of each Series.

The U.S. Large Company  Series may invest  generally not more than 5% of its net assets  in the same  types of  short-term  fixed  income  obligations  as may be acquired by The DFA One-Year Fixed Income Series, in order to maintain liquidity or to invest temporarily  uncommitted cash balances. (See "INVESTMENT OBJECTIVES
AND POLICIES - FIXED INCOME  SERIES--The  DFA One-Year  Fixed Income  Series" in
Item 4(a).)

The Enhanced U.S. Large Company Series,  The Tax-Managed  U.S.  Marketwide Value
Series,  The U.S. Small XM Value Series, The Tax-Managed U.S. Equity Series, The
LD U.S. Marketwide Series, The HD U.S. Marketwide Series, The LD U.S. Marketwide
Value Series,  The HD U.S.  Marketwide Value Series,  The U.S. Micro Cap Series,
The Global Value  Series,  The Global  Large  Company  Series,  The Global Small
Company Series,  The Emerging  Markets Series and The Emerging Markets Small Cap
Series  are each  permitted  to invest in shares of  unaffiliated  money  market funds.

All Series,  except the U.S. Micro Cap Series, the U.S. Small Cap Series and The
DFA One-Year  Fixed Income  Series,  may acquire  index  futures  contracts  and options  thereon in order to commit funds  awaiting  investment  in stocks or to maintain cash liquidity.  The Enhanced U.S. Large Company Series may use futures contracts and options thereon to hedge against  securities  prices or as part of its  overall  investment  strategy.  To the extent  that such  Series  invest in futures contracts and options thereon for other than bona fide hedging purposes, no Series will enter into such transactions if, immediately thereafter,  the sum of the amount of margin  deposits  and premiums  paid for open  futures  options would  exceed  5% of  the  Series'  total  assets,  after  taking  into  account unrealized  profits and unrealized losses on such contracts it has entered into;
provided,  however,  that, in the case of an option that is  in-the-money at the time of purchase, the in-the-money amount may be excluded in calculating the 5%.
Such investments entail certain risks. (See "Risks" in Item 4(c).)

                                       30

Each of The Japanese  Small  Company  Series,  The United  Kingdom Small Company
Series,  The Pacific Rim Small Company Series and The Continental  Small Company
Series  will not rely on  Section  12(d)(1)(F)  or  Section  12(d)(1)(G)  of the
Investment Company Act of 1940 to operate as a fund of funds.

4(c) Risks. Please note that while the following discussion relates to the risks of certain  investments by certain  Series,  it should be understood  that, with respect to the Global  Series,  the  discussion  applies to the Master Series in which the Global Series invest.

Market Risk

Economic,  political  and  issuer  specific  events  will  cause  the  value  of securities, and the Series that own them, to rise and fall. Because the value of an investment in a Series will fluctuate, there is the risk that an investor may lose money.  The Fixed  Income  Series are  particularly  sensitive  to changing interest rates.

Small Company Securities

Typically,  securities  of small  companies  are less liquid than  securities of large  companies.  Recognizing  this factor,  management will endeavor to effect
securities   transactions  in  a  manner  to  avoid  causing  significant  price fluctuations  in the market for these  securities.  In  addition,  the prices of small  company  securities  may  fluctuate  more  sharply  than  those  of other securities.

Foreign Securities

The Japanese Small Company,  United  Kingdom Small  Company,  Continental  Small
Company,  Pacific Rim Small Company,  Enhanced U.S. Large Company,  DFA One-Year
Fixed Income,  Two-Year Global Fixed Income,  DFA  International  Value,  Global
Value,  Global Large Company and Global Small Company Series (in the case of the
Global Series,  through their  investments in the Master Series),  and the Large
Cap International Portfolio, invest in foreign issuers. Such investments involve risks that are not associated with  investments in U.S. public  companies.  Such risks  may  include  legal,  political  and/or  diplomatic  actions  of  foreign governments,  such as imposition of  withholding  taxes on interest and dividend income payable on the securities held,  possible seizure or  nationalization  of foreign  deposits,  establishment of exchange  controls or the adoption of other foreign governmental  restrictions which might adversely affect the value of the
assets  held  by  the  Series.   (Also  see  "Foreign   Currencies  and  Related
Transactions"  below.)  Further,  foreign  issuers are not generally  subject to uniform accounting,  auditing and financial  reporting  standards  comparable to those  of  U.S.  public  companies  and  there  may be less  publicly  available information  about such companies than comparable U.S.  companies.  The Enhanced
U.S. Large Company,  DFA One-Year Fixed Income and Two-Year  Global Fixed Income
Series also may invest in obligations of supranational organizations.  The value of the obligations of these  organizations  may be adversely  affected if one or more of their supporting governments  discontinue their support. Also, there can be no assurance that any Series will achieve its investment objective.

                                       31

The  economies of many  countries in which The Japanese  Small  Company,  United
Kingdom Small Company,  Continental  Small  Company,  Pacific Rim Small Company,
Enhanced U.S. Large Company,  DFA One-Year Fixed Income,  Two-Year  Global Fixed
Income, DFA International  Value,  Global Value, Global Large Company and Global
Small Company  Series and Large Cap  International  Portfolio  invest are not as diverse or resilient as the U.S. economy,  and have significantly less financial resources.  Some countries are more heavily dependent on international trade and may  be  affected  to a  greater  extent  by  protectionist  measures  of  their governments,  or dependent upon a relatively  limited number of commodities and, thus, sensitive to changes in world prices for those commodities.

In many foreign countries, stock markets are more variable than U.S. markets for two reasons.  Contemporaneous  declines in both (i) foreign securities prices in local currencies, and (ii) the value of local currencies in relation to the U.S.
dollar can have a significant negative impact on the net asset value of a Series that  holds the  foreign  securities.  The net asset  values of the  Series  are denominated in U.S. dollars, and therefore, declines in market price of both the foreign  securities  held by a Series and the  foreign  currency  in which those securities  are  denominated  will be  reflected  in the net asset  value of the
Series' shares.

Investing in Emerging Markets

The  investments of The Emerging  Markets Series and The Emerging  Markets Small
Cap Series involve risks that are in addition to the usual risks of investing in developed  foreign  markets.  A number of  emerging  market  securities  markets restrict,  to varying  degrees,  foreign  investment in stocks.  Repatriation of investment  income,  capital and the proceeds of sales by foreign  investors may require  governmental  registration  and/or  approval  in some  emerging  market countries. In some jurisdictions,  such restrictions and the imposition of taxes are intended to discourage shorter- rather than longer-term holdings.  While The
Emerging  Markets  Series and The Emerging  Markets Small Cap Series will invest only in markets  where  these  restrictions  are  considered  acceptable  to the
Advisor, new or additional repatriation restrictions might be imposed subsequent to a  Series'  investment.  If such  restrictions  were  imposed  subsequent  to investment in the securities of a particular  country, a Series may, among other
things,   discontinue  the  purchasing  of  securities  in  that  country.  Such restrictions  will be considered in relation to the Series'  liquidity needs and other  factors and may make it  particularly  difficult  to  establish  the fair market  value of  particular  securities  from time to time.  The  valuation  of securities  held by a Series is the  responsibility  of the  Board of  Trustees, acting in good faith and with advice  from the  Advisor.  (See  "Pricing of Fund
Shares" in Item 7(a).)  Further,  some attractive  equity  securities may not be available to the Series  because  foreign  shareholders  hold the maximum amount permissible under current laws.

Relative to the U.S. and to larger non-U.S. markets, many of the emerging market securities markets in which The Emerging Markets Series and The Emerging Markets
Small Cap Series may invest are  relatively  small,  have low  trading  volumes, suffer  periods  of  illiquidity  and are  characterized  by  significant  price volatility.  Such factors may be even more  pronounced  in  jurisdictions  where
securities   ownership  is  divided  into  separate  classes  for  domestic  and non-domestic owners. These risks are heightened for investments in small company emerging markets securities.

                                       32

In addition,  many emerging  markets,  including most Latin American  countries, have  experienced  substantial,  and, in some periods,  extremely high, rates of inflation for many years.  Inflation and rapid  fluctuations  in inflation rates have had and may continue to have very  negative  effects on the  economies  and securities  markets of certain  countries.  In an attempt to control  inflation, wage and price controls have been imposed at times in certain countries. Certain
emerging  markets  have  recently  transitioned,   or  are  in  the  process  of
transitioning, from centrally controlled to market-based economies. There can be no assurance that such transitions will be successful.

Brokerage commissions, custodial services and other costs relating to investment in foreign markets generally are more expensive than in the United States;  this is  particularly  true with  respect to  emerging  markets.  Such  markets  have different settlement and clearance  procedures.  In certain markets,  there have been  times  when  settlements  do not keep pace with the  volume of  securities transactions, making it difficult to conduct such transactions. The inability of a Series to make intended securities  purchases due to settlement problems could cause the Series to miss  investment  opportunities.  Inability  to dispose of a portfolio  security caused by settlement  problems could result either in losses to a Series,  due to subsequent  declines in value of the portfolio security or, if a Series has entered  into a contract to sell the  security,  could result in possible liability to the purchaser.

The risk  also  exists  that an  emergency  situation  may  arise in one or more emerging  markets as a result of which trading of securities may cease or may be substantially  curtailed and prices for a Series'  portfolio  securities in such markets may not be readily  available.  The Series' portfolio  securities in the affected  markets will be valued at fair value,  determined in good faith, by or under the direction of the Board of Trustees.

Government  involvement  in the  private  sector  varies  in  degrees  among the emerging  securities  markets  contemplated  for investment by the Series.  Such involvement  may, in some cases,  include  government  ownership of companies in certain  commercial  business sectors,  wage and price controls or imposition of trade barriers and other protectionist  measures. With respect to any developing country,  there is no guarantee  that some future  economic or political  crisis will not lead to price controls, forced mergers of companies, expropriation, the creation of government monopolies,  or other measures which could be detrimental to the investments of a Series.

Taxation of dividends and capital gains received by  non-residents  varies among countries  with  emerging  markets  and, in some  cases,  is high in relation to comparable  U.S.  rates.  Particular  tax  structures  may have the  intended or incidental effect of encouraging long holding periods for particular  securities and/or the reinvestment of earnings and sales proceeds in the same jurisdiction.
In addition,  emerging market jurisdictions typically have less well-defined tax laws and  procedures  than is the case in the United  States,  and such laws may permit retroactive taxation so that The Emerging Markets Series and The Emerging
Markets  Small  Cap  Series  could in the  future  become  subject  to local tax liability  that the Series had not reasonably  anticipated  in conducting  their investment activities or valuing their assets.

                                       33

Foreign Currencies and Related Transactions

Investments of the Japanese, United Kingdom, Continental and Pacific Rim Series,
The DFA  International  Value Series,  Large Cap  International  Portfolio,  The
Emerging  Markets  Series,  The Emerging  Markets Small Cap Series,  many of the investments  of The DFA Two-Year  Global  Fixed  Income  Series and, to a lesser extent,  the  investments  of The Enhanced U.S.  Large Company  Series,  will be denominated  in foreign  currencies.  Changes in the relative  values of foreign currencies and the U.S. dollar,  therefore, will affect the value of investments of the Series.  The Series may purchase foreign  currency futures  contracts and options  in order to hedge  against  changes  in the level of  foreign  currency exchange rates, but typically,  only The DFA Two-Year Global Fixed Income Series will do so. Such  contracts  involve an agreement to purchase or sell a specific currency at a future date at a price set in the  contract  and enable the Series to protect  against losses  resulting from adverse  changes in the  relationship between the U.S. dollar and foreign  currencies  occurring between the trade and settlement dates of Series securities transactions,  but they also tend to limit the  potential  gains that might result from a positive  change in such currency relationships.  Gains and losses on investments  in futures and options  thereon depend on the direction of securities prices,  interest rates and other economic factors.

Borrowing

Each  Series,  except the U.S.  Micro Cap  Series,  Japanese  Series and The DFA
One-Year  Fixed Income  Series,  has  reserved  the right to borrow  amounts not exceeding 33% of its net assets for the purposes of making redemption  payments.
When  advantageous  opportunities  to do  so  exist,  the  Series  may  purchase securities  when  borrowings  exceed 5% of the value of the  Series' net assets.
Such purchases can be considered to be "leveraging," and in such  circumstances, the net asset value of the Series may  increase  or  decrease at a greater  rate than would be the case if the Series had not leveraged.  The interest payable on the amount borrowed would increase the Series'  expenses and if the appreciation and income  produced by the  investments  purchased when the Series has borrowed are less than the cost of borrowing,  the  investment  performance of the Series will be reduced as a result of leveraging.

Portfolio Strategies

The method employed by the Advisor to manage each Series,  except The U.S. Large
Company  Series,  The Enhanced U.S.  Large  Company  Series and the Fixed Income
Series,  will differ from the process employed by many other investment advisors in that the Advisor will rely on fundamental  analysis of the investment  merits of securities to a limited extent to eliminate potential portfolio acquisitions, rather  than rely on this  technique  to  select  securities.  Further,  because securities  generally will be held long term and will not be eliminated based on short-term price  fluctuations,  the Advisor generally will not act upon general market movements or short-term  price  fluctuations of securities to as great an extent as many other  investment  advisors.  The U.S.  Large Company Series will operate  as an index  fund  and,  therefore,  represents  a  passive  method  of investing in all stocks that comprise the S&P 500(R)Index, which does not entail selection  of  securities  based on the  individual  investment  merits of their issuers. The investment performance of The U.S. Large Company Series is expected to approximate the investment performance of the S&P 500(R)Index, which tends to be cyclical in nature,  reflecting  periods when stock prices  generally rise or fall.

                                       34

Futures Contracts and Options on Futures

All Series,  except the U.S. Micro Cap Series, the U.S. Small Cap Series and The
DFA One-Year  Fixed Income  Series,  may invest in index  futures  contracts and options on index  futures.  To the  extent  that such  Series  invest in futures contracts  and options  thereon for other than bona fide  hedging  purposes,  no
Series will enter into such  transactions  if, as a result,  more than 5% of its net assets  would then  consist of margin  deposits  and  premiums  required  to establish  such  positions,  after  taking into account  unrealized  profits and unrealized  losses on such  contracts  the Series has  entered  into;  provided, however,  that,  in the case of an option  that is  in-the-money  at the time of purchase, the in-the-money amount may be excluded in calculating the 5%.

These  investments  entail  the risk  that an  imperfect  correlation  may exist between  changes in the market  value of the stocks  owned by the Series and the prices of such futures contracts and options, and, at times, the market for such contracts and options might lack liquidity, thereby inhibiting a Series' ability to close a  position  in such  investments.  Gains or losses on  investments  in options and futures depend on the direction of securities prices, interest rates and other economic factors,  and the loss from investing in futures transactions is potentially unlimited. Certain restrictions imposed by the Code may limit the ability  of a Series to invest in  futures  contracts  and  options  on  futures contracts.

Options on Stock Indices

The Enhanced  U.S.  Large  Company  Series may purchase put and call options and write put and call options on stock  indices and stock index  futures  listed on national  securities  exchanges or traded OTC. The Enhanced  U.S.  Large Company
Series may use these techniques to hedge against changes in securities prices or as part of its overall investment strategy.  An option on an index is a contract that gives the holder of the option,  in return for a premium,  the right to buy from (in the case of a call) or sell to (in the case of a put) the writer of the option the cash  value of the index at a  specified  exercise  price at any time during  the term of the  option.  Upon  exercise,  the writer of an option on an index is obligated to pay the difference between the cash value of the index and the exercise price multiplied by the specified  multiplier for the index option.
(An index is designed to reflect  specified facets of a particular  financial or securities market, a specific group of financial  instruments or securities,  or certain  economic  indicators.)  A stock index  fluctuates  with  changes in the market values of the stocks included in the index.

With respect to the writing of options,  the writer has no control over the time when it may be  required  to  fulfill  its  obligation.  Prior  to  exercise  or expiration,  an option may be closed out by an offsetting purchase or sale of an option on the same series.  There can be no assurance,  however,  that a closing purchase  or sale  transaction  can be effected  when The  Enhanced  U.S.  Large
Company Series desires.

The Enhanced U.S. Large Company Series may write covered straddles consisting of a combination  of a call and a put written on the same index. A straddle will be covered when  sufficient  assets are deposited to meet The Enhanced  U.S.  Large
Company Series' immediate obligations. The Series may use the same liquid assets to cover both the call and put options where the exercise  price of the call and the put are the same or the  exercise  price of the call is higher  than that of the put. In such cases, the Series will also segregate liquid assets  equivalent to the amount, if any, by which the put is "in the money."

                                       35

The  effectiveness of purchasing stock index options will depend upon the extent to which price  movements in The Enhanced U.S. Large Company  Series'  portfolio correlate with price movements of the stock index selected. Because the value of an index option depends upon movements in the level of the index rather than the price of a particular stock, whether the Series will realize a gain or loss from the purchase of options on an index depends upon movements in the level of stock prices in the stock market generally or, in the case of certain  indices,  in an industry or market  segment,  rather than movements in the price of a particular stock.  If The Enhanced  U.S.  Large Company  Series takes  positions in options instruments contrary to prevailing market trends, the Series could be exposed to the risk of a loss.  Certain  restrictions  imposed on The Enhanced  U.S.  Large
Company  Series  by the Code may limit the  ability  of the  Series to invest in options.

Swaps

The  Enhanced  U.S.  Large  Company  Series  may enter  into  equity  index swap agreements for purposes of attempting to obtain a particular desired return at a lower  cost to the  Series  than  if the  Series  had  invested  directly  in an instrument  that yielded that desired  return.  Swap  agreements  are  two-party contracts entered into primarily by institutional  investors for periods ranging from a few weeks to more than one year. In a standard  "swap"  transaction,  two parties  agree to exchange  the returns  (or  differentials  in rates of return)
earned or realized on particular predetermined  investments or instruments.  The gross  returns to be exchanged or  "swapped"  between the parties are  generally calculated with respect to a "notional  amount," i.e., the return on or increase in  value of a  particular  dollar  amount  invested  in a group  of  securities representing a particular index.

The "notional  amount" of the swap agreement is only a fictive basis on which to calculate the  obligations  which the parties to a swap agreement have agreed to exchange.  Most swap agreements  entered into by The Enhanced U.S. Large Company
Series would calculate the obligations of the parties to the agreement on a "net basis."  Consequently,  the Series' current obligations (or rights) under a swap agreement  will generally be equal only to the net amount to be paid or received under the agreement  based on the relative  values of the positions held by each party to the  agreement  (the "net  amount").  The Enhanced  U.S.  Large Company
Series' current obligations under a swap agreement will be accrued daily (offset against  amounts owed to the Series) and any accrued but unpaid net amounts owed to a swap  counterparty  will be  covered  by the  maintenance  of a  segregated account  consisting of liquid  assets to avoid any  potential  leveraging of the
Series' portfolio.  The Enhanced U.S. Large Company Series will not enter into a swap  agreement  with any single  party if the net amount owed or to be received under existing contracts with that party would exceed 5% of the Series' assets.

Because they are two-party  contracts and because they may have terms of greater than  seven  days,  swap  agreements  may be  considered  to be  illiquid,  and, therefore,  swap  agreements  entered into by The Enhanced  U.S.  Large  Company
Series and other illiquid securities will be limited to 15% of the net assets of the Series.  Moreover,  The Enhanced U.S. Large Company Series bears the risk of loss of the amount  expected to be received  under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty.  The Advisor will cause The Enhanced U.S. Large Company Series to enter into swap  agreements only with counterparties  that the Investment  Committee of the Advisor has approved.
Certain  restrictions  imposed on the Enhanced U.S.  Large Company Series by the
Code may limit the Series' ability to use swap agreements.  The swap market is a
relatively  new  market  and  is  largely  unregulated.   It  is  possible  that
developments in the swaps market,  including  potential  government  regulation, could  adversely  affect The Enhanced  U.S.  Large  Company  Series'  ability to terminate  existing swap  agreements or to realize  amounts to be received under such agreements.

                                       36

Banking Industry Concentrations

Concentrating in obligations of the banking industry may involve additional risk by foregoing the safety of investing in a variety of industries.  Changes in the market's  perception of the riskiness of banks relative to non-banks could cause more  fluctuations in the net asset values of The Fixed Income Series than might occur in less concentrated portfolios.

Responses to Item 5 have been omitted  pursuant to paragraph 2(b) of Instruction
B of the General Instructions to Form N-1A.

Item 6.  Management, Organization, and Capital Structure.

6(a)(1)  Investment Adviser.

6(a)(1)(i)  Dimensional Fund Advisors Inc., 1299 Ocean Avenue, 11th Floor, Santa
Monica,  California 90401,  serves as investment advisor to each Series,  except the Global  Series,  for which it serves as the  administrator.  The Advisor was organized  in May 1981 and is engaged in the  business of  providing  investment management  services  to  institutional  investors.  As  of  the  date  of  this registration statement, assets under management total approximately $32 billion.

Pursuant to an investment  management  agreement  with the Trust with respect to each Series except the Global  Series,  the Advisor  manages the  investment and reinvestment  of their assets.  The Advisor also provides the Trust with records concerning  the Advisor's  activities,  which the Trust is required to maintain, and renders regular  reports to the Trust's  officers and the Board of Trustees.
The  Advisor  also  provides  the Series with a trading  department  and selects brokers and dealers to effect securities transactions.

Investment Services - United Kingdom and Continental Small Company Series

Pursuant to Sub-Advisory Agreements with the Advisor,  Dimensional Fund Advisors
Ltd.  ("DFAL"),  100 Pall Mall,  London,  SW1Y 5NQ,  England,  a company that is organized  under the laws of England,  has the authority and  responsibility  to select  brokers or dealers to  execute  securities  transactions  for the United
Kingdom and  Continental  Series.  DFAL's duties  include the  maintenance  of a trading desk for the Series and the determination of the best and most efficient means of executing securities transactions. On at least a semi-annual basis, the
Advisor  reviews the holdings of the United Kingdom and  Continental  Series and reviews the trading  process and the execution of securities  transactions.  The
Advisor is responsible for determining  those  securities which are eligible for purchase and sale by these Series and may delegate this task, subject to its own review,  to DFAL.  DFAL maintains and furnishes to the Advisor  information  and
reports  on  United  Kingdom  and  European  small   companies,   including  its
recommendations  of securities to be added to the  securities  that are eligible for  purchase  by  the  Series.  DFAL  is a  member  of the  Financial  Services
Authority,  a  self-regulatory  organization for investment  managers  operating under the laws of England. The Advisor controls DFAL.

                                       37

Investment Services - Japanese and Pacific Rim Small Company Series

Pursuant to  Sub-Advisory  Agreements  with the Advisor,  DFA Australia  Limited
("DFA  Australia"),  Suite 2001 Gateway,  1 MacQuarie Place,  Sydney,  New South
Wales 2000,  Australia,  has the authority and  responsibility to select brokers and dealers to execute securities  transactions for the Japanese and Pacific Rim
Series.  DFA  Australia's  duties include the  maintenance of a trading desk for each  Series  and the  determination  of the best and  most  efficient  means of executing securities transactions.  On at least a semi-annual basis, the Advisor reviews  the  holdings  of the  Japanese  and Pacific Rim Series and reviews the trading  process and the  execution of securities  transactions.  The Advisor is responsible for determining those securities which are eligible for purchase and sale by these Series and may delegate this task,  subject to its own review,  to
DFA Australia.  DFA Australia maintains and furnishes to the Advisor information and  reports  on  Japanese  and  Pacific  Rim  small  companies,  including  its recommendations  of securities to be added to the  securities  that are eligible for purchase by each Series. The Advisor controls DFA Australia.

Consulting  Services - DFA International  Value Series,  Emerging Markets Series
and Emerging Markets Small Cap Series

The Advisor has entered into a Consulting  Services  Agreement with DFAL and DFA
Australia. Pursuant to the terms of each Consulting Services Agreement, DFAL and
DFA Australia provide certain trading and administrative services to the Advisor with respect to DFA  International  Value Series,  Emerging  Markets  Series and
Emerging Markets Small Cap Series.

6(a)(1)(ii) For the fiscal year ended November 30, 2002, the Advisor  received a fee for its services which, on an annual basis, equaled the following percentage of the average net assets of each Series:

                Series                              Management Fee
                ------                              --------------
U.S. Large Company                                      0.025%
Enhanced U.S. Large Company                             0.05%
U.S. Large Cap Value                                    0.10%
Tax-Managed U.S. Marketwide Value                       0.20%
U.S. Small XM Value                                     0.10%
U.S. Small Cap Value                                    0.20%
Tax-Managed U.S. Equity                                 0.05%
U.S. Small Cap                                          0.03%
U.S. Micro Cap                                          0.10%
DFA International Value                                 0.20%
Japanese Small Company                                  0.10%
Pacific Rim Small Company                               0.10%
United Kingdom Small Company                            0.10%
Continental Small Company                               0.10%
Emerging Markets                                        0.10%
Emerging Markets Small Cap                              0.20%
DFA One-Year Fixed Income                               0.05%
DFA Two-Year Global Fixed Income                        0.05%

                                       38

The management fees  applicable to the  Dividend-Managed  Series,  which had not commenced operations as of the date of this registration  statement,  are: 0.05%
of each Series' average net assets (for The LD U.S. Marketwide Series and The HD
U.S. Marketwide Series) and 0.15% of each Series' average net assets (for The LD
U.S. Marketwide Value Series and The HD U.S. Marketwide Value Series). While The
Global  Value  Series,  The Global  Large  Company  Series and The Global  Small
Company  Series are not subject to a management  fee,  investments by the Global
Series in the Master  Series are subject to the  management  fees charged by the
respective  Master  Series.  The  Large  Cap  International   Portfolio  pays  a
management fee equal to 0.25% of its average net assets on an annual basis.

6(a)(2)  Portfolio  Manager.  Investment  decisions  for all Series  (except the
Global Series) are made by the  Investment  Committee of the Advisor which meets on a  regular  basis  and also as  needed to  consider  investment  issues.  The
Investment  Committee  is  composed of certain  officers  and  directors  of the
Advisor who are elected annually.

6(a)(3)  Legal Proceedings.  Not applicable.

6(b)  Capital Stock.  Not applicable.

Item 7.  Shareholder Information.

7(a) Pricing of Fund Shares.  Most Series  generally  calculate  their net asset values per share and accept purchase and redemption orders on days that the NYSE is open for trading.  The net asset value per share of each Series is calculated after the close of the NYSE  (normally,  1:00 p.m.  PST) by  dividing  the total market value of the Series'  investments and other assets, less any liabilities, by the total  outstanding  shares of the stock of the  Series.  The value of the shares  of  each  Series  will  fluctuate  in  relation  to its  own  investment experience.  Securities  held by the Series  which are listed on the  securities

                                       39

exchange and for which market  quotations  are  available are valued at the last quoted sale price of the day or, if there is no such reported  sale,  the Series value such  securities  at the mean between the most recent quoted bid and asked prices.  Price information on listed securities is taken from the exchange where the  security is  primarily  traded.  Securities  issued by open-end  investment companies,  such as the  Series,  are valued  using their  respective  net asset values, or public offering prices, as appropriate, for purchase orders placed at the close of the NYSE.  Unlisted  securities  for which  market  quotations  are readily  available  are valued at the mean between the most recent bid and asked prices.  The value of other assets and  securities  for which no quotations  are readily available (including restricted securities) are determined in good faith at fair value in accordance  with  procedures  adopted by the Board of Trustees.
Fair value pricing may also be used if events that have a significant  effect on the value of an investment  (as  determined in the  discretion of the Investment
Committee of the Advisor) occur before the net asset value is  calculated.  When fair value pricing is used,  the prices of  securities  used by the Master Funds may differ  from quoted or  published  prices for the same  securities.  The net asset  values  per  share of the  Japanese,  Pacific  Rim,  Continental,  United
Kingdom,  The DFA International Value, The DFA Two-Year Global Fixed Income, The
Emerging  Markets and The  Emerging  Markets  Small Cap Series and the Large Cap
International  Portfolio are expressed in U.S.  dollars by  translating  the net assets of each Series or Portfolio using the mean price for the dollar as quoted by generally  recognized reliable sources.  Note: The time at which transactions and shares are  priced  may be  changed in case of an  emergency  or if the NYSE closes at a time other than 1:00 p.m. PST.

The value of the shares of the Fixed Income  Series will tend to fluctuate  with interest  rates because,  unlike money market funds,  such Series do not seek to stabilize  the value of their  shares by use of the  "amortized  cost" method of asset valuation.  Net asset value includes  interest on fixed income  securities which is accrued daily.  Securities which are traded OTC and on a stock exchange will be valued according to the broadest and most representative  market, and it is expected  that for bonds and other fixed income  securities  this  ordinarily will be the OTC market. Securities held by the Fixed Income Series may be valued on the basis of  prices  provided  by a pricing  service  when such  prices  are believed to reflect the current  market value of such  securities.  Other assets and securities for which quotations are not readily  available will be valued in good faith at fair value using methods determined by the Board of Trustees.

Generally,  trading  in foreign  securities  markets  is  completed  each day at various times prior to the close of the NYSE.  The values of foreign  securities held by those Series that invest in such  securities  are  determined as of such times for the purpose of computing the net asset value of the Series.  If events which  materially  affect  the  value of the  investments  of the  Series  occur subsequent to the close of the  securities  market on which such  securities are primarily  traded,  the  investments  affected  thereby  will be valued at "fair value" as described above.  Since The Japanese Small Company,  Pacific Rim Small
Company,   United  Kingdom  Small  Company,   Continental  Small  Company,   DFA
International Value,  Emerging Markets and Emerging Markets Small Cap Series own
securities  that are primarily  listed on foreign  exchanges  which may trade on days when the Series do not price their  shares,  the net asset  values of those
Series and the Global  Series may change on days when  shareholders  will not be able to purchase or redeem shares.

                                       40

In addition to closing on the days that the NYSE is closed,  the Japanese  Small
Company and United Kingdom Small Company Series will not compute their net asset values on any days that the Tokyo Stock Exchange and the LSE, respectively,  the exchanges  on which their  portfolio  securities  are  principally  traded,  are closed.  In  addition  to  closing  on the days  that the  NYSE is  closed,  the
Continental  Small  Company  Series will not compute its net asset value on days that the foreign  exchanges on which its portfolio  securities  are  principally traded are closed.  The foreign  securities  exchanges on which the  Continental
Small Company Series' portfolio  securities are principally traded are closed on
January  1,  April 18 and 21, and  December  25 and 26, and the Series  will not compute its net asset value on these days. See Item 18(a) and Item 18(c) of Part
B for a list of  holidays  on which the  Tokyo  Stock  Exchange  and the LSE are expected to be closed.

Certain  of the  securities  holdings  of The  Emerging  Markets  Series and The
Emerging  Markets  Small Cap Series in  Approved  Markets may be subject to tax, investment and currency  repatriation  regulations of the Approved  Markets that could have a material effect on the valuation of the securities.  For example, a
Series  might be subject to different  levels of taxation on current  income and realized gains depending upon the holding period of the securities.  In general, a longer  holding  period  (e.g.,  5 years) may result in the - - imposition  of lower tax rates than a shorter  holding  period (e.g.,  1 year).  The Series may also be subject to certain contractual  arrangements with investment authorities in an Approved Market which require a Series to maintain minimum holding periods or to limit the  extent of  repatriation  of income  and  realized  gains.  As a result,  the  valuation  of  particular  securities  at any one time may  depend materially upon the assumptions  that a Series makes at that time concerning the anticipated holding period for the securities.  Absent special  circumstances as determined by the Board of Trustees, it is presently intended that the valuation of such  securities will be based upon the assumption that they will be held for at least the amount of time necessary to avoid higher tax rates or penalties and currency repatriation restrictions. However, the use of such valuation standards will not prevent the Series from selling such  securities in a shorter period of time if the Advisor  considers  the earlier sale to be a more prudent  course of action.  Revision in valuation of those  securities  will be made at the time of the transaction to reflect the actual sales proceeds inuring to the Series.

Futures  contracts are valued using the settlement price established each day on the exchange on which they are traded.  The value of such futures contracts held by a Series is determined each day as of such close.

The Trust bears all of its own costs and  expenses,  including:  services of its
independent  certified  public  accountants,   legal  counsel,  brokerage  fees,
commissions   and  transfer  taxes  in  connection   with  the  acquisition  and
disposition of portfolio securities, taxes, insurance premiums, costs incidental
to  meetings  of  its  shareholders  and  trustees,   the  cost  of  filing  its
registration  statement under federal  securities law,  reports to shareholders, and  transfer  and  dividend  disbursing  agency,  administrative  services  and custodian fees.  Expenses  allocable to a particular Series are so allocated and expenses of the Trust which are not  allocable to a particular  Series are borne by each Series on the basis of its relative net assets.

                                       41

7(b) Purchase of Fund Shares.  The Trust's shares have not been registered under the  Securities  Act of  1933,  which  means  that  its  shares  may not be sold publicly.  However,  the Trust may sell its shares  through  private  placements pursuant to available exemptions from registration under that Act.

Shares  of the Trust are sold only to other  investment  companies  and  certain institutional  investors.  Shares  of the  Series  are sold at net  asset  value without  a sales  charge.  Shares  are  purchased  at the net asset  value  next determined  after the Trust receives the order in proper form.  All  investments are  credited to the  shareholder's  account in the form of full and  fractional shares of the Series  calculated  to three  decimal  places.  In the interest of economy and convenience, certificates for shares will not be issued.

Frequent  trading  into and out of a Series  can  disrupt  portfolio  investment strategies,  harm performance and increase Series expenses for all shareholders, including long-term shareholders who do not generate these costs. The Series are designed for  long-term  investors,  and are not  intended for market  timing or excessive trading  activities.  Market timing  activities  include purchases and sales of Series shares in response to short-term market fluctuations. The Series may refuse or cancel  purchase  orders for any  reason,  without  prior  notice, particularly  purchase  orders  that the  Series  believe  are made on behalf of market  timers.  The Series  and their  agents  reserve  the right to reject any purchase  request  by  any  investor  indefinitely  if  they  believe  that  any combination of trading activity in the accounts is potentially disruptive to the
Series.  The Series may impose  further  restrictions  on trading  activities by market timers in the future.

In-kind  Purchases.  If  accepted  by the  Trust,  shares of the  Series  may be purchased  in  exchange  for  securities  which are  eligible  for  purchase  or otherwise  represented in the Series'  portfolios at the time of the exchange as described in this registration  statement or in exchange for local currencies in which such securities of the Japanese, United Kingdom, Pacific Rim, Continental,
The DFA International  Value, The Emerging  Markets,  The Emerging Markets Small
Cap, The DFA Two-Year  Global Fixed Income and The Enhanced  U.S.  Large Company
Series are denominated. Subject to approval by the Advisor, shares of The Global
Value  Series,  The Global Large  Company  Series and The Global  Small  Company
Series may be purchased  in any freely  convertible  currency and the  necessary foreign exchange  transactions will be arranged on behalf of, and at the expense of, the investor. Investors settling in any currency other than U.S. dollars are advised that a delay in  processing a purchase of shares of a Global  Series may occur to allow for currency  conversion.  Securities and local  currencies which are  accepted  by the Trust for  exchange  and Trust  shares to be issued in the exchange  will be valued,  as set forth under  "Pricing of Fund  Shares" in Item
7(a),  at the time of the next  determination  of net  asset  value  after  such acceptance. All dividends, interest, subscription, or other rights pertaining to such  securities  shall become the property of the Series whose shares are being acquired and must be  delivered  to the Trust by the investor  upon receipt from the issuer.  Investors  who desire to purchase  shares of the  Japanese,  United
Kingdom,  Pacific Rim, Continental,  Global Value, Global Large Company,  Global
Small Company,  The DFA International  Value or DFA Two-Year Global Fixed Income
Series  with  local  currencies  should  first  contact  the  Advisor  for  wire instructions.

                                       42

The Trust will not accept  securities in exchange for shares of a Series unless:
(1) such securities are eligible to be included,  or otherwise  represented,  in the Series' portfolios at the time of exchange and current market quotations are readily  available for such securities;  (2) the investor  represents and agrees that all securities  offered to be exchanged are not subject to any restrictions upon their sale by the Series under the Securities Act of 1933 or under the laws of the country in which the  principal  market for such  securities  exists,  or otherwise;  and (3) at the  discretion  of the  Series,  the  value  of any such security (except U.S.  Government  securities)  being  exchanged,  together with other  securities of the same issuer owned by the Series,  will not exceed 5% of the net assets of the Series immediately after the transaction.  (See Items 4(a)
and (b)  above.)  Investors  interested  in such  exchanges  should  contact the
Advisor.  Investors  should  also know that an in-kind  purchase  of shares of a
Series may result in taxable  income;  an  investor  desiring to make an in-kind purchase should consult its tax advisor.

7(c)  Redemption  of Fund  Shares.  As stated  above in  response  to Item 7(b),
"Purchase of Fund Shares," the Trust's shares have not been registered under the
Securities Act of 1933,  which means that its shares are  restricted  securities which may not be sold unless  registered  or pursuant to an available  exemption from that Act.

Investors who desire to redeem shares of a Series must first contact the Advisor at (310)  395-8005.  Redemptions  are processed on any day on which the Trust is open  for  business  and are  effected  at the  Series'  net  asset  value  next determined after the Series receives a redemption request in good form.

Redemption  payments in cash will  ordinarily  be made  within  seven days after receipt of the redemption request in good form. However, the right of redemption may be  suspended  or the  date of  payment  postponed  in  accordance  with the
Investment  Company Act of 1940. The amount received upon redemption may be more or less than the amount paid for the shares,  depending upon the fluctuations in the market value of the assets owned by the Series.

When in the best interests of a Series,  the Series (other than the  Tax-Managed
Series, the  Dividend-Managed  Series, The Global Value Series, The Global Large
Company Series and The Global Small Company Series) may pay the redemption price in whole or in part by a distribution of portfolio securities from the Series of the shares being  redeemed in lieu of cash in  accordance  with Rule 18f-1 under the  Investment  Company Act of 1940.  Each Global  Series is authorized to make redemption  payments solely by a distribution  of portfolio  securities that the
Global Series receives from a Master Series (or to pay the redemption price with a combination of securities and cash), when it is determined by the Advisor,  in its capacity as administrator to the Global Series,  to be in the best interests of the Global Series.  Each Tax-Managed  Series is authorized to make redemption payments  solely  by a  distribution  of  portfolio  securities  (or to pay  the redemption price with a combination of securities or cash) when it is determined by the Advisor to be in the best  interests of the Series.  Investors  may incur brokerage  charges and other  transaction  costs  selling  securities  that were received in payment of redemptions.  The Japanese Small Company,  United Kingdom
Small Company,  Continental Small Company,  Pacific Rim Small Company,  Emerging
Markets,  Emerging  Markets  Small Cap,  Two-Year  Global  Fixed  Income and DFA
International  Value  Series  reserve  the right to redeem  their  shares in the currencies in which their investments are denominated. The Global Series reserve the right to redeem their  shares in the  currencies  in which their  respective
Master  Funds'  investments  are  denominated.  Investors  may incur  charges in converting  such  currencies to dollars and the value of the  securities  may be affected by currency exchange fluctuations.

                                       43

Although the redemption payments will ordinarily be made within seven days after receipt,  payment to investors  redeeming  shares which were  purchased by check will not be made until the Trust can verify that the  payments  for the purchase have been,  or will be,  collected,  which may take up to fifteen  days or more.
Investors  may avoid this delay by  submitting a certified  check along with the purchase order.

The Trust reserves the right to involuntarily redeem shares of a Series owned by an investor if the investment  advisory  agreement  between the investor and the
Advisor is terminated.

For additional information about redemption of Trust shares, see Item 18 in Part
B.

7(d) Dividends and  Distributions.  Except for the  Partnership  Series (defined below) and The DFA  One-Year  Fixed  Income  Series,  the  Trust's  policy is to distribute in December of each year all ordinary income undistributed during the calendar year together with any investment  company  taxable income  (determined without regard to the deduction for dividends  paid) and capital gain net income earned through  November 30. Dividends from ordinary income of The Enhanced U.S.
Large Company Series,  U.S. Large Cap Value Series, and DFA International  Value
Series are distributed quarterly,  and any investment company taxable income and capital gain net income are  distributed  annually in December.  Ordinary income will be  distributed  monthly  (except for  January) by The DFA  One-Year  Fixed
Income Series and quarterly by The DFA Two-Year Global Fixed Income Series.  The
DFA  One-Year  Fixed  Income  Series will  distribute  annually in December  any capital  gain net income.  The DFA  Two-Year  Global  Fixed  Income  Series will distribute  annually in  December  any  investment  company  taxable  income and capital gain net income.

Shareholders of the Trust (other than  shareholders  of the Partnership  Series)
will automatically  receive all income dividends and capital gains distributions in additional shares of the Series whose shares they hold at net asset value (as of the business date following the dividend record date),  unless as to The U.S.
Small Cap Series, U.S. Micro Cap Series, the Fixed Income Series, The U.S. Large
Company Series,  and the U.S. Value Series,  upon written notice to the Advisor, the  shareholder  selects one of the following  options:  (i) Income Option - to receive income  dividends in cash and capital gains  distributions in additional shares at net asset value;  (ii) Capital Gains Option - to receive capital gains distributions  in cash and income  dividends in  additional  shares at net asset value; or (iii) Cash Option - to receive both income dividends and capital gains distributions  in cash.  While  shareholders  of The Enhanced U.S. Large Company
Series will automatically  receive all capital gains distributions in additional shares of such  Series,  upon  written  notice to Advisor,  they may receive all income dividends in cash.  Shareholders of the Global Series may select the Cash
Option described in clause (iii) in the preceding sentence.

7(e) Tax  Consequences.  Different  tax rules apply,  depending on whether,  for federal  income tax  purposes,  the Series are  partnerships  (the  "Partnership
Series,"  including The Japanese  Series,  United  Kingdom  Series,  Pacific Rim
Series,  Continental Series, The U.S. Large Company Series, The Emerging Markets
Series, The Emerging Markets Small Cap Series,  The Tax-Managed U.S.  Marketwide
Value Series, The Tax-Managed U.S. Equity Series, The LD U.S.  Marketwide Series
and The LD  U.S.  Marketwide  Value  Series)  or  corporations  (the  "Corporate
Series," consisting of all the other Series).  Tax rules applicable to each type of entity affect the amount,  timing, and character of the income received by an investor (i.e., a feeder portfolio) from each Series.

                                       44

Series  Classified as Corporations.  For U.S.  federal income tax purposes,  any income dividends which the shareholder receives from a Corporate Series, as well as any distributions derived from the excess of net short-term capital gain over net  long-term  capital  loss,  are  treated  as  ordinary  income  whether  the shareholder  has  elected  to  receive  them in cash  or in  additional  shares.
Shareholders of a Corporate Series are notified  annually by the Trust as to the
U.S.  federal tax status of dividends  and  distributions  paid by the Corporate
Series whose shares they own.

Dividends  which are  declared  by a Corporate  Series in  October,  November or
December to  shareholders  of record in such a month but which,  for operational reasons, may not be paid to the shareholder until the following January, will be treated for U.S.  federal  income tax purposes as if paid by a Corporate  Series and received by the  shareholder  on December 31 of the  calendar  year in which they are declared.

The sale of shares of a Corporate  Series by  redemption  is a taxable event and may result in a capital gain or loss.  Any loss  incurred on sale or exchange of shares of the Corporate Series,  held for six months or less, will be treated as a long-term  capital loss to the extent of capital gain dividends  received with respect to such shares.

For  calendar  year 2003,  a Series may be required  to withhold  30% of taxable
dividends,   capital  gains   distributions  and  redemption  proceeds  paid  to
shareholders  who  have  not  complied  with  IRS  rules   concerning   taxpayer
identification  numbers. The withholding rate is 29% for calendar years 2004 and
2005. You may avoid this withholding  requirement by providing and certifying on the account registration form your correct Taxpayer Identification Number and by certifying that you are not subject to backup  withholding and are a U.S. person
(including  a U.S.  resident  alien).  A Series  also must  withhold  if the IRS instructs it to do so. Non-U.S.  investors may be subject to U.S. withholding or estate tax, and are subject to special U.S. tax certification requirements.

Shareholders  should  also  consult  their  tax  advisors  with  respect  to the applicability  of any state and local  intangible  property  or income  taxes to their shares of the Corporate Series and distributions  and redemption  proceeds received from the Corporate Series.

Series Classified as Partnerships. The Partnership Series will not be subject to
U.S. federal income tax. Instead,  each investor in a Partnership Series reports separately on its own income tax return its distributive  share of a Partnership
Series' income,  gains,  losses,  deductions and credits  (including foreign tax credits for  creditable  foreign  taxes imposed on a  Partnership  Series).  The
Partnership  Series' taxable year-end will be November 30, but may be subject to change depending on the tax years of the investors in such Series.  Although, as described  above,  the  Partnership  Series will not be subject to U.S.  federal income tax, they will file appropriate U.S. federal income tax returns.

                                       45

The sale of shares of a Partnership Series may result in a capital gain or loss.
For tax purposes,  an exchange of shares in a Partnership Series for shares of a different Partnership Series is the same as a sale. A distribution in partial or complete  redemption of shares in a  Partnership  Series is taxable as a sale or exchange only to the extent the amount of money  received  exceeds an investor's tax basis in the entire  interest  in the  Partnership  Series.  Any loss may be recognized  only if an investor  redeems its entire  interest in the Partnership
Series for money.

An allocable share of a tax-exempt Investor's income will be "unrelated business taxable income" ("UBTI") only to the extent that the Partnership  Series borrows money  to  acquire  property  or  invests  in  assets  that  produce  UBTI.  The
Partnership  Series will not be  "regulated  investment  companies"  for federal income tax purposes.

Investors may wish to contact their tax advisors to determine the  applicability of state and local taxes to their  distributive  share of a Partnership  Series'
income, gains, losses, deductions, and credits.

Item 8.  Distribution Arrangements.

8(a)  Sales Loads.  Not applicable.

8(b)  Rule 12b-1 Fees.  Not applicable.

8(c)  Master-Feeder  Funds.  Certain  shareholders  of the Series  are  open-end investment companies and unregistered  investment companies that seek to achieve their investment  objectives by investing all of their investable  assets in one or more corresponding Series of the Trust (the "Feeder Portfolios"). Each Feeder
Portfolio has the same  investment  objective,  policies and  limitations as the corresponding Series in which it invests. The master-feeder  structure is unlike many other  investment  companies  that  directly  acquire and manage  their own portfolio of securities. The investment experience of each Feeder Portfolio will correspond directly with the investment  experience of its corresponding Series, and the  investment  experience of each Global Series will  correspond  directly with the investment experience of its corresponding Master Series.

Responses to Item 9 have been omitted  pursuant to paragraph 2(b) of Instruction
B of the General Instructions to Form N-1A.

Part B:
------

Item 10.  Cover Page and Table of Contents.  Not applicable.

Item 11.  Fund History.

11(a) The Trust is a  Delaware  statutory  trust  (formerly  known as a Delaware business trust),  which was organized on October 27, 1992. Until August 1, 1997,
The U.S.  6-10 Value  Series was named The U.S.  Small Cap Value  Series.  Until
April 1, 2001,  The U.S.  Small XM Value Series was known as The U.S. 4-10 Value
Series, The U.S. Small Cap Value Series was known as The U.S. 6-10 Value Series,
The U.S.  Small Cap Series was known as The U.S. 6-10 Small  Company  Series and
The U.S. Micro Cap Series was known as The U.S. 9-10 Small Company Series. Until
September  8, 2001,  The LD U.S.  Marketwide  Series and The HD U.S.  Marketwide
Series  were known as The LD U.S.  Large  Company  Series and The HD U.S.  Large
Company Series,  respectively.  Until  September 21, 2001, The Tax-Managed  U.S.
Equity Series was known as The Tax-Managed U.S. Marketwide Series.

                                       46

11(b)  Not applicable.

Item 12.  Description of the Fund and Its Investments and Risks.

12(a)  Classification.  The Trust is an open-end,  management investment company registered  under the Investment  Company Act of 1940. Each Series operates as a diversified investment company.  Further, no Series will invest more than 25% of its total assets in securities of companies in a single industry, except for The
DFA One-Year Fixed Income and Two-Year  Global Fixed Income Series'  investments in obligations of banks and bank holding  companies,  as otherwise noted in this registration statement.

12(b) and (c) Investment  Strategies and Risks and Fund Policies. In addition to the  policies  stated in  response  to Item 4 of Part A, each of the  Series has adopted certain  limitations which may not be changed with respect to any Series without the approval of a majority of the outstanding  voting  securities of the
Series. A "majority" is defined as the lesser of: (1) at least 67% of the voting securities  of the Series (to be affected by the proposed  change)  present at a meeting, if the holders of more than 50% of the outstanding voting securities of the Series  are  present or  represented  by proxy,  or (2) more than 50% of the outstanding voting securities of such Series.

The Series will not:

     (1)  invest in commodities or real estate,  including  limited  partnership interests  therein,  although they may purchase and sell securities of companies  which deal in real estate and securities  which are secured by interests in real estate,  and all Series except The U.S. Micro Cap and Small Cap  Series and The DFA  One-Year  Fixed  Income  Series may
          purchase or sell financial futures contracts and options thereon;  and
          The Enhanced U.S.  Large Company  Series may purchase,  sell and enter into  indices-related  futures  contracts,  options  on  such  futures contracts,  securities-related  swap  agreements and other  derivative instruments;

     (2)  make loans of cash,  except  through  the  acquisition  of  repurchase agreements  and  obligations  customarily  purchased by  institutional investors;

     (3)  as to 75% of the total assets of a Series, invest in the securities of any  issuer  (except  obligations  of  the  U.S.  Government  and  its instrumentalities)  if, as a result, more than 5% of the Series' total assets, at market, would be invested in the securities of such issuer;
          provided that this  limitation  applies to 100% of the total assets of
          The U.S. Micro Cap Series;

     (4)  purchase  or retain  securities  of an issuer  if those  officers  and trustees of the Trust or officers and directors of the Advisor  owning more than1/2of 1% of such securities together own more than 5% of such securities;  provided that The LD U.S.  Marketwide Series, The HD U.S.
          Marketwide  Series,  The LD U.S.  Marketwide Value Series, The HD U.S.
          Marketwide  Value Series,  The U.S. Small XM Value Series,  The Global
          Value  Series,  The Global  Large  Company  Series,  The Global  Small
          Company Series,  The Tax-Managed U.S.  Marketwide Value Series and The
          Tax-Managed U.S. Equity Series are not subject to this limitation;

                                       47

     (5)  borrow, except from banks and as a temporary measure for extraordinary or  emergency  purposes  and then,  in no event,  in excess of 5% of a
          Series' gross assets  valued at the lower of market or cost;  provided that each Series,  except The DFA One-Year Fixed Income  Series,  U.S.
          Micro Cap Series and the  Japanese  Series,  may  borrow  amounts  not exceeding  33% of their net assets from banks and pledge not more than
          33% of such assets to secure such loans;

     (6)  pledge,  mortgage,  or  hypothecate  any of its  assets  to an  extent greater than 10% of its total assets at fair market  value,  except as described in (5) above;  provided that The LD U.S.  Marketwide Series,
          The HD U.S.  Marketwide Series,  The LD U.S.  Marketwide Value Series,
          The HD U.S.  Marketwide Value Series,  The U.S. Small XM Value Series,
          The Global Value Series,  The Global Large Company Series,  The Global
          Small Company Series, The Tax-Managed U.S. Marketwide Value Series and
          The Tax-Managed U.S. Equity Series are not subject to this limitation;

     (7)  invest  more  than 10% of the  value of the  Series'  total  assets in illiquid  securities,  which include  certain  restricted  securities, repurchase  agreements with maturities of greater than seven days, and other  illiquid  investments;  provided  that  The LD U.S.  Marketwide
          Series, The HD U.S.  Marketwide  Series, The LD U.S.  Marketwide Value
          Series,  The HD U.S.  Marketwide Value Series, The U.S. Small XM Value
          Series, The Tax-Managed U.S.  Marketwide Value Series, The Tax-Managed
          U.S.  Equity  Series,  Enhanced  U.S.  Large Company  Series,  The DFA
          Two-Year  Global Fixed Income Series,  and The Emerging  Markets Small
          Cap  Series  are  not  subject  to  this   limitation,   and  The  DFA
          International  Value Series, The U.S. Small Cap Value Series, The U.S.
          Large Cap Value  Series,  The Global  Value  Series,  The Global Large
          Company Series,  The Global Small Company  Series,  The U.S. Small Cap
          Series and The Emerging Markets Series may invest not more than 15% of their total assets in illiquid securities;

     (8)  engage in the business of underwriting securities issued by others;

     (9)  invest for the purpose of  exercising  control over  management of any company;  provided  that The LD U.S.  Marketwide  Series,  The HD U.S.
          Marketwide  Series,  The LD U.S.  Marketwide Value Series, The HD U.S.
          Marketwide Value Series,  The U.S. Micro Cap Series, The U.S. Small XM
          Value  Series,  The Global  Value  Series,  The Global  Large  Company
          Series,   The  Global  Small  Company  Series,  The  Tax-Managed  U.S.
          Marketwide Value Series and The Tax-Managed U.S. Equity Series are not
          subject to this limitation;

     (10) invest its assets in securities of any investment  company,  except in connection  with a merger,  acquisition  of assets,  consolidation  or
          reorganization;   provided  that  (a)  The  Emerging  Markets  Series,
          Emerging  Markets Small Cap Series,  Japanese  Series,  United Kingdom
          Series,  Pacific Rim Series and Continental  Series are not subject to this limitation;  (b) each of The LD U.S.  Marketwide  Series,  The HD
          U.S.  Marketwide Series,  The LD U.S.  Marketwide Value Series, The HD
          U.S.  Marketwide  Value Series,  The U.S.  Small XM Value Series,  The
          Tax-Managed U.S.  Marketwide Value Series, The Tax-Managed U.S. Equity
          Series,  Enhanced U.S. Large Company Series,  Emerging Markets Series,
          Emerging  Markets Small Cap Series,  Japanese  Series,  United Kingdom
          Series,  Pacific  Rim Series,  Continental  Series,  The Global  Value
          Series,  The Global Large Company  Series and The Global Small Company
          Series may invest assets in  securities  of  investment  companies and units of such  companies  such as, but not limited to, S&P  Depository
          Receipts;  and (c) the U.S.  Micro Cap  Series is not  subject to this limitation;

                                       48

     (11) invest more than 5% of its total  assets in  securities  of  companies which have  (with  predecessors)  a record of less than  three  years'
          continuous operation; provided that The LD U.S. Marketwide Series, The
          HD U.S. Marketwide Series, The LD U.S. Marketwide Value Series, The HD
          U.S.  Marketwide  Value Series,  The U.S.  Micro Cap Series,  The U.S.
          Small XM Value  Series,  The Global  Value  Series,  The Global  Large
          Company Series,  The Global Small Company Series, The Tax-Managed U.S.
          Marketwide Value Series and The Tax-Managed U.S. Equity Series are not
          subject to this limitation;

     (12) acquire any  securities  of  companies  within one  industry  if, as a result of such acquisition,  more than 25% of the value of the Series'
          total assets would be invested in securities of companies  within such industry; except The DFA One-Year Fixed Income and The Two-Year Global
          Fixed  Income  Series shall invest more than 25% of their total assets
          in   obligations   of  banks  and  bank   holding   companies  in  the
          circumstances described in this registration statement in "Investments in the Banking Industry" under Item 4 of Part A;

     (13) write or  acquire  options  (except  as  described  in (1)  above)  or interests  in  oil,  gas  or  other  mineral  exploration,  leases  or development  programs  except that (a) the Enhanced U.S. Large Company
          Series may write or acquire  options;  and (b) The LD U.S.  Marketwide
          Series, The HD U.S.  Marketwide  Series, The LD U.S.  Marketwide Value
          Series, The HD U.S.  Marketwide Value Series, The Global Value Series,
          The Global Large Company  Series,  The Global Small Company Series and
          The U.S.  Small XM Value Series are not subject to these  limitations;
          and  (c)  The  Tax-Managed  U.S.   Marketwide  Value  Series  and  The
          Tax-Managed U.S. Equity Series may write or acquire options;

     (14) purchase warrants; however, each Series, except The DFA One-Year Fixed
          Income  Series and Two-Year  Global  Fixed  Income  Series (the "Fixed
          Income Series"), may acquire warrants as a result of corporate actions involving  its  holdings of other equity  securities;  and The LD U.S.
          Marketwide  Series,  The  HD  U.S.  Marketwide  Series,  The  LD  U.S.
          Marketwide Value Series, The HD U.S. Marketwide Value Series, The U.S.
          Small XM Value  Series,  The Global  Value  Series,  The Global  Large
          Company Series,  The Global Small Company Series, The Tax-Managed U.S.
          Marketwide Value Series and The Tax-Managed U.S. Equity Series are not
          subject to this limitation;

                                       49

     (15) purchase securities on margin or sell short; provided that The LD U.S.
          Marketwide  Series,  The  HD  U.S.  Marketwide  Series,  The  LD  U.S.
          Marketwide Value Series, The HD U.S. Marketwide Value Series, The U.S.
          Small XM Value  Series,  The Global  Value  Series,  The Global  Large
          Company Series,  The Global Small Company Series, The Tax-Managed U.S.
          Marketwide Value Series and The Tax-Managed U.S. Equity Series are not
          subject to the limitation on selling securities short;

     (16) acquire more than 10% of the voting securities of any issuer; provided that (a) this limitation applies only to 75% of the assets of The U.S.
          Value Series,  The Emerging  Markets  Series and The Emerging  Markets
          Small Cap Series;  and (b) The LD U.S.  Marketwide Series, The HD U.S.
          Marketwide  Series,  The LD U.S.  Marketwide Value Series, The HD U.S.
          Marketwide  Value Series,  The U.S. Micro Cap Series,  The Tax-Managed
          U.S.  Marketwide Value Series, The Tax-Managed U.S. Equity Series, The
          Global Value Series,  The Global Large  Company  Series and The Global
          Small Company Series are not subject to this limitation; or

     (17) issue senior  securities  (as such term is defined in Section 18(f) of the Investment  Company Act of 1940),  except to the extent  permitted under the Act.

The investment limitations described in (3), (4), (7), (9), (10), (11), (12) and
(16) above do not  prohibit The Global Value  Series,  The Global Large  Company
Series and The Global Small Company Series from  investing all or  substantially all of their  assets in the  shares  of other  registered,  open-end  investment companies,  such as the Master Series. The investment  limitations of the Master
Series are the same as those of the corresponding Global Series.

The investment  limitations described in (1) and (15) above do not prohibit each
Series that may purchase or sell financial futures contracts and options thereon
from  making  margin  deposits  to  the  extent   permitted   under   applicable
regulations;  and the  investment  limitations  described in (1),  (13) and (15)
above do not prohibit The Enhanced  U.S.  Large  Company  Series from (i) making margin deposits in connection with transactions in options; and (ii) maintaining a short  position,  or purchasing,  writing or selling puts,  calls,  straddles, spreads or  combinations  thereof in connection  with  transactions  in options, futures,  and options on futures and transactions  arising under swap agreements or other derivative instruments.

For purposes of (5) above,  The Emerging Markets Series and The Emerging Markets
Small Cap Series may borrow in connection with a foreign currency transaction or the  settlement of a portfolio  trade.  The only type of borrowing  contemplated thereby is the use of a letter of credit  issued on such Series'  behalf in lieu of depositing initial margin in connection with currency futures contracts,  and the Series  have no  present  intent to engage in any other  types of  borrowing transactions under this authority.  Although (2) above prohibits cash loans, the
Series are authorized to lend portfolio  securities.  (See "Securities Loans" in
Item 4 of Part A.)

Although (2) above  prohibits  cash loans,  the Global Series are  authorized to lend portfolio  securities.  Inasmuch as the Global Series will only hold shares of the Master Series, the Global Series do not intend to lend those shares.

For the purposes of (7) above, The DFA One-Year Fixed Income and Two-Year Global
Fixed  Income  Series may  invest in  commercial  paper that is exempt  from the registration requirements of the Securities Act of 1933 (the "1933 Act") subject to the  requirements  regarding  credit  ratings  stated  in  this  registration statement under Item 4 of Part A. Further,  pursuant to Rule 144A under the 1933
Act, the Series may purchase certain unregistered (i.e.  restricted)  securities upon  a  determination  that  a  liquid  institutional  market  exists  for  the securities.  If it is decided that a liquid  market does exist,  the  securities will  not be  subject  to the 10% or 15%  limitation  on  holdings  of  illiquid securities  stated  in (7)  above.  While  maintaining  oversight,  the Board of
Trustees   has   delegated   the   day-to-day   function  of  making   liquidity
determinations to the Advisor. For Rule 144A securities to be considered liquid, there must be at least two  dealers  making a market in such  securities.  After purchase,  the Board of Trustees  and the Advisor  will  continue to monitor the liquidity of Rule 144A securities.

                                       50

Although not a fundamental policy subject to shareholder approval:  (1) The U.S.
Small Cap Series, Japanese Series, United Kingdom Series, Pacific Rim Series and
Continental Series and The Global Small Company Series (indirectly,  through its investment in the Master Series), will not purchase interests in any real estate investment  trust;  and (2) the Series do not intend to invest  more than 15% of their net assets in illiquid securities.

The Japanese, United Kingdom, Pacific Rim, Continental, DFA International Value,
The DFA Two-Year Global Fixed Income,  Enhanced U.S. Large Company, The Emerging
Markets and The Emerging  Markets  Small Cap Series,  The Global  Small  Company
Series,   The  Global  Value  Series,   and  The  Global  Large  Company  Series
(indirectly,  through its  investment in the Master Series) may acquire and sell forward foreign currency exchange contracts in order to hedge against changes in the level of future  currency  rates.  Such  contracts  involve an obligation to purchase  or sell a  specific  currency  at a future  date at a price set in the contract.  While the U.S.  Value Series and The DFA  International  Value Series
have retained  authority to buy and sell financial futures contracts and options thereon, they have no present intention to do so.

Notwithstanding any of the above investment  restrictions,  The Emerging Markets
Series and The Emerging  Markets Small Cap Series may establish  subsidiaries or other similar vehicles for the purpose of conducting their investment operations in Approved Markets, if such subsidiaries or vehicles are required by local laws or regulations governing foreign investors,  such as the Series, or whose use is otherwise  considered  by the Series to be  advisable.  Such Series  would "look through"  any  such  vehicle  to  determine  compliance  with  their  investment restrictions.

Subject  to  future  regulatory  guidance,  for  purposes  of  those  investment limitations  identified  above that are based on total  assets,  "total  assets"
refers to the assets that the Series owns, and does not include assets which the
Series does not own but over which it has effective control.  For example,  when applying a percentage  investment  limitation that is based on total assets, the
Series will exclude from its total assets those assets that represent collateral received by the Series for its securities lending transactions.

                                       51

Unless  otherwise   indicated,   all  limitations   applicable  to  the  Series'
investments  apply  only at the time  that a  transaction  is  undertaken.  With respect to illiquid securities,  if a fluctuation in value causes a Series to go above its  limitation  on  investment  in  illiquid  securities,  the Board will consider what action,  if any,  should be taken to reduce the  percentage to the applicable limitation.  Any subsequent change in a rating assigned by any rating service to a security or change in the percentage of a Series'  assets  invested in certain securities or other instruments resulting from market fluctuations or other  changes in a Series' total assets will not require a Series to dispose of an investment  until the Advisor  determines  that it is  practicable to sell or closeout the investment  without undue market or tax consequences.  In the event that ratings services assign different ratings to the same security, the Advisor will determine which rating it believes best reflects the security's quality and risk at that time, which may be the higher of the several assigned ratings.

Because the structure of each Series,  except the Fixed Income Series,  is based on the relative market capitalizations of eligible holdings, it is possible that the Series might include at least 5% of the outstanding voting securities of one or more issuers. In such circumstances, the Trust and the issuer would be deemed
"affiliated  persons"  under  the  Investment  Company  Act of 1940 and  certain requirements  of the Act regulating  dealings  between  affiliates  might become applicable.

Options on Stock Indices

The Enhanced U.S.  Large  Company  Series may purchase and sell options on stock indices. With respect to the sale of call options on stock indices,  pursuant to published  positions of the SEC, The Enhanced  U.S.  Large  Company  Series will either:  (1) maintain  with its  custodian  liquid  assets equal to the contract value (less any margin deposits);  (2) hold a portfolio of stocks  substantially replicating the movement of the index underlying the call option;  or (3) hold a separate call on the same index as the call written where the exercise  price of the call  held is:  (a)  equal to or less  than the  exercise  price of the call written,  or (b) greater than the exercise  price of the call written,  provided the  difference  is  maintained  by the Series in liquid  assets in a segregated account.  With respect to the sale of put options on stock indices,  pursuant to published SEC positions, The Enhanced U.S. Large Company Series will either: (1)
maintain liquid assets equal to the exercise price (less any margin deposits) in a  segregated  account;  or (2) hold a put on the same index as the put  written where the  exercise  price of the put held is (a) equal to or  greater  than the exercise  price of the put written,  or (b) less than the exercise  price of the put written,  provided an amount equal to the  difference  is  maintained by the
Series in liquid assets in a segregated account.

Prior to the earlier of exercise or  expiration,  an option may be closed out by an offsetting purchase or sale of an option of the same series (type,  exchange, underlying  index,  exercise price, and expiration).  There can be no assurance, however,  that a closing  purchase or sale  transaction can be effected when The
Enhanced U.S. Large Company Series desires.

The  Enhanced  U.S.  Large  Company  Series  will  realize a gain from a closing purchase  transaction if the cost of the closing option is less than the premium received from writing the option,  or, if it is more,  the Series will realize a loss. The principal factors affecting the market value of a put or a call option include  supply and demand,  interest  rates,  the current  market  price of the underlying index in relation to the exercise price of the option, the volatility of the underlying index, and the time remaining until the expiration date.

                                       52

If an option  written by The Enhanced U.S.  Large Company  Series  expires,  the
Series realizes a gain equal to the premium  received at the time the option was written.  If an option purchased by the Series expires  unexercised,  the Series realizes a loss equal to the premium paid.

The premium paid for a put or call option  purchased by The Enhanced U.S.  Large
Company  Series is an asset of the Series.  The premium  received  for an option written by the Series is recorded as a deferred  credit.  The value of an option purchased  or  written  is marked to market  daily and is valued at the  closing price on the  exchange on which it is traded or, if not traded on an exchange or no  closing  price is  available,  at the mean  between  the last bid and  asked prices.

Risks  Associated  with Options on Indices.  There are several risks  associated with  transactions  in options on indices.  For example,  there are  significant differences  between the securities and options  markets that could result in an imperfect correlation between these markets,  causing a given transaction not to achieve its  objectives.  The value of an option  position will  reflect,  among other  things,  the  current  market  price of the  underlying  index,  the time remaining until  expiration,  the  relationship of the exercise price,  the term structure of interest rates,  estimated price volatility of the underlying index and general  market  conditions.  A decision as to whether,  when and how to use options  involves the exercise of skill and judgment,  and even a well-conceived transaction  may be  unsuccessful  to some degree because of market  behavior or unexpected events.

Options  normally have expiration  dates of up to 90 days. The exercise price of the options  may be below,  equal to or above the  current  market  value of the underlying  index.  Purchased  options  that expire  unexercised  have no value.
Unless  an  option  purchased  by The  Enhanced  U.S.  Large  Company  Series is exercised  or unless a closing  transaction  is  effected  with  respect to that position,  The Enhanced  U.S.  Large  Company  Series will realize a loss in the amount of the premium paid and any transaction costs.

A position  in an  exchange-listed  option may be closed out only on an exchange that provides a secondary  market for identical  options.  Although The Enhanced
U.S.  Large Company  Series  intends to purchase or write only those options for which there appears to be an active secondary market, there is no assurance that a liquid secondary  market will exist for any particular  option at any specific time.  Closing  transactions  may be effected with respect to options traded OTC only by negotiating directly with the other party to the option contract,  or in a  secondary  market  for the  option if such a market  exists.  There can be no assurance  that The Enhanced U.S. Large Company Series will be able to liquidate an OTC option at a favorable price at any time prior to expiration. In the event of insolvency of the counter-party, the Series may be unable to liquidate an OTC option.  Accordingly, it may not be possible to effect closing transactions with respect to certain options, with the result that The Enhanced U.S. Large Company
Series would have to exercise  those  options which it has purchased in order to realize any profit.  With respect to options  written by The Enhanced U.S. Large
Company Series, the inability to enter into a closing  transaction may result in material losses to the Series.

                                       53

Index prices may be distorted if trading of a  substantial  number of securities included  in the index is  interrupted  causing  the  trading of options on that index to be halted. If a trading halt occurred,  The Enhanced U.S. Large Company
Series  would not be able to close out options  which it had  purchased  and may incur losses if the underlying index moved adversely before trading resumed.  If a trading halt  occurred and  restrictions  prohibiting  the exercise of options were  imposed  through  the close of trading on the last day before  expiration, exercises  on that day would be  settled on the basis of a closing  index  value that may not reflect  current price  information  for securities  representing a substantial portion of the value of the index.

The Enhanced U.S. Large Company  Series'  activities in the options  markets may result in higher fund turnover rates and additional  brokerage  costs;  however, the Series may also save on  commissions by using options as a hedge rather than buying or selling individual securities in anticipation or as a result of market movements.

Investment Limitations on Options Transactions. The ability of The Enhanced U.S.
Large  Company  Series to engage in options  transactions  is subject to certain limitations.  The Enhanced  U.S.  Large  Company  Series will only invest in OTC options to the extent  consistent  with the 15% limit on investments in illiquid securities.

Futures Contracts

Please  note that while the  following  discussion  relates to the  policies  of certain Series with respect to futures contracts,  it should be understood that, with respect to the Global Series,  the discussion  applies to the Master Series in which the Global Series invest.

All  Series  except  The U.S.  Micro Cap and U.S.  Small Cap  Series and The DFA
One-Year Fixed Income Series may enter into index futures  contracts and options on index futures  contracts for the purpose of remaining  fully  invested and to maintain  liquidity to pay  redemptions.  In addition,  The Enhanced U.S.  Large
Company  Series may use futures  contracts and options  thereon to hedge against securities prices or as part of its overall investment strategy.

Futures  contracts  provide  for the future  sale by one party and  purchase  by another party of a specified amount of defined  securities at a specified future time and at a specified  price.  Futures  contracts which are standardized as to maturity date and underlying financial instrument are traded on national futures exchanges.  The  Series  will be  required  to make a margin  deposit in cash or government  securities  with a broker or  custodian  to  initiate  and  maintain
positions  in  futures  contracts.   Minimal  initial  margin  requirements  are
established  by  the  futures   exchange,   and  brokers  may  establish  margin
requirements  which are higher than the exchange  requirements.  After a futures contract  position  is  opened,  the value of the  contract  is marked to market daily.  If the futures  contract  price changes to the extent that the margin on deposit does not satisfy margin requirements,  payment of additional "variation"
margin will be required. Conversely,  reduction in the contract value may reduce the required  margin  resulting  in a repayment of excess  margin to the Series.
Variation margin payments are made to and from the futures broker for as long as

                                       54

the  contract  remains  open.  The Series  expect to earn income on their margin deposits.  To the extent that a Series invests in futures  contracts and options thereon  for other than bona fide  hedging  purposes,  no Series will enter into such  transactions  if, as a result,  more than 5% of its net assets  would then consist of initial  margin  deposits  and premiums  required to  establish  such positions, after taking into account unrealized profits and unrealized losses on such contracts it has entered into; provided,  however,  that, in the case of an option that is in-the-money at the time of purchase, the in-the-money amount may be excluded in calculating the 5%. Pursuant to published positions of the SEC, a
Series (or its  custodian)  may be  required  to  maintain  segregated  accounts consisting of liquid assets (or, as permitted under applicable regulation, enter into offsetting  positions) in connection with its futures contract transactions in order to cover its obligations  with respect to such contracts.  Positions in futures  contracts  may be  closed  out only on an  exchange  which  provides  a secondary  market.  However,  there can be no assurance that a liquid  secondary market will exist for any  particular  futures  contract at any  specific  time.
Therefore,  it might not be possible to close out a futures position and, in the event of adverse price  movements,  the Series would  continue to be required to make  variation  margin  deposits.  In such  circumstances,  if the  Series  has insufficient  cash,  it might have to sell  portfolio  securities  to meet daily margin  requirements  at a time  when  it  might  be  disadvantageous  to do so.
Management  intends to minimize the possibility  that it will be unable to close out a futures  contract  by only  entering  into  futures  which  are  traded on national futures  exchanges and for which there appears to be a liquid secondary market.

Repurchase Agreements

In addition,  all Series (directly or indirectly  through the Master Series) may invest  in  repurchase  agreements.  In  the  event  of  the  bankruptcy  of the counter-party  to a repurchase  agreement,  the Trust could  experience delay in recovering the securities  underlying such agreements.  Management believes that this risk can be controlled  through stringent  security  selection criteria and careful monitoring procedures.

12(d) Temporary  Defensive  Position.  The information  required by this item is provided in response to Item 4(b) of Part A.

12(e) Portfolio Turnover. Generally,  securities will be purchased by the Equity
Series  with the  expectation  that they will be held for longer  than one year.
Generally,  securities  will  be held  until  such  time  as,  in the  Advisor's judgment,  the  securities are no longer  considered an  appropriate  holding in light of the policy of  maintaining  portfolios  of companies  with small market capitalization.

Ordinarily,  portfolio  securities in The U.S.  Large Company Series will not be sold except to reflect  additions or  deletions of the stocks that  comprise the
S&P 500(R)Index,  including mergers,  reorganizations  and similar  transactions and, to the extent necessary,  to provide cash to pay redemptions of the Series'
shares.

The One-Year  Fixed Income  Series and Two-Year  Global Fixed Income  Series are
expected  to have high  portfolio  turnover  rates due to the  relatively  short maturities of the  securities to be acquired.  The portfolio  turnover rates for
Two-Year  Global Fixed Income Series have varied from year to year due to market and other  conditions.  In addition,  variations in turnover rates occur because securities  are  sold  when,  in the  Advisor's  judgment,  the  return  will be increased  as a result of portfolio  transactions  after taking into account the cost of  trading.  There  was no  significant  variation  in any  other  Series'
portfolio turnover rate from that reported last fiscal year.

                                       55

Item 13.  Management of the Fund.

13(a),  (b) and (c)  The  Board  of  Trustees  (the  "Board")  of the  Trust  is
responsible for establishing Trust policies and for overseeing the management of the Trust.  The Board has two  standing  committees,  an Audit  Committee  and a
Portfolio   Performance   and  Service  Review   Committee   (the   "Performance
Committee"). The Audit Committee is comprised of George M. Constantinides, Roger
G.  Ibbotson  and  Abbie J.  Smith.  Each  member of the  Audit  Committee  is a disinterested  Trustee.  The Audit  Committee for the Board oversees the Trust's accounting  and  financial  reporting  policies  and  practices  and the Trust's internal  controls,  and performs other oversight  functions as requested by the
Board.  The Audit  Committee  for the Board also acts as a liaison  between  the
Trust's independent  certified public accountants and the full Board. There were three Audit  Committee  meetings for the Trust held during the fiscal year ended
November 30, 2002.

The Performance  Committee is comprised of Messrs.  Constantinides and Ibbotson,
Ms. Smith, John P. Gould, Myron S. Scholes and Robert C. Merton.  Each member of the Trust's Performance  Committee is a disinterested  Trustee.  The Performance
Committee  regularly  reviews and monitors  the  investment  performance  of the
Trust's  series and reviews the  performance of the Trust's  service  providers.
There were two Performance  Committee meetings held during the fiscal year ended
November 30, 2002.

Certain  biographical  information  for  each  disinterested  Trustee  and  each interested  Trustee of the Trust is set forth in the tables  below,  including a description  of each  Trustee's  experience  as a Trustee  of the Trust and as a director  or  trustee  of  other  funds,  as well as other  recent  professional experience.

Disinterested Trustees

---------------------- -------- ----------- ----------------------------- ---------------- ---------------------
                                Term of
                                Office/1/                                 Portfolios
                                and                                       within the DFA   Other Directorships
                                Length of   Principal Occupation During   Fund Complex/2/+ of Public Companies
Name, Age and Address  Position Service     Past 5 Years                  Overseen         Held
---------------------- -------- ----------- ----------------------------- ---------------- ---------------------
---------------------- -------- ----------- ----------------------------- ---------------- ---------------------
George M.              Trustee  Since       Leo Melamed Professor of      90 portfolios
Constantinides                  inception   Finance, Graduate School of   in 4
1101 E. 58th Street                         Business, University of       investment
Chicago, IL 60637                           Chicago.                      companies
Date of Birth:
9/22/47
---------------------- -------- ----------- ----------------------------- ---------------- ---------------------

                                       56

---------------------- -------- ----------- ----------------------------- ---------------- ---------------------
John P. Gould          Trustee  Since       Steven G. Rothmeier           90 portfolios    Trustee, Harbor Fund
1101 E. 58th Street             inception   Distinguished Service         in 4             (registered
Chicago, IL 60637                           Professor of Economics,       investment       investment company)
Date of Birth:                              Graduate School of Business,  companies        (13 Portfolios)
1/19/39                                     University of Chicago. Senior
                                            Vice President, Lexecon Inc.
                                            (economics, law, strategy and
                                            finance consulting).
                                            Formerly, President, Cardean
                                            University (division of
                                            UNext.com). Member of the
                                            Boards of Milwaukee Mutual
                                            Insurance Company and
                                            UNext.com. Formerly, Trustee,
                                            First Prairie Funds
                                            (registered investment
                                            company).
---------------------- -------- ----------- ----------------------------- ---------------- ---------------------

---------------------- -------- ----------- ----------------------------- ---------------- ---------------------
Roger G. Ibbotson      Trustee  Since       Professor in Practice of      90 portfolios
Yale School of                  inception   Finance, Yale School of       in 4
Management                                  Management. Trustee, BIRR     investment
P.O. Box 208200                             Portfolio Analysis, Inc.      companies
New Haven, CT                               (software products).
06520-8200                                  Chairman, Ibbotson
Date of Birth:                              Associates, Inc., Chicago, IL
5/27/43                                     (software, data, publishing
                                            and consulting). Partner,
                                            Zebra Capital Management, LLC
                                            (hedge fund manager).
                                            Formerly, Director, Hospital
                                            Fund, Inc. (investment
                                            management services).
---------------------- -------- ----------- ----------------------------- ---------------- ---------------------
---------------------- -------- ----------- ----------------------------- ---------------- ---------------------
Robert C. Merton       Trustee  Since 2003  John and Natty McArthur       90 portfolios    Director, Vical
Harvard Business                            University Professor,         in 4             Incorporated
School                                      Graduate School of Business   investment       (biopharmaceutical
397 Morgan Hall                             Administration, Harvard       companies        product development)
Soldiers Field                              University (since 1998).
Boston, MA 02163                            George Fisher Baker Professor
Date of Birth:                              of Business Administration,
7/31/44                                     Graduate School of Business
                                            Administration, Harvard
                                            University (1988-1998).
                                            Co-founder, Chief Science
                                            Officer, Integrated Finance
                                            Limited (since 2002).
                                            Formerly, Partner, Long-Term
                                            Capital Management.
---------------------- -------- ----------- ----------------------------- ---------------- ---------------------
                                       57

---------------------- -------- ----------- ----------------------------- ---------------- ---------------------
Myron S. Scholes       Trustee  Since       Frank E. Buck Professor       90 portfolios    Director, American
Menlo Park, CA                  inception   Emeritus of Finance, Stanford in 4             Century Fund Complex
Date of Birth:                              University. Partner, Oak Hill investment       (registered
7/01/41                                     Capital Management. Chairman, companies        investment companies)
                                            Oak Hill Platinum Partners                     (38 Portfolios)
                                            Director, Chicago Mercantile
                                            Exchange. Consultant, Arbor
                                            Investors. Formerly,
                                            Director, Smith Breeden
                                            Family of Funds and Partner,
                                            Long-Term Capital Management
                                            L.P. (money manager).
---------------------- -------- ----------- ----------------------------- ---------------- ---------------------
---------------------- -------- ----------- ----------------------------- ---------------- ---------------------
Abbie J. Smith         Trustee  Since 2000  Boris and Irene Stern         90 portfolios    Director, HON
Graduate School of                          Professor of Accounting,      in 4             Industries Inc.
Business                                    Graduate School of Business,  investment       (office furniture)
University of Chicago                       University of Chicago.        companies
1101 East 58th Street                       Formerly, Marvin Bower
Chicago, IL 60637                           Fellow, Harvard Business
Date of Birth:                              School (9/01 to 8/02).
4/30/53
---------------------- -------- ----------- ----------------------------- ---------------- ---------------------

Interested Trustees

The following  Interested Trustees are described as such because they are deemed to be "interested  persons," as that term is defined in the  Investment  Company
Act of 1940, due to their positions with the Advisor.

                                       58

------------------- ---------- ---------- ------------------------------- ----------- -----------------------
Name, Age and       Position   Term of    Principal Occupation During     Portfolios  Other Directorships
                               Office/1/                                  within the
                               and                                        DFA Fund
                               Length of                                  Complex/2/+ of Public Companies
Address                        Service    Past 5 Years                    Overseen    Held
------------------- ---------- ---------- ------------------------------- ----------- -----------------------
------------------- ---------- ---------- ------------------------------- ----------- -----------------------
David G. Booth      Chairman,  Since      Chairman, Director/Trustee,     90
1299 Ocean Avenue   Trustee,   inception  President, Chief Executive      portfolios
Santa Monica, CA    President,            Officer and Chief Investment    in 4
90401               Chief                 Officer (beginning in 2003) of  investment
Date of Birth:      Executive             the following companies:        companies
12/02/46            Officer               Dimensional Fund Advisors
                    and Chief             Inc., DFA Securities Inc.,
                    Investment            Dimensional Emerging Markets
                    Officer               Value Fund Inc., DFA
                                          Investment Dimensions Group
                                          Inc., Dimensional Investment
                                          Group Inc. and the Trust.
                                          Formerly, Director and Chief
                                          Investment Officer of
                                          Dimensional Fund Advisors Ltd.
                                          Director, President and Chief
                                          Investment Officer (beginning
                                          in 2003) of DFA Australia
                                          Limited. Formerly, Director of
                                          Dimensional Funds PLC. Limited
                                          Partner, Oak Hill Partners.
                                          Director, University of
                                          Chicago Business School.
                                          Formerly, Director, SA Funds
                                          (registered investment
                                          company). Formerly, Director
                                          of Assante Corporation
                                          (investment management).
------------------- ---------- ---------- ------------------------------- ----------- -----------------------

                                       59

------------------- ---------- ---------- ------------------------------- ----------- -----------------------
Rex A. Sinquefield* Trustee    Since      Chairman and Director/Trustee   90
1299 Ocean Avenue   and        inception  (and prior to 2003, Chief       portfolios
Santa Monica, CA    Chairman              Investment Officer) of the      in 4
90401                                     following companies:            investment
Date of Birth:                            Dimensional Fund Advisors       companies
9/07/44                                   Inc., DFA Securities Inc.,
                                          Dimensional Emerging Markets
                                          Value Fund Inc., DFA
                                          Investment Dimensions Group
                                          Inc., Dimensional Investment
                                          Group Inc. and the Trust.
                                          Director (and prior to 2003,
                                          Chief Investment Officer) of
                                          DFA Australia Limited Director,
                                          and formerly, President of
                                          Dimensional Fund Advisors Ltd.
                                          Director of Dimensional Funds
                                          PLC. Trustee, St. Louis
                                          University. Life Trustee and
                                          Member of Investment
                                          Committee, DePaul University.
                                          Director, The German St.
                                          Vincent Orphan Home. Member of
                                          Investment Committee,
                                          Archdiocese of St. Louis.
------------------- ---------- ---------- ------------------------------- ----------- -----------------------

/1/  Each Trustee holds office for an indefinite term until his or her successor is elected and qualified.

/2/  Each  Trustee  is a  director  or  trustee  of each of the four  registered investment companies within the DFA Fund Complex, which include: the Trust;
     DFA Investment  Dimensions Group Inc.;  Dimensional  Investment Group Inc.;
     and The DFA Emerging Markets Value Fund Inc.

+    The term DFA Fund Complex refers to all registered investment companies for which the Advisor  performs  advisory or  administrative  services  and for which the individuals listed above serve as directors on the boards of such companies.

*    Rex A. Sinquefield and Jeanne C. Sinquefield are husband and wife.

                                       60

Information  relating to each Trustee's ownership of shares of the Series of the
Trust and in all registered  investment  companies in the DFA Fund Complex as of
December 31, 2002 is set forth in the chart below.

----------------------------------- ----------------------------------- -----------------------------------
                                                                        Aggregate Dollar Range of Shares
                                                                          Owned in All Funds Overseen by
                                       Dollar Range of Series Shares      Trustee in Family of Investment
          Name                                     Owned                             Companies
----------------------------------- ----------------------------------- -----------------------------------
Disinterested Trustees:
----------------------------------- ----------------------------------- -----------------------------------
George M. Constantinides                           None                                None
----------------------------------- ----------------------------------- -----------------------------------
John P. Gould                                      None                                None
----------------------------------- ----------------------------------- -----------------------------------
Roger G. Ibbotson                                  None                                None
----------------------------------- ----------------------------------- -----------------------------------
Robert C. Merton                                   None                                None
----------------------------------- ----------------------------------- -----------------------------------
Myron S. Scholes                                   None                         $10,001 - $50,000
----------------------------------- ----------------------------------- -----------------------------------
Abbie J. Smith                                     None                                None
----------------------------------- ----------------------------------- -----------------------------------

----------------------------------- ----------------------------------- -----------------------------------
                                                                       Aggregate Dollar Range of Shares
                                                                          Owned in All Funds Overseen by
                                       Dollar Range of Series Shares      Trustee in Family of Investment
          Name                                     Owned                             Companies
----------------------------------- ----------------------------------- -----------------------------------
Interested Trustees:
----------------------------------- ----------------------------------- -----------------------------------
David G. Booth                                     None                           Over $100,000
----------------------------------- ----------------------------------- -----------------------------------
Rex A. Sinquefield                                 None                           Over $100,000
----------------------------------- ----------------------------------- -----------------------------------

Compensation.  Set forth below is a table listing,  for each Trustee entitled to receive compensation, the compensation received from the Trust during the fiscal year ended November 30, 2002 and the total  compensation  received from all four registered  investment  companies  for which the  Advisor  served as  investment advisor or administrator during that same fiscal year.

                                  Aggregate            Pension or                               Total Compensation
                                 Compensation      Retirement Benefits     Estimated Annual     from the Trust and
                                   from the         as Part of Trust         Benefits upon           DFA Fund
Trustee                            Trust**              Expenses               Retirement            Complex+
---------------------------  ------------------  ---------------------  --------------------  ------------------
George M. Constantinides..          $26,795                N/A                   N/A                 $57,000
John P. Gould.............          $26,091                N/A                   N/A                 $55,500
Roger G. Ibbotson.........          $26,795                N/A                   N/A                 $57,000
Robert C. Merton*.........            $0                   N/A                   N/A                    $0
Myron S. Scholes..........          $25,975                N/A                   N/A                 $55,500
Abbie J. Smith............          $26,795                N/A                   N/A                 $57,000

+    The term  "DFA  Fund  Complex"  refers  to the four  registered  investment companies  for  which  the  Advisor  performs  advisory  or  administrative
     services   and  for   which  the   individuals   listed   above   serve  as
     directors/trustees on the Boards of Directors/Trustees of such companies.

*    Mr.  Merton  was not  elected to the  boards of  directors/trustees  of the investment companies in the DFA Fund Complex until March 2003.

**   Under a deferred  compensation  plan (the "Plan") adopted effective January
     1, 2002, the  disinterested  Trustees of the Trust may defer receipt of all or a portion of the  compensation for serving as members of the four Boards of  Directors/Trustees  of the investment companies in the DFA Fund Complex
     (the "DFA Funds").  Amounts  deferred  under the Plan are treated as though equivalent dollar amounts had been invested in shares of a cross-section of the DFA Funds (the "Reference  Funds").  The amounts ultimately received by the  disinterested  Trustees under the Plan will be directly  linked to the investment  performance  of  the  Reference  Funds.  Deferral  of  fees  in accordance with the Plan will have a negligible  effect on a fund's assets, liabilities,  and net  income per  share,  and will not  obligate a fund to retain the services of any  disinterested  Trustee or to pay any particular level of compensation  to the  disinterested  Trustee.  The total amount of deferred  compensation  accrued by the disinterested  Trustees from the DFA
     Fund  Complex  who  participated  in the Plan  during the fiscal year ended
     November 30, 2002 is as follows: $36,500 (Mr. Constantinides), $35,500 (Mr.
     Gould),  $36,500 (Mr.  Ibbotson) and $36,500 (Ms.  Smith).  A disinterested
     Trustee's deferred  compensation will be distributed at the earlier of: (a)
     January in the year after the disinterested  Trustee's resignation from the
     Boards of Directors/Trustees  of the DFA Funds, or death or disability;  or
     (b) five  years  following  the  first  deferral,  in such  amounts  as the disinterested  Trustee has specified.  The  obligations of the DFA Funds to make payments under the Plan will be unsecured  general  obligations of the
     DFA Funds, payable out of the general assets and property of the DFA Funds.

                                       61

Officers

Below is the name, age,  information  regarding positions with the Trust and the principal  occupation for each officer of the Trust. The address of each officer is 1299 Ocean Avenue,  Santa Monica,  CA 90401.  Each officer listed below holds the  same  office  (except  as  otherwise  noted)  in  the  following  entities:
Dimensional Fund Advisors Inc., DFA Securities  Inc., DFA Investment  Dimensions
Group Inc., Dimensional Investment Group Inc., The DFA Investment Trust Company,
and  Dimensional  Emerging  Markets  Value  Fund  Inc.  (collectively,  the "DFA
Entities").

------------------------------ ---------------------- ----------- ------------------------------------
                                                       Term of
                                                       Office/1/
                                                         and
                                                      Length of       Principal Occupation During
        Name and Age                 Position          Service                Past 5 Years
------------------------------ ---------------------- ----------- ------------------------------------
------------------------------ ---------------------- ----------- ------------------------------------
Arthur H.F. Barlow             Vice President         Since 1993  Vice President of all the DFA
Date of Birth: 11/07/55                                           Entities.  Formerly, Vice President
                                                                  DFA Australia  Limited and
                                                                  Dimensional Fund Advisors Ltd.
------------------------------ ---------------------- ----------- ------------------------------------
------------------------------ ---------------------- ----------- ------------------------------------
Valerie A. Brown               Vice President and     Since 2001  Vice President and Assistant
Date of Birth: 1/24/67         Assistant Secretary                Secretary of all the DFA  Entities,
                                                                  DFA Australia Limited and
                                                                  Dimensional Fund Advisors  Ltd.
                                                                  since April 2001. Since March 2000,
                                                                  legal counsel for DFA.  Formerly at
                                                                  Jones, Day, Reavis & Pogue.
------------------------------ ---------------------- ----------- ------------------------------------
------------------------------ ---------------------- ----------- ------------------------------------
Truman A. Clark                Vice President         Since 1996  Vice President of all the DFA
Date of Birth: 4/08/41                                            Entities.  Formerly, Vice President
                                                                  DFA Australia Limited.
------------------------------ ---------------------- ----------- ------------------------------------
------------------------------ ---------------------- ----------- ------------------------------------
James L. Davis                 Vice President         Since 1999  Vice President of all the DFA
Date of Birth: 11/29/56                                           Entities.  Formerly, Vice President
                                                                  DFA Australia Limited.  Formerly at
                                                                  Kansas State University, Arthur
                                                                  Andersen & Co. and Phillips
                                                                  Petroleum Co.
------------------------------ ---------------------- ----------- ------------------------------------
------------------------------ ---------------------- ----------- ------------------------------------
Robert T. Deere                Vice President         Since 1994  Vice President of all the DFA
Date of Birth: 10/08/57                                           Entities and DFA Australia Limited.
                                                                  Formerly, Vice President of
                                                                  Dimensional Fund Advisors Ltd.
------------------------------ ---------------------- ----------- ------------------------------------
------------------------------ ---------------------- ----------- ------------------------------------
Robert W. Dintzner             Vice President         Since 2001  Vice President of all the DFA
Date of Birth: 3/18/70                                            Entities. Formerly, Vice President
                                                                  DFA  Australia  Limited. Prior  to
                                                                  April 2001, marketing supervisor
                                                                  and marketing coordinator for DFA.
------------------------------ ---------------------- ----------- ------------------------------------
------------------------------ ---------------------- ----------- ------------------------------------
Richard A. Eustice             Vice President and     Since 1998  Vice President and Assistant
Date of Birth: 8/05/65         Assistant Secretary                Secretary of all the DFA  Entities
                                                                  and DFA Australia Limited.
------------------------------ ---------------------- ----------- ------------------------------------
------------------------------ ---------------------- ----------- ------------------------------------
Eugene F. Fama, Jr.            Vice President         Since 1993  Vice President of all the DFA
Date of Birth: 1/21/61                                            Entities.  Formerly, Vice President
                                                                  DFA Australia Limited.
------------------------------ ---------------------- ----------- ------------------------------------
------------------------------ ---------------------- ----------- ------------------------------------
Robert M. Fezekas              Vice President         Since 2001  Vice President of all the DFA
Date of Birth: 10/28/70                                           Entities.  Prior to December  2001,
                                                                  Portfolio Manager.
------------------------------ ---------------------- ----------- ------------------------------------

                                       62

------------------------------ ---------------------- ----------- ------------------------------------
Glenn S. Freed                 Vice President         Since 2001  Vice President of all the DFA
Date of Birth: 11/24/61                                           Entities.  Formerly, Professor and
                                                                  Associate Dean of the Leventhal
                                                                  School of Accounting (September
                                                                  1998 to August  2001) and Academic
                                                                  Director Master of Business
                                                                  Taxation Program (June 1996 to
                                                                  August 2001) at the University of
                                                                  Southern California Marshall School
                                                                  of Business.
------------------------------ ---------------------- ----------- ------------------------------------
------------------------------ ---------------------- ----------- ------------------------------------
Henry F. Gray                  Vice President         Since 2000  Vice President of all the DFA
Date of Birth: 9/22/67                                            Entities. Prior  to July 2000 and
                                                                  currently, Portfolio Manager.
                                                                  Formerly, Vice President DFA
                                                                  Australia Limited.
------------------------------ ---------------------- ----------- ------------------------------------
------------------------------ ---------------------- ----------- ------------------------------------
Kamyab Hashemi-Nejad           Vice President,        Since 1997  Vice President, Controller and
Date of Birth: 1/22/61         Controller and                     Assistant Treasurer, of all the DFA
                               Assistant Treasurer                Entities, DFA Australia Limited and
                                                                  Dimensional Fund Advisors Ltd.
------------------------------ ---------------------- ----------- ------------------------------------
------------------------------ ---------------------- ----------- ------------------------------------
Patrick Keating                Vice President         Since 2003  Vice President of all the DFA
Date of Birth: 12/21/54                                           Entities.  Formerly, Director,
                                                                  President and Chief Executive
                                                                  Officer, Assante Asset Management
                                                                  Inc. (October 2000 to December
                                                                  2002); Director,  Assante Capital
                                                                  Management (October 2000 to
                                                                  December 2002); President and Chief
                                                                  Executive Officer, Assante Capital
                                                                  Management (October  2000 to April
                                                                  2001); Executive Vice President,
                                                                  Assante Corporation (May  2001 to
                                                                  December 2002); Director, Assante
                                                                  Asset Management  Ltd. (September
                                                                  1997 to December  2002);  President
                                                                  and Chief Executive Officer,
                                                                  Assante Asset Management Ltd.
                                                                  (September 1998 to May 2001);
                                                                  Executive Vice President, Loring
                                                                  Ward (financial services company)
                                                                  (January 1996 to September 1998).
------------------------------ ---------------------- ----------- ------------------------------------
------------------------------ ---------------------- ----------- ------------------------------------
Stephen P. Manus               Vice President         Since 1997  Vice President of all the DFA
Date of Birth: 12/26/50                                           Entities.  Formerly, Vice President
                                                                  DFA Australia Limited.
------------------------------ ---------------------- ----------- ------------------------------------
------------------------------ ---------------------- ----------- ------------------------------------
Catherine L. Newell            Vice President and     Vice        Vice President and Secretary of all
Date of Birth: 5/07/64         Secretary              President   the DFA  Entities and Dimensional
                                                      since       Fund Advisors  Ltd. Vice President
                                                      1997 and    and  Assistant Secretary of DFA
                                                      Secretary   Australia Limited. Director,
                                                      since 2000  Dimensional Funds  PLC. Assistant
                                                                  Secretary of all DFA  Entities and
                                                                  Dimensional Fund Advisors Ltd.
                                                                  (1997-2000).
------------------------------ ---------------------- ----------- ------------------------------------
------------------------------ ---------------------- ----------- ------------------------------------
David A. Plecha                Vice President         Since 1993  Vice President of all the DFA
Date of Birth: 10/26/61                                           Entities, DFA Australia Limited and
                                                                  Dimensional Fund Advisors Ltd.
------------------------------ ---------------------- ----------- ------------------------------------
------------------------------ ---------------------- ----------- ------------------------------------
Andrew E. Rasmusen             Vice President         Since 2001  Vice President of all the DFA
Date of Birth: 1/26/62                                            Entities. Formerly, Vice President
                                                                  DFA Australia Limited. Since
                                                                  October 2000, investment
                                                                  management, client service manager
                                                                  for DFA. Investment manager
                                                                  researcher and consultant for
                                                                  InvestorForce, Inc. from October
                                                                  1999 to October 2000 and for
                                                                  William M. Mercer Investment
                                                                  Consulting, Inc. from April 1996 to
                                                                  October 1999.
------------------------------ ---------------------- ----------- ------------------------------------

                                       63

------------------------------ ---------------------- ----------- ------------------------------------
Eduardo A. Repetto             Vice President         Since 2002  Vice President of all the DFA
Date of Birth: 1/28/67                                            Entities.  Research Associate for
                                                                  Dimensional Fund Advisors Inc.
                                                                  (June 2000 to April 2002). Research
                                                                  scientist (August 1998 to June
                                                                  2000) and Faculty-Postdoctoral
                                                                  Fellow (August 1997 to August
                                                                  1998), California Institute of
                                                                  Technology.
------------------------------ ---------------------- ----------- ------------------------------------
------------------------------ ---------------------- ----------- ------------------------------------
Michael T. Scardina            Vice President,        Since 1993  Vice President, Chief Financial
Date of Birth: 10/12/55        Chief Financial                    Officer and Treasurer of all the
                               Officer and Treasurer              DFA Entities, DFA Australia Limited
                                                                  and Dimensional  Fund Advisors Ltd.
                                                                  Director of Dimensional Funds, PLC.
------------------------------ ---------------------- ----------- ------------------------------------
------------------------------ ---------------------- ----------- ------------------------------------
David E. Schneider             Vice President         Since 2001  Vice President of all the DFA
Date of Birth: 1/26/46                                            Entities. Prior to 2001 and
                                                                  currently, Regional Director of
                                                                  Dimensional Fund Advisors Inc.
------------------------------ ---------------------- ----------- ------------------------------------
------------------------------ ---------------------- ----------- ------------------------------------
John C. Siciliano              Vice President         Since 2001  Vice President of all the DFA
Date of Birth: 8/24/54                                            Entities. Director, Dimensional
                                                                  Fund Advisors Ltd. Formerly,
                                                                  Director Dimensional Funds PLC.
                                                                  Formerly, Vice President DFA
                                                                  Australia Limited. Managing
                                                                  Principal, Payden & Rygel
                                                                  Investment Counsel from April 1998
                                                                  through December 2000 and Co-Head,
                                                                  North American Corporate Finance
                                                                  for Dresdner Kleinwort Benson N.A.
                                                                  from October 1995 to April 1998.
------------------------------ ---------------------- ----------- ------------------------------------
------------------------------ ---------------------- ----------- ------------------------------------
Jeanne C. Sinquefield, Ph.D.*  Executive Vice         Since 1988  Executive Vice President of all the
Date of Birth: 12/02/46        President                          DFA Entities and DFA  Australia
                                                                  Limited, Vice President (formerly,
                                                                  Executive Vice President)
                                                                  Dimensional Fund Advisors Ltd.
------------------------------ ---------------------- ----------- ------------------------------------
------------------------------ ---------------------- ----------- ------------------------------------
Carl G. Snyder                 Vice President         Since 2000  Vice President of all the DFA
Date of Birth: 6/08/63                                            Entities. Formerly, Vice President
                                                                  DFA  Australia  Limited. Prior  to
                                                                  July 2000, Portfolio Manager.
------------------------------ ---------------------- ----------- ------------------------------------
------------------------------ ---------------------- ----------- ------------------------------------
Karen Umland                   Vice President         Since 1997  Vice President of all the DFA
Date of Birth: 3/10/66                                            Entities, DFA Australia Limited and
                                                                  Dimensional Fund Advisors Ltd.
------------------------------ ---------------------- ----------- ------------------------------------
------------------------------ ---------------------- ----------- ------------------------------------
Weston J. Wellington           Vice President         Since 1997  Vice President of all the DFA
Date of Birth: 3/01/51                                            Entities. Formerly, Vice President
                                                                  DFA Australia Limited.
------------------------------ ---------------------- ----------- ------------------------------------
------------------------------ ---------------------- ----------- ------------------------------------
Daniel M. Wheeler              Vice President         Since 2001  Vice President of all the DFA
Date of Birth: 3/03/45                                            Entities. Prior to 2001 and
                                                                  currently, Director of Financial
                                                                  Advisors Services of Dimensional
                                                                  Fund Advisors Inc.
------------------------------ ---------------------- ----------- ------------------------------------

/1/  Each  officer  holds office for an  indefinite  term at the pleasure of the
     Board of Trustees and until his or her successor is elected and qualified.

*    Rex A. Sinquefield and Jeanne C. Sinquefield are husband and wife.

Trustees and officers as a group own less than 1% of the Trust's outstanding stock.

                                       64

13(d)  Sales Loads.  Not applicable.

13(e)  Codes of Ethics.  The Trust,  the Advisor and DFA  Securities  Inc.  have adopted a Code of  Ethics,  under Rule 17j-1 of the  Investment  Company  Act of
1940, for certain  access persons of the Series.  The Code of Ethics is designed to ensure that access  persons act in the best interests of the Series and their shareholders with respect to any personal trading of securities.  Under the Code of Ethics,  access persons are generally  prohibited  from  knowingly  buying or
selling  securities  (except  for  shares  of  mutual  funds,  U.S.   government
securities  and money market  instruments)  which are being  purchased,  sold or considered for purchase or sale by a Series unless the access persons'  proposed purchases  are  approved in advance.  The Code of Ethics also  contains  certain reporting requirements and securities trading clearance procedures.

Item 14.  Control Persons and Principal Holders of Securities.

14(a) Control  Persons.  As of February 28, 2003,  the following  persons may be deemed to control  the  following  Series  either by owning more than 25% of the voting  securities  of  such  Series  directly  or,  through  the  operation  of pass-through  voting rights, by owning more than 25% of the voting securities of a feeder portfolio investing its assets in the Series:

The U.S. Small XM Value Series

 West Virginia Investment Management Board
 One Cantley Drive
 Charleston, WV 25314                                                  55.24%

 Missouri Local Government Employees' Retirement System
 P.O. Box 268
 Jefferson City, MD 65102                                              25.17%

The Emerging Markets Small Cap Series

 South Dakota Retirement System
 4009 W. 49th Street, Suite 300
 Sioux Falls, SD 57105                                                 43.11%

14(b)  Principal  Holders.  As of February 28, 2003, the following  shareholders owned  beneficially at least 5% of the outstanding  shares of the Series, as set forth below. Unless otherwise indicated, the address of each shareholder is 1299
Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

The U.S. Large Company Series

 BlackRock Funds -
 Index Equity Portfolio
 c/o PFPC
 400 Bellevue Parkway
 Wilmington, DE 19809                                                 59.34%

 DFA Investment Dimensions Group Inc. -
 The U.S. Large Company Portfolio                                     28.32%

 Dimensional Investment Group Inc. -
 U.S. Large Company Institutional Index Portfolio                     11.88%

                                       65

The Enhanced U.S. Large Company Series

 DFA Investment Dimensions Group Inc. -
 Enhanced U.S. Large Company Portfolio                                  100%

The Tax-Managed U.S. Equity Series

 DFA Investment Dimensions Group Inc. -
 Tax-Managed U.S. Equity Portfolio                                      100%

The U.S. Large Cap Value Series

 DFA Investment Dimensions Group Inc. -
 U.S. Large Cap Value Portfolio                                       68.25%

 Dimensional Investment Group Inc. -
 U.S. Large Cap Value Portfolio III                                   21.77%

The Tax-Managed U.S. Marketwide Value Series

 DFA Investment Dimensions Group Inc. -
 Tax-Managed U.S. Marketwide Value Portfolio                          69.63%

 Dimensional Investment Group Inc. -
 Tax-Managed U.S. Marketwide Value Portfolio II                       30.37%

The Global Value Series

 Global Value Trust                                                     100%

The U.S. Small XM Value Series

 West Virginia Investment Management Board
 One Cantley Drive
 Charleston, WV 25314                                                 55.24%

 Missouri Local Government Employees' Retirement System
 P.O. Box 268
 Jefferson City, MO 65102                                             25.17%

 Mac & Co.*
 P.O. Box 3198
 Pittsburgh, PA 15230-3198                                            11.38%

 DFA Investment Dimensions Group Inc. -
 U.S. Small XM Value Portfolio                                         8.21%

                                       66

The U.S. Small Cap Value Series

 DFA Investment Dimensions Group Inc. -
 U.S. Small Cap Value Portfolio                                       94.51%

 Dimensional Investment Group Inc.-
 U.S. Small Cap Value Portfolio II                                     5.49%

The U.S. Small Cap Series

 DFA Investment Dimensions Group Inc. -
 U.S. Small Cap Portfolio                                             77.56%

 Dimensional Investment Group Inc. -
 DFA Small Cap Institutional Portfolio                                16.14%

The U.S. Micro Cap Series

 DFA Investment Dimensions Group Inc. -
 U.S. Micro Cap Portfolio                                               100%

The DFA International Value Series

 Dimensional Investment Group Inc. -
 DFA International Value Portfolio                                    44.40%

 Dimensional Investment Group Inc. -
 DFA International Value Portfolio III                                21.17%

 BellSouth Corporation
 1155 Peachtree Street N.E.
 Atlanta, GA 30309                                                    12.92%

 DFA Investment Dimensions Group Inc. -
 AAM/DFA International High Book-to-Market Portfolio                   7.88%

 Dimensional Investment Group Inc. -
 DFA International Value Portfolio IV                                  7.75%

                                       67

The Japanese Small Company Series

 DFA Investment Dimensions Group Inc. -
 International Small Company Portfolio                                74.78%

 DFA Investment Dimensions Group Inc. -
 Japanese Small Company Portfolio                                     21.75%

The Pacific Rim Small Company Series

 DFA Investment Dimensions Group Inc. -
 International Small Company Portfolio                                62.06%

 DFA Investment Dimensions Group Inc. -
 Pacific Rim Small Company Portfolio                                  35.15%

The United Kingdom Small Company Series

 DFA Investment Dimensions Group Inc. -
 International Small Company Portfolio                                75.52%

 DFA Investment Dimensions Group Inc. -
 United Kingdom Small Company Portfolio                               21.04%

The Continental Small Company Series

 DFA Investment Dimensions Group Inc. -
 International Small Company Portfolio                                82.84%

 DFA Investment Dimensions Group Inc. -
 Continental Small Company Portfolio                                  13.45%

The Emerging Markets Series

 DFA Investment Dimensions Group Inc. -
 Emerging Markets Portfolio                                           97.46%

The Emerging Markets Small Cap Series

 DFA Investment Dimensions Group Inc. -
 Emerging Markets Small Cap Portfolio                                 56.57%

 South Dakota Retirement System
 4009 W. 49th Street, Suite 300
 Sioux Falls, SD 57105                                                43.11%

                                       68

The DFA One-Year Fixed Income Series

 DFA Investment Dimensions Group Inc. -
 DFA One-Year Fixed Income Portfolio                                    100%

The DFA Two-Year Global Fixed Income Series

 DFA Investment Dimensions Group Inc. -
 DFA Two-Year Global Fixed Income Portfolio                             100%

The Global Large Company Series

 Global Large Company Trust                                             100%

The Global Small Company Series

 Global Small Company Trust                                             100%

---------------
*    Owner of record only.

14(c) Management  Ownership.  As of February 28, 2003, the Trustees and officers as a group owned less than 1% of each Series' outstanding stock.

Item 15. Investment Advisory and Other Services.

15(a) Investment Advisers.  The information provided in response to this item is in addition to the information  provided in response to Items 6(a)(1) and (2) in
Part A and Items 13(a), (b) and (c) in this Part B.

David G. Booth and Rex A. Sinquefield, directors and officers of the Advisor and
Trustees  and  officers  of  the  Trust,   and  shareholders  of  the  Advisor's
outstanding voting stock, may be considered controlling persons of the Advisor.

For the services its provides as investment advisor to each Series of the Trust, the  Advisor is paid a monthly fee  calculated  as a  percentage  of average net assets of the Series.  For the fiscal years ended  November  30, 2000,  2001 and
2002  as  applicable,  the  Series  paid  management  fees as set  forth  in the following table:

                                       69

                                                 2000              2001             2002
                                                $(000)            $(000)           $(000)

U.S. Large Company                          $        805     $        745      $        693

Enhanced U.S. Large Company                 $         51     $         42      $         46

U.S. Large Cap Value                        $      1,737     $      1,732      $      1,656

Tax-Managed U.S. Marketwide Value           $        472     $      1,091      $      1,486

U.S. Small XM Value                         $        652     $        862      $        812

U.S. Small Cap Value                        $      5,798     $      6,132      $      6,344

U.S. Small Cap                              $        219     $        266      $        294

U.S. Micro Cap                              $      1,618     $      1,538      $      1,656

DFA International Value                     $      3,237     $      2,801      $      2,340

Japanese Small Company                      $        196     $        206      $        210

Pacific Rim Small Company                   $        162     $        131      $        135

United Kingdom Small Company                $        126     $        104      $        102

Continental Small Company                   $        252     $        221      $        245

Emerging Markets                            $        359     $        308      $        337

Emerging Markets Small Cap                  $         84     $         64      $         89

DFA One-Year Fixed Income                   $        407     $        373      $        435

DFA Two-Year Global Fixed Income            $        259     $        265      $        345

The Tax-Managed U.S. Equity Series                N/A        $         4*      $         83

* For the period September 25, 2001 (commencement of operations) to November 30,
2001.

The Tax-Managed U.S. Equity Series  commenced  operations on September 25, 2001.
The Dividend-Managed  Series had not commenced operations as of the date of this registration statement.

While The Global Value Series,  The Global Large  Company  Series and The Global
Small Company  Series are not subject to a management  fee,  investments  by the
Global Series in the Master Series are subject to the management fees charged by the  respective  Master  Series.  Pursuant to the Expense  Waiver and Assumption
Agreement for The Global Value Series,  The Global Large Company  Series and The
Global  Small  Company  Series,  the Advisor has agreed to waive its fees and to assume each  Series'  expenses  (including  the  expenses  the Series bears as a shareholder  of its master funds) to the extent  necessary to limit the expenses of each Series to the  following  rates as a percentage of average net assets on

                                       70

an annualized  basis:  0.375% for The Global Value Series;  0.25% for The Global
Large Company  Series;  and 0.375% for The Global Small Company  Series.  At any
time that the  annualized  expenses  of a Series  are less than the rate  listed above for such Series on an annualized  basis,  the Advisor retains the right to seek  reimbursement  for any fees previously  waived and/or expenses  previously assumed  to the  extent  that such  reimbursement  will not  cause  the  Series'
annualized expenses to exceed the applicable percentage of average net assets as listed  above.  The Series are not  obligated to reimburse  the Advisor for fees waived or expenses  assumed by the Advisor more than thirty-six  months prior to the date of such reimbursement. The Expense Waiver and Assumption Agreement will remain in effect  for a period of one year from  April 1, 2003 to April 1, 2004, and shall continue in effect from year to year thereafter  unless  terminated by the Trust or the Advisor.

The Advisor pays DFAL quarterly  fees of 12,500 pounds  sterling for services to each of the  United  Kingdom  and  Continental  Series.  The  Advisor  pays  DFA
Australia  fees of $13,000  per year for  services to each of the  Japanese  and
Pacific Rim Series.

15(b)  Principal  Underwriter.  The Trust  distributes  its own shares.  It has, however,  entered into an agreement  with DFA  Securities  Inc., a  wholly-owned subsidiary of the Advisor,  pursuant to which DFA Securities Inc. is responsible for  supervising  the sale of shares of each Series.  No compensation is paid by the Trust to DFA Securities Inc. under this agreement.

15(c) Services  Provided by Each  Investment  Adviser and Expenses Paid by Third
Parties. The information provided in response to this item is in addition to the information provided in response to Item 6(a)(1) and (2) of Part A.

Initially, the investment management agreement with respect to each Series is in effect for a period of two years.  Thereafter,  each  agreement  may continue in effect for successive annual periods,  provided such continuance is specifically approved at least  annually by a vote of the Trust's Board of Trustees,  or by a vote of the holders of a majority of the Series'  outstanding voting securities, and in either  event by a majority  of the  trustees  who are not parties to the agreement or interested persons of any such party (other than as trustees of the
Trust),  cast in person at a meeting  called  for that  purpose.  An  investment management agreement may be terminated without penalty at any time by the Series or by the Advisor on 60 days' written notice and will automatically terminate in the event of its assignment as defined in the Investment Company Act of 1940.

15(d)  Service Agreements.  Not applicable.

15(e)  Other Investment Advice.  Not applicable.

15(f)  Dealer Reallowances.  Not applicable.

15(g)  Rule 12b-1 Plans.  Not applicable.

15(h)  Other Service Providers.

15(h)(1) and (2) PFPC Inc. ("PFPC"), 400 Bellevue Parkway, Wilmington,  Delaware
19809, serves as the administrative and accounting services, dividend disbursing and  transfer  agent for all Trust  Series.  The  services  provided by PFPC are subject to  supervision  by the executive  officers and the Board of Trustees of the Trust,  and include  day-to-day  keeping and maintenance of certain records, calculation of the offering price of the shares, preparation of reports, liaison with the  Trust's  custodians,  and  transfer  and  dividend  disbursing  agency services.  For its  services,  each  Series  pays PFPC annual fees which are set forth below:

                                       71

The U.S. Micro Cap Series
The U.S. Small Cap Series
The U.S. Small Cap Value Series
The U.S. Large Cap Value Series
The Tax-Managed U.S. Marketwide Value Series
The Tax-Managed U.S. Equity Series
The Enhanced U.S. Large Company Series
The LD U.S. Marketwide Value Series
The HD U.S. Marketwide Value Series
Charges for each Series:
     .1025% of the first $300 million of net assets
     .0769% of the next $300 million of net assets
     .0513% of the next $250 million of net assets
     .0205% of net assets over $850 million

PFPC  charges a minimum  fee of $58,800  per year to each of the Large Cap Value
Series,  the Tax-Managed  U.S.  Marketwide  Value Series,  the Tax-Managed  U.S.
Equity Series, the Small Cap Value Series,  the LD U.S.  Marketwide Value Series
and the HD U.S.  Marketwide  Value Series.  PFPC charges the Enhanced U.S. Large
Company  Series a minimum fee of $75,000  per year.  PFPC has agreed that it may from time to time limit the fee rates and the minimum fees for these Series.

The DFA Two-Year Global Fixed Income Series
     .1230% of the first $150 million of net assets
     .0820% of the next $150 million of net assets
     .0615% of the next $300 million of net assets
     .0410% of the next $250 million of net assets
     .0205% of net assets over $850 million

The Series is subject to a minimum fee of $75,000  per year.  PFPC has agreed to limit the minimum fee for the Series from time to time.

The Japanese Small Company Series
The United Kingdom Small Company Series
The Pacific Rim Small Company Series
The Continental Small Company Series
The DFA International Value Series
The Large Cap International Portfolio
The Emerging Markets Series
The Emerging Markets Small Cap Series
Charges for each Series:
     .1230% of the first $300 million of net assets
     .0615% of the next $300 million of net assets
     .0410% of the next $250 million of net assets
     .0205% of net assets over $850 million

                                       72

The DFA  International  Value,  Large Cap  International,  Emerging  Markets and
Emerging  Markets  Small Cap Series are each subject to a minimum fee of $75,000 per year.  The Pacific Rim Small  Company  Series is subject to a minimum fee of
$100,000  per year.  PFPC has agreed to limit the minimum  fee for these  Series from time to time.

The DFA One-Year Fixed Income Series
     .0513% of the first $100 million of net assets
     .0308% of the next $100 million of net assets
     .0205% of net assets over $200 million

The U.S. Large Company Series
The LD U.S. Marketwide Series
The HD U.S. Marketwide Series
     .0150% of net assets

The U.S. Small XM Value Series
     .0160% of net assets

The Global Value Series
     $2,600 (includes custodian fees)

The Global Large Company Series
     $2,600 (includes custodian fees)

The Global Small Company Series
     $2,950 per month (includes custodian fees)

15(h)(3)  Citibank,  N.A.,  111 Wall Street,  New York,  New York 10005,  is the
global custodian for the following Series:  DFA International  Value Series, the
Japanese Small Company Series,  The Pacific Rim Small Company Series, the United
Kingdom Small Company Series, the Continental Small Company Series, DFA Two-Year
Global Fixed Income Series,  Enhanced U.S.  Large Company  Series  (co-custodian with PFPC Trust Company), Emerging Markets Series and Emerging Markets Small Cap
Series,  and PFPC Trust Company,  400 Bellevue  Parkway,  Wilmington,  DE 19809,
serves as the  custodian  for all  other  Series of the  Trust.  The  custodians maintain  separate  accounts for the Series;  make receipts and disbursements of money on behalf of the Series; and collect and receive income and other payments and distributions on account of the Series' portfolio securities. The custodians do not  participate in decisions  relating to the purchase and sale of portfolio securities.

PricewaterhouseCoopers  LLP,  200 East  Las  Olas  Boulevard,  Suite  1700,  Ft.
Lauderdale,  Florida 33301, the Trust's independent certified public accountant, audits the Trust's financial statements on an annual basis.

                                       73

15(h)(4)  Not applicable.

Item 16.  Brokerage Allocation and Other Practices.

16(a) and (c)  Brokerage  Transactions  and Brokerage  Selection.  The following table depicts brokerage commissions paid by the following Series:

                              Brokerage Commissions
               Fiscal Years Ended November 30, 2000, 2001 and 2002

                                                       2000              2001             2002

U.S. Large Company                             $       48,866   $       90,857    $       95,280

Enhanced U.S. Large Company                    $       14,126   $       14,042    $       17,304

U.S. Large Cap Value                           $    1,878,270   $      589,100    $    1,072,620

Tax-Managed U.S. Marketwide Value              $      958,322   $    1,096,561    $      905,013

U.S. Small XM Value                            $    2,808,527   $      637,192    $    1,463,799

U.S. Small Cap Value                           $    5,080,611   $    1,679,179    $    4,826,509

U.S. Small Cap                                 $    1,283,763   $      630,992    $    1,124,961

U.S. Micro Cap                                 $    2,673,958   $      905,726    $    1,614,452

DFA International Value                        $      376,232   $      386,725    $      576,457

Japanese Small Company                         $       76,690   $      168,415    $       89,226

Pacific Rim Small Company                      $      113,732   $       61,378    $      261,413

United Kingdom Small Company                   $       54,469   $       49,857    $       56,931

Continental Small Company Series               $      148,579   $      127,438    $      386,683

Emerging Markets                               $      439,821   $      324,859    $      326,443

Emerging Markets Small Cap                     $       60,368   $       59,080    $       91,022

The Tax-Managed U.S. Equity Series                   N/A        $       57,108    $      160,349

During the fiscal year ended  November  30,  2002,  the Large Cap  International
Portfolio,  a portfolio of DFAIDG, paid brokerage  commissions of $125,689.  The
Global  Value  Series,  The Global  Large  Company  Series and The Global  Small
Company  Series  will not incur any  brokerage  costs in  connection  with their purchases and redemptions of shares of the Master Series.  The Tax-Managed  U.S.
Equity Series commenced  operations on September 25, 2001. The  Dividend-Managed
Series  had  not  commenced  operations  as of the  date  of  this  registration statement.

                                       74

The  substantial  increases or decreases in the amount of brokerage  commissions paid by  certain  Series  from year to year  indicated  in the  foregoing  table resulted from increases or decreases in the amount of securities bought and sold by those Series.

The DFA One-Year  Fixed Income and Two-Year  Global Fixed Income Series  acquire and sell  securities on a net basis with dealers which are major market  markers in such securities.  The Investment  Committee of the Advisor selects dealers on the basis of their  size,  market  making  and  credit  analysis  ability.  When executing portfolio transactions, the Advisor seeks to obtain the most favorable price for the  securities  being  traded among the dealers with whom such Series effects transactions.

Portfolio  transactions  will be placed with a view to receiving  the best price and execution.

The OTC companies  eligible for purchase by The U.S. Small Cap Series,  The U.S.
Micro Cap  Series,  The U.S.  Small XM Value  Series,  The U.S.  Small Cap Value
Series,  The Tax-Managed  U.S.  Marketwide  Value Series,  The Tax-Managed  U.S.
Equity  Series and the  Dividend-Managed  Series are thinly  traded  securities.
Therefore,  the Advisor  believes  it needs  maximum  flexibility  to effect OTC trades on a best execution  basis.  To that end, the Advisor places buy and sell orders with market  makers,  third  market  brokers,  electronic  communications networks  ("ECNs") and with  brokers on an agency  basis.  Third market  brokers enable the Advisor to trade with other  institutional  holders directly on a net basis.  This allows the Advisor to sometimes  trade larger  blocks than would be possible by going through a single market maker.

ECNs, such as Instinet,  are electronic  information and communication  networks whose subscribers  include most market makers and many  institutions.  Such ECNs charge a commission for each trade executed on their system. For example, on any given trade, a Series, by trading through an ECN, would pay a spread to a dealer on the other side of the trade plus a commission to the ECN. However,  placing a buy (or sell)  order on an ECN  communicates  to many  (potentially  all) market makers and  institutions at once. This can create a more complete picture of the market and thus increase the likelihood that the Series can effect  transactions at the best available prices.

Brokerage commissions for transactions in securities listed on the TSE and other
Japanese  securities  exchanges are fixed. Under the current  regulations of the
TSE and the  Japanese  Ministry  of  Finance,  member  and  non-member  firms of
Japanese  exchanges  are required to charge full  commissions  to all  customers other than banks and certain  financial  institutions,  but members and licensed non-member  firms may confirm  transactions  to banks and financial  institution affiliates  located  outside  Japan with  institutional  discounts  on brokerage commissions.  The Japanese Small Company Series has been able to avail itself of institutional  discounts.  The  Series'  ability  to  effect  transactions  at a discount from fixed commission  rates depends on a number of factors,  including the size of the transaction,  the relation between the cost to the member or the licensed  non-member  firm of  effecting  such  transaction  and the  commission receivable,  and the law,  regulation and practice discussed above. There can be no assurance  that the Series will continue to be able to realize the benefit of discounts from fixed commissions.

                                       75

The Series  will seek to acquire  and dispose of  securities  in a manner  which would cause as little fluctuation in the market prices of stocks being purchased or sold as possible in light of the size of the transactions being effected, and brokers  will be  selected  with this goal in view.  The  Advisor  monitors  the performance of brokers which effect transactions for the Series to determine the effect that the Series'  trading has on the market  prices of the  securities in which they invest. The Advisor also checks the rates of commission being paid by the Series to their  brokers to ascertain  that the rates are  competitive  with those  charged by other  brokers  for  similar  services.  DFAL  performs  these services for the United  Kingdom and  Continental  Small Company  Series and DFA
Australia performs these services for the Japanese and Pacific Rim Small Company
Series.  Transactions also may be placed with brokers who provide the Advisor or sub-advisors with investment  research,  such as reports  concerning  individual issuers, industries and general economic and financial trends and other research services.  The Investment  Management Agreements permit the Advisor knowingly to pay commissions on such transactions which are greater than another broker might charge if the Advisor,  in good faith,  determines that the commissions paid are reasonable  in relation to the  research or brokerage  services  provided by the broker or dealer when viewed in terms of either a particular  transaction or the
Advisor's overall  responsibilities to the Trust. Research services furnished by brokers  through whom  securities  transactions  are effected may be used by the
Advisor in servicing  all of its accounts and not all such  services may be used by the Advisor with respect to the Trust.  Brokerage  transactions may be placed with  securities  firms that are  affiliated  with an  affiliate of the Advisor.
Commission  paid on such  transactions  would be  commensurate  with the rate of commissions paid on similar transactions to brokers that are not so affiliated.

16(b)  Commissions.  No  commissions  were paid to  affiliates  or affiliates of affiliates during fiscal years 2000, 2001 and 2002.

16(d)  Directed  Brokerage.  During the fiscal year ended November 30, 2002, the following Series paid  commissions for securities  transactions to brokers which provided market price monitoring services,  market studies and research services to the Series as follows:

                                       76

                                                 VALUE OF
                                                SECURITIES                     BROKERAGE
                                               TRANSACTIONS                   COMMISSIONS

U.S. Large Cap Value                                $34,387,307                        $93,979
U.S. Small XM Value                                $137,081,226                       $354,008
U.S. Small Cap Value                               $229,045,758                       $743,416
U.S. Small Cap                                      $64,979,133                       $190,788
U.S. Micro Cap                                      $54,509,041                       $164,756
DFA International Value                            $112,395,736                       $187,088
Japanese Small Company                              $24,309,044                        $60,773
Tax Managed U.S. Marketwide Value                   $68,098,158                       $191,338
Tax Managed U.S. Equity                              $3,255,699                         $9,965
United Kingdom Small Company                           $265,615                           $436
Continental Small Company                              $957,105                         $1,914
TOTAL:                                             $729,283,822                     $1,998,461

16(e)  Regular Broker Dealers.  Not applicable.

Item 17.  Capital Stock and Other Securities.

17(a) Capital Stock. All twenty-five Series issue shares of beneficial  interest without a sales  load.  The shares of each  Series,  when issued and paid for in
accordance   with  this   registration   statement,   will  be  fully  paid  and
nonassessable  shares,  with  equal,  non-cumulative  voting  rights,  except as described  below,  and no  preferences as to  conversion,  exchange,  dividends, redemptions or any other feature.  In addition,  the Trust has arranged with the
Feeder  Portfolios for voting rights as provided in Section  12(d)(1)(E)(iii)(a)
of the  Investment  Company Act of 1940. If a  shareholder  of a Series which is taxed as a partnership becomes bankrupt, a majority in interest of the remaining shareholders  in such Series must vote within 120 days to approve the continuing existence  of the Series or the  Series  will be  liquidated.  All shares of the
Trust  entitled to vote on a matter shall vote without  differentiation  between the separate Series on a one-vote-per-share basis; provided however, if a matter to be  voted on  affects  only  the  interests  of some  Series,  then  only the shareholders  of such  affected  Series shall be entitled to vote on the matter.
Investments in the Series may not be transferred, except upon exemption from the registration  requirements  of the 1933 Act, but an investor may withdraw all or any portion of the  investor's  investment  at any time at net asset  value.  If liquidation of the Trust should occur, shareholders would be entitled to receive on a per class basis the assets of the particular  Series whose shares they own, as well as a  proportionate  share  of  Trust  assets  not  attributable  to any particular  class.  The Trust's  by-laws  provide that meetings of  shareholders shall be called for the purpose of voting upon the question of removal of one or more  Trustees  upon the written  request of the holders of not less than 10% of the outstanding shares.

The Trust does not  intend to hold  annual  meetings;  it may,  however,  hold a meeting  if  called  by  the  Board.  Shareholders  may  receive  assistance  in communicating with other shareholders in connection with the election or removal of  Trustees  similar  to the  provisions  contained  in  Section  16(c)  of the
Investment Company Act of 1940.

17(b)  Other Securities.  Not applicable.

                                       77

Item 18.  Purchase, Redemption and Pricing of Shares.

The  information  provided  in  response  to  this  item is in  addition  to the information provided in response to Item 7 in Part A.

18(a) and (c)  Purchase  of Shares and  Offering  Price.  The Trust will  accept purchase and  redemption  orders on each day that the NYSE is open for business, regardless  of  whether  the  Federal  Reserve  System is  closed.  However,  no purchases  by wire may be made on any day that the  Federal  Reserve  System  is closed.  The Trust will generally be closed on days that the NYSE is closed. The
NYSE is scheduled to be open Monday  through  Friday  throughout the year except for days  closed to  recognize  New Year's Day,  Martin  Luther  King,  Jr. Day,
Presidents'  Day,  Good  Friday,  Memorial  Day,  Independence  Day,  Labor Day,
Thanksgiving and Christmas Day. The Federal Reserve System is closed on the same days as the NYSE,  except  that it is open on Good Friday and closed on Columbus
Day and  Veterans'  Day.  Orders  for  redemptions  and  purchases  will  not be processed if the Trust is closed.

The Tokyo  Stock  Exchange  ("TSE")  is closed  on the  following  days in 2003:
January 1, 2, 3 and 13,  February  11, March 21, April 29, May 3 and 5, July 21,
September  15 and 23,  October  13,  November 3 and 24 and  December  23 and 31.
Orders for the purchase and redemption of shares of the Japanese Series received on those  days  will be  priced as of the close of the NYSE on the next day that the TSE is open for trading.

The LSE is closed on the following days in 2003: January 1, April 18 and 21, May
5 and 26,  August 25,  and  December  25 and 26.  Orders  for the  purchase  and redemption  of shares of the United  Kingdom Small  Company  Series  received on those  days will be  processed  as of the close of the NYSE on the next day that the LSE is open for trading.

The foreign securities  exchanges on which the Continental Small Company Series'
portfolio  securities are  principally  traded are closed on January 1, April 18 and 21, and December 25 and 26. Orders for the purchase and redemption of shares of the  Continental  Small Company Series received on this day will be priced at the close of the NYSE on the next business day.

Since The Japanese  Small  Company,  Pacific Rim Small  Company,  United Kingdom
Small Company,  Continental  Small Company,  DFA International  Value,  Emerging
Markets and Emerging  Markets Small Cap Series own securities that are primarily listed on foreign exchanges which may trade on days when the Series do not price their  shares,  the net asset  values of such  Series and the Global  Series may change on days when shareholders will not be able to purchase or redeem shares.

The Trust reserves the right, in its sole discretion, to suspend the offering of shares of any or all Series or reject  purchase  orders when, in the judgment of management, such suspension or rejection is in the best interest of the Trust or a Series.  Securities  accepted  in  exchange  for  shares  of a Series  will be acquired for investment  purposes and will be considered for sale under the same circumstances as other securities in the Portfolio.

The Trust may suspend redemption privileges or postpone the date of payment: (1)
during  any  period  when the NYSE is closed,  or  trading  on the  Exchange  is restricted  as  determined  by the SEC,  (2) during any period when an emergency exists  as  defined  by the  rules  of the SEC as a  result  of  which it is not reasonably  practicable  for the Trust to dispose of securities  owned by it, or fairly to  determine  the value of its assets and (3) for such other  periods as the SEC may permit.

                                       78

18(b)  Fund Reorganizations.  Not applicable.

18(d)  Redemption-in-kind.  The Trust has filed a notice of election pursuant to
Rule 18f-1 under the Investment  Company Act of 1940.  However,  The Tax-Managed
U.S.  Marketwide Value Series,  The Tax-Managed U.S. Equity Series,  The LD U.S.
Marketwide Series, The HD U.S.  Marketwide Series, The LD U.S.  Marketwide Value
Series, The HD U.S. Marketwide Value Series, The Global Value Series, The Global
Large Company  Series and The Global Small Company Series have opted out of this election. (See Item 7(c) of Part A.)

Item 19.  Taxation of the Fund.

The  information  provided  in  response  to  this  item is in  addition  to the information provided in response to Items 7(d) and (e) in Part A.

Each  Corporate  Series  intends to qualify each year as a regulated  investment
company  by   satisfying   certain   distribution   and  asset   diversification
requirements  under the Code.  As a regulated  investment  company,  a Corporate
Series  generally  pays  no  federal  income  tax on the  income  and  gains  it distributed to its  investors.  The Board reserves the right not to maintain the qualification  of a  Corporate  Series as a regulated  investment  company if it determines such course of action to be beneficial to investors.  In such case, a
Corporate Series will be subject to federal, and possibly state, corporate taxes on its taxable income and gains and  distributions to investors will be taxed as ordinary dividend income to the extent of a Portfolio's  available  earnings and profits.

To avoid  federal  excise  taxes,  the  Code  requires  a  Corporate  Series  to distribute to investors by December 31 of each year, at a minimum, the following amounts:

o    98% of its taxable ordinary income earned during the calendar year;
o    98% of its capital  gain net income  earned  during the twelve month period ending October 31; and
o    100% of any  undistributed  amounts of these  categories  of income or gain from the prior year.

The Fund intends to declare and pay these  distributions  in December (or to pay them in  January,  in which  case  investors  must  treat  them as  received  in
December),  but can give no assurances that its distributions will be sufficient to eliminate all taxes.

While  the  Partnership  Series  are not  classified  as  "regulated  investment companies"  under  Subchapter M of the Code,  the  Partnership  Series'  assets, income and  distributions  will be managed in such a way that an investor in the
Series will be able to satisfy the  requirements  of  Subchapter  M of the Code, assuming that the investor  invested all of its assets in a  Partnership  Series for such Series' entire fiscal year.

The  Partnership  Series  will not be subject to any U.S.  federal  income  tax.
Instead,  each  investor  will be required to report  separately on its own U.S.
federal  income tax return its  distributive  share (as determined in accordance with the  governing  instruments  of the  Partnership  Series) of a  Partnership
Series' income,  gains,  losses,  deductions and credits.  Each investor will be required to report its distributive  share regardless of whether it has received a corresponding  distribution of cash or property from a Partnership  Series. An allocable share of a tax-exempt  investor's  income will be "unrelated  business taxable  income"  ("UBTI") only to the extent that a Partnership  Series borrows money to acquire property or invests in assets that produce UBTI. In addition to
U.S.  federal  income  taxes,  investors in the  Partnership  Series may also be subject to state and local taxes on their  distributive  share of a  Partnership
Series' income.

                                       79

If a Series of the Trust, including the Partnership Series,  purchases shares in
certain  foreign  investment   entities,   called  "passive  foreign  investment
companies,"  the  Series  (and  in the  case  of  the  Partnership  Series,  its investors)  may be subject  to U.S.  federal  income tax and a related  interest charge on a portion of any "excess distribution" or gain from the disposition of such  shares  even if such income is  distributed  as a taxable  dividend by the
Corporate Series to its shareholders or, in the case of the Partnership  Series, even if such income is  distributed to its  investors,  unless a  mark-to-market election is made.

The Series of the Trust,  including the  Partnership  Series,  may be subject to foreign  withholding  taxes on income from certain of their foreign  securities.
This, in turn,  could reduce a Series' income  dividends  paid to investors.  If more than 50% in value of the total  assets of a Corporate  Series at the end of its  fiscal  year are  invested  in  securities  of  foreign  corporations,  the
Corporate  Series may elect to pass-through to its  shareholders  their pro rata share of foreign income taxes paid by the Corporate  Series. If this election is made,  shareholders  will be (i) required to include in their gross income their pro rata share of foreign source income (including any foreign taxes paid by the
Corporate  Series),  and (ii)  entitled  to either  deduct  their  share of such foreign taxes in computing  their  taxable  income or to claim a credit for such taxes  against their U.S.  federal  income tax,  subject to certain  limitations under the Code.

The Enhanced U.S. Large Company  Series'  investments in Index  Derivatives  are subject to complex tax rules which may have the effect of accelerating income or converting,  in part, what otherwise would have been long-term capital gain into short-term capital gain. These rules may affect the amount, character and timing of income distributed to shareholders of The Enhanced U.S. Large Company Series.

For the Corporate  Series with the principal  investment  policy of investing in foreign equity securities and non-equity domestic investments, it is anticipated that only a small portion of such Corporate  Series'  dividends will qualify for the corporate  dividends received  deduction.  To the extent that such Corporate
Series pay dividends which qualify for this deduction,  the  availability of the deduction is subject to certain  holding  period,  hedging,  and debt  financing restrictions imposed under the Code on the corporation claiming the deduction.

Since  virtually all of the net  investment  income from The DFA One-Year  Fixed
Income and Two-Year  Global Fixed Income Series is expected to arise from earned interest,  it is not  expected  that any of such Series'  distributions  will be eligible for the dividends received deduction for corporations.

                                       80

The Trust may accept  securities or local currencies in exchange for shares of a
Series.  A gain or loss for U.S.  federal income tax purposes may be realized by investors who are subject to U.S. federal taxation upon the exchange,  depending upon  the U.S.  dollar  cost of the  securities  or  local  currency  exchanged.
Different rules apply in the case of a Corporate Series or a Partnership Series.
Investors  should consult their tax advisers.  (See "In-kind  Purchases" in Item
7(b).)

Shareholders  of the Corporate  Series who are not U.S.  persons for purposes of
U.S.  federal income taxation  should consult with their tax advisors  regarding the applicability of U.S. withholding and other taxes to distributions  received by them from the  Corporate  Series and the  application  of foreign tax laws to these  distributions.  Corporate  Series shares held by the estate of a non-U.S.
investor may also be subject to U.S. estate tax.

Losses  incurred on the sale of securities by one Series to another  Series will be disallowed if, as of the date of sale, the same persons (or, in the case of a sale of securities by one Corporate Series to another Corporate Series,  five or fewer  persons)  own  directly or  indirectly  more than 50% of the  outstanding shares in both the selling and purchasing  Series.  Under attribution rules, the shareholders  of a  Feeder  Portfolio  are  considered  to own the  shares  of a corresponding  Series on a pro rata basis for  purposes  of  applying  this loss disallowance  rule.  However,  in applying  the  attribution  rules to a sale of
securities  by  one  Corporate  Series  to  another   Corporate   Series,   only
shareholders  that  own 5% or more  of the  shares  of a  Feeder  Portfolio  are considered to own the shares of the corresponding  Series in proportion to their ownership of Feeder Portfolio shares.

There  are  certain  other tax  issues  that will be  relevant  to only  certain investors in the Series;  for  instance,  investors  that are  segregated  asset accounts and investors who contribute assets rather than cash to a Series.  Such investors  are  advised  to  consult  their  own  tax  advisors  as to  the  tax consequences of an investment in a Series.

Investors  in the  Partnership  Series who are not U.S.  persons for purposes of
U.S. federal income taxation should consult with their tax advisors to determine the  applicability  of U.S.  withholding  by a  Partnership  Series on interest, dividends  and any other  items of fixed or  determinable  annual or  periodical gains,  profits and income included in such investors'  distributive  share of a
Partnership  Series' income.  Non-U.S.  investors may also wish to contact their tax advisors to determine  the  applicability  of foreign tax laws.  Partnership
Series  shares held by the estate of a non-U.S.  investor may be subject to U.S.
estate tax.

The Tax-Managed  U.S.  Marketwide  Value Series and The Tax-Managed  U.S. Equity
Series (each a "Tax-Managed Series") and The LD U.S. Marketwide Value Series and
The LD U.S.  Marketwide  Series  (each a "LD Series")  may time  investments  to minimize the receipt of  dividends.  These actions could result in a Tax-Managed
Series or a LD  Series  being  unable to flow  through  the  dividends  received deduction to corporate shareholders.  This will occur if a Tax-Managed Series or a LD Series  does not hold the stock of a domestic  (U.S.)  corporation  for the requisite  holding  period to be  eligible  for  pass-through  of the  dividends received deduction.

If a shareholder elects to receive capital gains  distributions in cash, instead of reinvesting them in additional  shares,  the capital at work in a Series will be reduced.  Also,  purchases of shares in a Corporate Series shortly before the record date for a dividend or capital gains  distribution may cause a portion of the  investment  to be returned to the  shareholder  as a taxable  distribution, regardless of whether the distribution is being reinvested or paid in cash.

                                       81

Item 20.  Underwriters.  Not applicable.

Item 21.  Calculation of Performance Data.

21(a)  Money Market Funds.  Not applicable.

21(b) Other Funds.  Following are quotations of the annualized  percentage total returns for the one-,  five-,  and ten-year  periods ended November 30, 2002 (as applicable)  using the standardized  method of calculation  required by the SEC.
For those  Series in effect  for less  than  one,  five or ten  years,  the time periods during which the Series have been active have been  substituted  for the periods  stated  (which in no case extends  prior to the  effective  date of the registration statement relating to a particular Series), and are indicated by an
asterisk.   Prior  to  March  30,  2002,   certain  Series  were  subject  to  a
reimbursement  fee charged to investors  and paid to the Series at the following rates  expressed  as a  percentage  of net asset value of a Series:  Continental
Small Company, Pacific Rim Small Company and Emerging Markets Small Cap Series -
1.00%; and Japanese Small Company and Emerging Markets Series - 0.50%.  Prior to
March 30, 2002,  Global Small Company Series was subject to a reimbursement  fee equal to a  blended  rate of the  reimbursement  fees of its  underlying  Master
Series.  Those  Series  for  which  the  returns  below are net of the cost of a reimbursement  fee  charged  to  investors  and  paid to the  Series  have  been indicated by a double asterisk (**). A negative pre-tax return translates into a higher after-tax  return on distributions  and the sale of series shares because this calculation  assumes that an investor received a tax deduction for the loss incurred on the sale.

                                                              One         Five       Ten
                                                              Year       Years      Years
                                                              ----       -----      -----

The U.S. Large Company Series
   Return Before Taxes                                      -16.59        0.91       9.76*
   Return After Taxes on Distributions without                 ***         ***        ***
     Sale of Series Shares
   Return After Taxes on Distributions and Sale of          -10.19        0.73       8.05*
     Series Shares****

The Enhanced U.S. Large Company Series
   Return Before Taxes                                      -15.34        1.29       7.80*
   Return After Taxes on Distributions without              -16.03       -2.72       3.42*
      Sale of Series Shares
   Return After Taxes on Distributions and Sale of           -9.39       -0.17       4.85*
     Series Shares

The U.S. Large Cap Value Series
   Return Before Taxes                                       -8.64        4.12      10.82*
   Return After Taxes on Distributions without               -9.13        1.50       8.56*
      Sale of Series Shares
   Return After Taxes on Distributions and Sale of           -5.29        2.73       8.37*
     Series Shares

                                       82

The U.S. Small XM Value Series
   Return Before Taxes                                        2.17        4.04*      N/A
   Return After Taxes on Distributions without               -1.22        2.23*      N/A
      Sale of Series Shares
   Return After Taxes on Distributions and Sale of            3.13        2.58*      N/A
     Series Shares

The U.S. Small Cap Value Series
   Return Before Taxes                                        1.05        6.04      12.80*
   Return After Taxes on Distributions without               -1.30        3.01      10.61*
      Sale of Series Shares
   Return After Taxes on Distributions and Sale of            2.30        4.05      10.19*
     Series Shares

The U.S. Small Cap Series
   Return Before Taxes                                       -8.42        3.55       9.69*
   Return After Taxes on Distributions without               -9.06        0.90       6.87*
      Sale of Series Shares
   Return After Taxes on Distributions and Sale of           -5.00        2.09       6.97*
     Series Shares

The U.S. Micro Cap Series
   Return Before Taxes                                       -2.96        5.29*      N/A
   Return After Taxes on Distributions without               -3.53        2.51*      N/A
      Sale of Series Shares
   Return After Taxes on Distributions and Sale of           -1.49        3.58*      N/A
     Series Shares

The DFA International Value Series
   Return Before Taxes                                       -5.53        1.34       2.95*
   Return After Taxes on Distributions without               -6.48        0.12       1.82*
      Sale of Series Shares
   Return After Taxes on Distributions and Sale of           -3.31        0.86       2.07*
     Series Shares

The Japanese Small Company Series**
   Return Before Taxes                                      -10.05       -3.23     -14.43*
   Return After Taxes on Distributions without                 ***         ***        ***
      Sale of Series Shares
   Return After Taxes on Distributions and Sale of           -6.17       -2.55     -10.42*
     Series Shares****

                                       83

The Pacific Rim Small Company Series**
   Return Before Taxes                                        6.20        2.83      -4.13*
   Return After Taxes on Distributions without                 ***         ***        ***
      Sale of Series Shares
   Return After Taxes on Distributions and Sale of            3.80        2.08      -3.37*
     Series Shares****

The United Kingdom Small Company Series
   Return Before Taxes                                       -4.67        0.20     -11.04*
   Return After Taxes on Distributions without                 ***         ***        ***
      Sale of Series Shares
   Return After Taxes on Distributions and Sale of           -2.87        0.16      -8.21*
     Series Shares****

The Continental Small Company Series**
   Return Before Taxes                                        2.18        2.28      -2.18*
   Return After Taxes on Distributions without                 ***         ***        ***
      Sale of Series Shares
   Return After Taxes on Distributions and Sale of            1.34        1.84      -1.72*
     Series Shares****

The Global Value Series
   Return Before Taxes                                       -6.84       -2.89*      N/A
   Return After Taxes on Distributions without               -7.72       -3.80*      N/A
      Sale of Series Shares
   Return After Taxes on Distributions and Sale of           -3.84       -2.54*      N/A
     Series Shares

The Global Large Company Series
   Return Before Taxes                                      -13.80      -17.26*      N/A
   Return After Taxes on Distributions without              -14.22      -17.56*      N/A
      Sale of Series Shares
   Return After Taxes on Distributions and Sale of           -8.44      -13.56*      N/A
     Series Shares

                                       84

The Global Small Company Series**
   Return Before Taxes                                       -4.20       -4.99*      N/A
   Return After Taxes on Distributions without               -4.62       -5.55*      N/A
      Sale of Series Shares
   Return After Taxes on Distributions and Sale of           -2.52       -4.21*      N/A
     Series Shares

The Emerging Markets Series**
   Return Before Taxes                                        1.57       -0.53      -0.39*
   Return After Taxes on Distributions without                 ***         ***        ***
      Sale of Series Shares
   Return After Taxes on Distributions and Sale of            0.96       -0.42      -0.33*
     Series Shares****

The Emerging Markets Small Cap Series**
   Return Before Taxes                                       11.94        2.36      -1.91*
   Return After Taxes on Distributions without                 ***         ***        ***
      Sale of Series Shares
   Return After Taxes on Distributions and Sale of            7.33        1.90      -1.51*
     Series Shares****

The DFA One-Year Fixed Income Series
   Return Before Taxes                                        3.57        5.45       5.40*
   Return After Taxes on Distributions without                2.49        3.41       3.32*
      Sale of Series Shares
   Return After Taxes on Distributions and Sale of            2.18        3.34       3.28*
     Series Shares

The DFA Two-Year Global Fixed Income Series
   Return Before Taxes                                        4.60        5.82       6.04*
   Return After Taxes on Distributions without                3.55        3.50       3.75*
      Sale of Series Shares
   Return After Taxes on Distributions and Sale of            2.81        3.48       3.69*
     Series Shares

Tax-Managed U.S. Marketwide Value Series
   Return Before Taxes                                      -20.25       -1.10*      N/A
   Return After Taxes on Distributions without                 ***         ***       N/A
      Sale of Series Shares
   Return After Taxes on Distributions and Sale of          -12.43       -0.88*      N/A
     Series Shares****

                                       85

Tax-Managed U.S. Equity Series
   Return Before Taxes                                      -20.12       -5.02*      N/A
   Return After Taxes on Distributions without                 ***         ***       N/A
      Sale of Series Shares
   Return After Taxes on Distributions and Sale of          -12.35       -4.01*      N/A
     Series Shares****

***  A value for "Return  After Taxes on  Distributions  without  Sale of Series
     Shares" is not provided because the Series is a Partnership Series which is taxed as a partnership and which does not make income dividends and capital gain  distributions.  Instead,  each  investor is allocated a  distributive share (as  determined in accordance  with the governing  instruments of the
     Partnership  Series)  of  a  Partnership  Series'  income,  gains,  losses, deductions  and credits that it must report on its own U.S.  federal income tax return.

**** The Series is a  Partnership  Series  which is taxed as a  partnership  and which  does not make  income  dividends  and  capital  gain  distributions.
     Therefore,  the  return  does  not  reflect  taxes on  distributions.  Each investor is allocated a  distributive  share (as  determined  in accordance with the governing  instruments of the Partnership Series) of a Partnership
     Series' income, gains, losses,  deductions and credits and will be required to report its distributive  share separately on its own U.S. federal income tax return.

Average Annual Total Return Before Taxes

As  the  following  formula  indicates,  the  average  annual  total  return  is determined  by finding the average  annual  compounded  rates of return over the stated time period that would equate a  hypothetical  initial  purchase order of
$1,000 to its redeemable value (including capital  appreciation/depreciation and dividends  and  distributions  paid and  reinvested  less any fees  charged to a shareholder  account)  at the end of the stated  time  period.  The  calculation assumes  that all  dividends  and  distributions  are  reinvested  at the public offering  price on the  reinvestment  dates  during the  period.  The  quotation assumes the account  was  completely  redeemed at the end of each period and the deduction of all applicable charges and fees. According to the SEC formula:

         P(1 + T)n = ERV

where:

     P    = a hypothetical initial payment of $1,000
     T    = average annual total return
     n    = number of years

     ERV  = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the one-, five-, and ten-year periods at the end of the one-, five-, and ten-year periods (or fractional portion thereof).

A Series may compare its investment performance to appropriate market and mutual fund indices and investments for which reliable  performance  data is available.
Such  indices  are  generally   unmanaged  and  are  prepared  by  entities  and
organizations which track the performance of investment  companies or investment advisors.  Unmanaged indices often do not reflect  deductions for administrative and  management  costs and  expenses.  The  performance  of a Series may also be compared in publications to averages, performance rankings, or other information prepared  by  recognized  mutual  fund  statistical  services.  Any  performance information, whether related to a Series or to the Advisor, should be considered in light of the Series' investment objectives and policies,  characteristics and the  quality of the  portfolio  and  market  conditions  during the time  period indicated  and  should not be  considered  to be  representative  of what may be achieved in the future.

                                       86

Average Annual Total Return After Taxes on Distributions

Average  annual  total  return  after  taxes on  distributions  for a Series  is determined by finding the average  annual rates of return over the stated period of time that  would  equate an initial  hypothetical  $1,000  investment  to its ending redeemable value, after taxes on distributions.  The calculation  assumes income  dividends  and capital  gain  distributions,  less the taxes due on such distributions,  are  reinvested at net asset value.  The  quotation  assumes the account was  completely  redeemed at the end of each period and the deduction of all applicable  charges and fees, but assumes that the redemption  itself had no tax consequences.

Taxes due on  distributions  are  calculated by applying the highest  individual marginal federal income tax rates in effect on the reinvestment  date, using the
rates  that   correspond  to  the  tax  character  of  each   component  of  the
distributions  (e.g.,  ordinary income rate for ordinary  income  distributions,
short-term  capital  gain  rate  for  short-term  capital  gain   distributions,
long-term  capital  gain rate for  long-term  capital gain  distributions).  The taxable  amount and tax character of a  distribution  may be adjusted to reflect
any   recharacterization   of  the   distribution   since  its  original   date.
Distributions  are  adjusted to reflect the federal tax impact the  distribution would have on an individual  taxpayer on the reinvestment date; for example,  no taxes are  assumed to be due on the portion of any  distribution  that would not result in federal  income tax on an  individual  (e.g.,  tax-exempt  interest or non-taxable returns of capital).  The effect of applicable tax credits,  such as the foreign tax credit,  is taken into  account in  accordance  with federal tax law. Any potential tax  liabilities  other than federal tax  liabilities  (e.g., state and local  taxes) are  disregarded,  as are the  effects of  phaseouts  of certain  exemptions,  deductions,  and credits at various income levels, and the impact of the federal alternative minimum tax.

The following SEC formula is used to calculate these figures:

         P(1+T)n = ATVD

where:

     P    = a hypothetical initial payment of $1,000
     T    = average annual total return (after taxes on distributions)
     n    = number of years

     ATVD = ending value of a hypothetical  $1,000 payment made at the beginning of each  period  at the end of each period, after  taxes  on  Series distributions but not after taxes on redemption.

                                       87

Average  Annual  Total Return  After Taxes on  Distributions  and Sale of Series
Shares

Average  annual  total return  after taxes on  distributions  and sale of Series shares a Series is determined by finding the average annual rates of return over the  stated  time  period  that  would  equate an  initial  hypothetical  $1,000 investment to its ending redeemable value, after taxes on distributions and sale of Series shares.  The  calculation  assumes  income  dividends and capital gain distributions  are  reinvested  at net asset value.  The  quotation  assumes the account was  completely  redeemed at the end of each period and the deduction of all applicable charges and fees, including taxes upon sale of Series shares.

Taxes due on  distributions  are  calculated by applying the highest  individual marginal federal income tax rates in effect on the reinvestment  date, using the
rates  that   correspond  to  the  tax  character  of  each   component  of  the
distributions  (e.g.,  ordinary income rate for ordinary  income  distributions,
short-term  capital  gain  rate  for  short-term  capital  gain   distributions,
long-term  capital  gain rate for  long-term  capital gain  distributions).  The taxable  amount and tax character of a  distribution  may be adjusted to reflect
any   recharacterization   of  the   distribution   since  its  original   date.
Distributions  are  adjusted to reflect the federal tax impact the  distribution would have on an individual  taxpayer on the reinvestment date; for example,  no taxes are  assumed to be due on the portion of any  distribution  that would not result in federal  income tax on an  individual  (e.g.,  tax-exempt  interest or non-taxable returns of capital).  The effect of applicable tax credits,  such as the foreign tax credit,  is taken into  account in  accordance  with federal tax law. Any potential tax  liabilities  other than federal tax  liabilities  (e.g., state and local  taxes) are  disregarded,  as are the  effects of  phaseouts  of certain  exemptions,  deductions,  and credits at various income levels, and the impact of the federal alternative minimum tax.

The capital gain or loss upon  redemption is calculated by  subtracting  the tax basis from the redemption  proceeds,  after deducting any  nonrecurring  charges assessed at the end of the period,  subtracting  capital  gains taxes  resulting from the  redemption,  or adding the tax benefit from capital  losses  resulting from the redemption. In determining the basis for a reinvested distribution, the distribution  is included net of taxes assumed paid from the  distribution.  Tax basis is adjusted for any distributions  representing returns of capital and any other tax basis  adjustments  that would  apply to an  individual  taxpayer,  as permitted by applicable federal law. The amount and character (e.g.,  short-term or long-term) of capital gain or loss upon  redemption is separately  determined for shares acquired through the initial investment and each subsequent  purchase through  reinvested  distributions.  Shares  acquired  through  reinvestment  of distributions  are not  assumed to have the same  holding  period as the initial investment.  The tax character of such reinvestments is determined by the length of the period between  reinvestment and the end of the measurement period in the case of reinvested distributions.  Capital gains taxes (or the benefit resulting from tax losses) is  calculated  using the highest  federal  individual  capital gains  tax  rate  for  gains  of the  appropriate  character  in  effect  on the redemption  date and in accordance with federal law applicable on the redemption date.  Shareholders  are assumed to have  sufficient  capital  gains of the same character  from  other  investments  to  offset  any  capital  losses  from  the redemption, so that the taxpayer may deduct the capital losses in full.

                                       88

The following SEC formula is used to calculate these figures:

         P(1+T)n = ATVDR

where:

     P    = a hypothetical initial payment of $1,000
     T    = average  annual  total  return  (after  taxes on  distributions  and redemptions)
     n    = number of years

     ATVDR= ending value of a hypothetical  $1,000 payment made at the beginning of each  period  at the end of each  period,  after  taxes  on  Series distributions and redemption.

Item 22.  Financial Statements.

22(a), (b) and (c) The audited financial  statements and financial highlights of the  Trust for its  fiscal  year  ended  November  30,  2002 as set forth in the
Trust's   annual   reports   to   shareholders,    including   the   report   of
PricewaterhouseCoopers  LLP,  independent  certified  public  accountants,   are
incorporated  herein by  reference.  The annual  reports do not contain any data regarding The LD U.S.  Marketwide Series, The HD U.S.  Marketwide Series, The LD
U.S.  Marketwide  Value Series and The HD U.S.  Marketwide  Value Series because they had not commenced operations as of November 30, 2002.

                                       89

                        THE DFA INVESTMENT TRUST COMPANY
                               (Amendment No. 29)

                                     PART C

                                OTHER INFORMATION

Item 23. Exhibits.

     (a)  Charter.

          (1)  Agreement and  Declaration of Trust  effective as of December 27,
               1993. Incorporated herein by reference to:
               ------------------------------------
               Filing:          Post-Effective Amendment No. 5 to the
                                Registrant's Registration Statement on Form N-1A
               File No.:        811-07436
               Filing Date:     November 29, 1995

          (2)  Certificate of Trust dated September 11, 1992.
               Incorporated herein by reference to:
               ------------------------------------
               Filing:          Post-Effective Amendment No. 14 to the
                                Registrant's Registration Statement on Form N-1A
               File No.:        811-07436
               Filing Date:     March 3, 1998

          (3)  Certificate  of Amendment to  Certificate  of Trust dated January
               15, 1993.
               Incorporated herein by reference to:
               ------------------------------------
               Filing:          Post-Effective Amendment No. 14 to the
                                Registrant's Registration Statement on Form N-1A
               File No.:        811-07436
               Filing Date:     March 3, 1998

     (b)  By-Laws.

          (1)  By-Laws.
               Incorporated herein by reference to:
               ------------------------------------
               Filing:          Post-Effective Amendment No. 14 to the
                                Registrant's Registration Statement on Form N-1A
               File No.:        811-07436
               Filing Date:     March 3, 1998

     (c)  Instruments Defining the Rights of Security Holders.

          (1)  No specimen securities are issued on behalf of the Registrant.

          (2)  Relevant portion of Agreement and Declaration of Trust.
               See Article V
               Incorporated herein by reference to:
               ------------------------------------
               Filing:          Post-Effective Amendment No. 5 to the
                                Registrant's Registration Statement on Form N-1A
               File No.:        811-07436
               Filing Date:     November 29, 1995

          (3)  Relevant portion of By-Laws.
               See Article II
               Incorporated herein by reference to:
               ------------------------------------
               Filing:          Post-Effective Amendment No. 14 to the
                                Registrant's Registration Statement on Form N-1A
               File No.:        811-07436
               Filing Date:     March 3, 1998

     (d)  Investment Advisory Contracts.

          (1)  Investment Management Agreements.

               (a)  Investment   Management  Agreement  dated  January  6,  1993
                    between the  Registrant and  Dimensional  Fund Advisors Inc.
                    ("DFA") on behalf of The U.S. Small Cap Series (formerly The
                    U.S. 6-10 Small Company Series).
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:          Post-Effective Amendment No. 14 to the
                                     Registrant's Registration Statement on Form N-1A
                    File No.:        811-07436
                    Filing Date:     March 3, 1998

                    (i)  Addendum  Number  One  dated  March  27,  2001 re:  the reflection of the following name change:
                         *  The U.S. 6-10 Small Company Series to The U.S. Small
                            Cap Series
                         Incorporated herein by reference to:
                         ------------------------------------
                         Filing:           Post-Effective Amendment No. 26 to the
                                           Registrant's Registration Statement on
                                           Form N-1A
                         File No.:         811-07436
                         Filing Date:      September 7, 2001

               (b)  Form  of  Investment   Management   Agreement   between  the
                    Registrant  and DFA on  behalf  of The  U.S.  Large  Company
                    Series.
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:          Post-Effective Amendment No. 5 to the
                                     Registrant's Registration Statement on Form N-1A
                    File No.:        811-07436
                    Filing Date:     November 29, 1995

               (c)  Investment   Management  Agreement  dated  January  6,  1993
                    between the Registrant and DFA on behalf of The DFA One-Year
                    Fixed Income Series.
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:          Post-Effective Amendment No. 14 to the
                                     Registrant's Registration Statement on Form N-1A
                    File No.:        811-07436
                    Filing Date:     March 3, 1998

               (d)  Investment   Management  Agreement  dated  January  6,  1993
                    between the  Registrant  and DFA on behalf of The U.S. Large
                    Cap Value Series  (formerly The U.S.  Large Cap High Book to
                    Market Series).
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:          Post-Effective Amendment No. 14 to the
                                     Registrant's Registration Statement on Form N-1A
                    File No.:        811-07436
                    Filing Date:     March 3, 1998

               (e)  Investment   Management  Agreement  dated  January  6,  1993
                    between the  Registrant  and DFA on behalf of The U.S. Small
                    Cap Value Series  (formerly  The U.S.  6-10 Value Series and
                    The U.S. Small Cap High Book to Market Series).
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:          Post-Effective Amendment No. 14 to the
                                     Registrant's Registration Statement on Form N-1A
                    File No.:        811-07436
                    Filing Date:     March 3, 1998

                    (i)  Addendum  Number  One  dated  March  27,  2001 re:  the reflection of the following name change:
                    *    The U.S. 6-10 Value Series to The U.S.  Small Cap Value
                         Series
                         Incorporated herein by reference to:
                         ------------------------------------
                         Filing:           Post-Effective Amendment No. 26 to the
                                           Registrant's Registration Statement on
                                           Form N-1A
                         File No.:         811-07436
                         Filing Date:      September 7, 2001

               (f)  Investment  Management  Agreement  dated  December  1,  1993 between  the  Registrant  and  DFA  on  behalf  of  The  DFA
                    International Value Series.
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:          Post-Effective Amendment No. 14 to the
                                     Registrant's Registration Statement on Form N-1A
                    File No.:        811-07436
                    Filing Date:     March 3, 1998

               (g)  Investment  Management  Agreement  dated  October  18,  1996 between  the  Registrant  and DFA on behalf of The  Emerging
                    Markets Series.
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:          Post-Effective Amendment No. 14 to the
                                     Registrant's Registration Statement on Form N-1A
                    File No.:        811-07436
                    Filing Date:     March 3, 1998

               (h)  Investment  Management  Agreement  dated  February  8,  1996 between  the  Registrant  and DFA on behalf of The  Enhanced
                    U.S. Large Company Series.
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:          Post-Effective Amendment No. 6 to the
                                     Registrant's Registration Statement on Form N-1A
                    File No.:        811-07436
                    Filing Date:     February 7, 1996

               (i)  Investment  Management  Agreement  dated  February  8,  1996 between the Registrant and DFA on behalf of The DFA Two-Year
                    Global Fixed Income Series.
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:          Post-Effective Amendment No. 6 to the
                                     Registrant's Registration Statement on Form N-1A
                    File No.:        811-07436
                    Filing Date:     February 7, 1996

               (j)  Investment Management Agreement dated August 7, 1996 between the  Registrant  and DFA on  behalf  of The  Japanese  Small
                    Company Series.
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:          Post-Effective Amendment No. 7 to the
                                     Registrant's Registration Statement on Form N-1A
                    File No.:        811-07436
                    Filing Date:     August 7, 1996

               (k)  Investment Management Agreement dated August 7, 1996 between the Registrant and DFA on behalf of The United Kingdom Small
                    Company Series.
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:          Post-Effective Amendment No. 7 to the
                                     Registrant's Registration Statement on Form N-1A
                    File No.:        811-07436
                    Filing Date:     August 7, 1996

               (l)  Investment Management Agreement dated August 7, 1996 between the  Registrant  and DFA on behalf of The  Pacific Rim Small
                    Company Series.
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:          Post-Effective Amendment No. 7 to Registrant's
                                     Registration Statement on Form N-1A
                    File No.:        811-07436
                    Filing Date:     August 7, 1996

               (m)  Investment Management Agreement dated August 7, 1996 between the  Registrant and DFA on behalf of The  Continental  Small
                    Company Series.
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:          Post-Effective Amendment No. 7 to the
                                     Registrant's Registration Statement on Form N-1A
                    File No.:        811-07436
                    Filing Date:     August 7, 1996

               (n)  Investment  Management  Agreement  dated  October  18,  1996 between  the  Registrant  and DFA on behalf of The  Emerging
                    Markets Small Cap Series.
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:          Post-Effective Amendment No. 14 to the
                                     Registrant's Registration Statement on Form N-1A
                    File No.:        811-07436
                    Filing Date:     March 3, 1998

               (o)  Investment  Management  Agreement  dated  November  28, 1997 between the  Registrant  and DFA on behalf of The U.S. Micro
                    Cap Series (formerly The U.S. 9-10 Small Company Series).
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:          Post-Effective Amendment No. 12 to the
                                     Registrant's Registration Statement on Form N-1A
                    File No.:        811-07436
                    Filing Date:     November 28, 1997

                    (i)  Addendum  Number  One  dated  March  27,  2001 re:  the reflection of the following name change:
                         *  The U.S. 9-10 Small Company Series to The U.S. Micro
                            Cap Series
                         Incorporated herein by reference to:
                         ------------------------------------
                         Filing:           Post-Effective Amendment No. 26 to the
                                           Registrant's Registration Statement
                                           on Form N-1A
                         File No.:         811-07436
                         Filing Date:      September 7, 2001

               (p)  Investment  Management  Agreement  dated  November  28, 1997 between the  Registrant  and DFA on behalf of The U.S. Small
                    XM Value Series (formerly The U.S. 4-10 Value Series).
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:          Post-Effective Amendment No. 12 to the
                                     Registrant's Registration Statement on Form N-1A
                    File No.:        811-07436
                    Filing Date:     November 28, 1997

                    (i)  Addendum  Number  One  dated  March  27,  2001 re:  the reflection of the following name change:
                         *  The U.S. 4-10 Value Series to The U.S. Small XM
                            Value Series
                         Incorporated herein by reference to:
                         ------------------------------------
                         Filing:           Post-Effective Amendment No. 26 to the
                                           Registrant's Registration Statement on
                                           Form N-1A
                         File No.:         811-07436
                         Filing Date:      September 7, 2001

               (q)  Form of Investment  Management  Agreement  dated December 7,
                    1998  between  the  Registrant  and  DFA  on  behalf  of the
                    Tax-Managed U.S. Marketwide Value Series.
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:          Post-Effective Amendment No. 16 to the
                                     Registrant's Registration Statement on Form N-1A
                    File No:         811-07436
                    Filing Date:     December 8, 1998

               (r)  Investment Management Agreement dated July 27, 2000, between the  Registrant  and  DFA on  behalf  of The LD  U.S.  Large
                    Company Series.
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:          Post-Effective Amendment No. 26 to the Registrant's
                                     Registration Statement on Form N-1A
                    File No.:        811-07436
                    Filing Date:     September 7, 2001

                    (i)  Form of Addendum  Number One re: the  reflection of the following name change:
                         *  The LD U.S. Large Company Series to The LD U.S.
                            Marketwide Series
                         Incorporated herein by reference to:
                         ------------------------------------
                         Filing:           Post-Effective Amendment No. 26 to the
                                           Registrant's Registration Statement
                                           on Form N-1A
                         File No.:         811-07436
                         Filing Date:      September 7, 2001

               (s)  Investment Management Agreement dated July 27, 2000, between the  Registrant  and  DFA on  behalf  of The HD  U.S.  Large
                    Company Series.
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:          Post-Effective Amendment No. 26 to the
                                     Registrant's Registration Statement on Form N-1A
                    File No.:        811-07436
                    Filing Date:     September 7, 2001

                    (i)  Form of Addendum  Number One re: the  reflection of the following name change:
                         *  The HD U.S. Large Company Series to The HD U.S. Marketwide
                            Series
                         Incorporated herein by reference to:
                         ------------------------------------
                         Filing:           Post-Effective Amendment No. 26 to the
                                           Registrant's Registration Statement
                                           on Form N-1A
                         File No.:         811-07436
                         Filing Date:      September 7, 2001

               (t)  Investment Management Agreement dated July 27, 2000, between the Registrant  and DFA on behalf of The LD U.S.  Marketwide
                    Value Series.
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:          Post-Effective Amendment No. 26 to the
                                     Registrant's Registration Statement on Form N-1A
                    File No.:        811-07436
                    Filing Date:     September 7, 2001

               (u)  Investment Management Agreement dated July 27, 2000, between the Registrant  and DFA on behalf of The HD U.S.  Marketwide
                    Value Series.
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:          Post-Effective Amendment No. 26 to the
                                     Registrant's Registration Statement on Form N-1A
                    File No.:        811-07436
                    Filing Date:     September 7, 2001

               (v)  Investment  Management Agreement dated July 26, 2001 between the  Registrant  and DFA on behalf of The  Tax-Managed  U.S.
                    Equity Series  (formerly  The  Tax-Managed  U.S.  Marketwide
                    Series).
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:          Post-Effective Amendment No. 26 to the Registrant's
                                     Registration Statement on Form N-1A
                    File No.:        811-07436
                    Filing Date:     September 7, 2001

                    (i)  Form of Addendum  Number One re: the  reflection of the following name change:
                         * The Tax-Managed U.S. Marketwide Series to The Tax-Managed
                           U.S. Equity Series
                         Incorporated herein by reference to:
                         ------------------------------------
                         Filing:           Post-Effective Amendment No. 26 to the
                                           Registrant's Registration Statement
                                           on Form N-1A
                         File No.:         811-07436
                         Filing Date:      September 7, 2001

          (2)  Sub-Advisory Agreements.

               (a)  Sub-Advisory   Agreement  among  the  Registrant,   DFA  and
                    Australia Pty Ltd. ("DFA-Australia") dated August 7, 1996 on behalf of The Japanese Small Company Series.
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:          Post-Effective Amendment No. 7 to the
                                     Registrant's Registration Statement on Form N-1A
                    File No.:        811-07436
                    Filing Date:     August 7, 1996

               (b)  Sub-Advisory   Agreement  among  the  Registrant,   DFA  and
                    Dimensional Fund Advisors Ltd. ("DFAL") dated August 7, 1996 on behalf of The United Kingdom Small Company Series.
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:          Post-Effective Amendment No. 7 to the
                                     Registrant's Registration Statement on Form N-1A
                    File No.:        811-07436
                    Filing Date:     August 7, 1996

               (c)  Sub-Advisory   Agreement  among  the  Registrant,   DFA  and
                    DFA-Australia  dated August 7, 1996 on behalf of The Pacific
                    Rim Small Company Series.
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:          Post-Effective Amendment No. 7 to the
                                     Registrant's Registration Statement on Form N-1A
                    File No.:        811-07436
                    Filing Date:     August 7, 1996

               (d)  Sub-Advisory  Agreement among the  Registrant,  DFA and DFAL dated  August 7, 1996 on  behalf  of The  Continental  Small
                    Company Series.
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:          Post-Effective Amendment No. 7 to the
                                     Registrant's Registration Statement on Form N-1A
                    File No.:        811-07436
                    Filing Date:     August 7, 1996

               (e)  Form of Consulting  Services  Agreement between  Dimensional
                    Fund Advisors Inc. and Dimensional  Fund Advisors Ltd. dated
                    September 13, 1999 on behalf of:

                    THE DFA INVESTMENT TRUST COMPANY
                    * DFA International Value Series
                    * Emerging Markets Small Cap Series
                    * Emerging Markets Series
                    * Tax-Managed U.S. Marketwide Value Series

                    DFA INVESTMENT DIMENSIONS GROUP INC.
                    * DFA International Small Cap Value Portfolio
                    * VA International Value Portfolio
                    * Large Cap International Portfolio
                    * Tax-Managed DFA International Value Portfolio

                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:          Post-Effective Amendment No. 16 to the
                                     Registrant's Registration Statement on Form N-1A
                    File No:         811-07436
                    Filing Date:     December 8, 1998

               (f)  Form of Consulting  Services  Agreement between  Dimensional
                    Fund Advisors Inc. and DFA Australia Ltd. on behalf of:

                    THE DFA INVESTMENT TRUST COMPANY
                    * DFA International Value Series
                    * Emerging Markets Small Cap Series
                    * Emerging Markets Series
                    * Tax-Managed U.S. Marketwide Value Series

                    DFA INVESTMENT DIMENSIONS GROUP INC.
                    * DFA International Small Cap Value Portfolio
                    * VA International Value Portfolio
                    * Large Cap International Portfolio
                    * Tax-Managed DFA International Value Portfolio; and

                    DIMENSIONAL EMERGING MARKETS VALUE FUND, INC.

                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:          Post-Effective Amendment No. 16 to the
                                     Registrant's Registration Statement on Form N-1A
                    File No:         811-07436
                    Filing Date:     December 8, 1998

     (e)  Underwriting Contracts.

          Form of Agreement dated January 6, 1993 between the Registrant and DFA
          Securities Inc.
          Incorporated herein by reference to:
          ------------------------------------
          Filing:           Post-Effective Amendment No. 14 to the Registrant's
                            Registration Statement on Form N-1A
          File No.:         811-07436
          Filing Date:      March 3, 1998

     (f)  Bonus or Profit Sharing Contracts.

          Not applicable.

     (g)  Custodian Agreements.

          (1)  Custodian Agreement between the Registrant and PFPC Trust Company
               ("PFPC")  (formerly PNC Bank,  N.A. and  Provident  National Bank
               N.A.) dated January 15, 1993.
               Incorporated herein by reference to:
               ------------------------------------
               Filing:          Post-Effective Amendment No. 14 to the Registrant's
                                Registration Statement on Form N-1A
               File No.:        811-07436
               Filing Date:     March 3, 1998

               (a)  Addendum  Number One dated December 7, 1998 between PFPC and the Registrant on behalf of each series of the Registrant.
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:          Post-Effective Amendment No. 17 to the
                                     Registrant's Registration statement on Form N-1A
                    File No.:        811-07436
                    Filing Date:     March 24, 1999

               (b)  Addendum  Number Two dated May 28, 1999  between  PFPC Trust
                    Company and the  Registrant  on behalf of each series of the
                    Registrant.
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:          Post-Effective Amendment No. 18 to the Registrant's
                                     Registration statement on Form N-1A
                    File No.:        811-07436
                    Filing Date:     May 28, 1999

               (c)  Addendum  Number Three dated September 13, 1999 between PFPC
                    Trust Company and the Registrant on behalf of each series of the Registrant.
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:          Post-Effective Amendment No. 20 to the
                                     Registrant's Registration statement on Form N-1A
                    File No.:        811-07436
                    Filing Date:     September 13, 1999

               (d)  Form of Addendum  Number  Four dated July 27,  2000  between
                    PFPC  Trust  Company  and the  Registrant  on behalf of each series of the Registrant.
                    Incorporated herein by reference to:
                    -----------------------------------
                    Filing:          Post-Effective Amendment No. 22 to the
                                     Registrant's Registration Statement on Form N-1A
                    File No:         811-07436
                    Filing Date:     July 27, 2000

               (e)  Addendum  Number Five dated  March 27,  2001,  between  PFPC
                    Trust Company and the Registrant on behalf of each series of the  Registrant  re: the  reflection of the  following  name changes:
                    * The U.S. 4-10 Value Series to The U.S. Small XM Value Series
                    * The U.S. 6-10 Value Series to The U.S. Small Cap Value Series
                    * The U.S. 6-10 Small Company Series to The U.S. Small Cap
                      Series
                    * The U.S. 9-10 Small Company Series to The U.S. Micro Cap
                      Series
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:          Post-Effective Amendment No. 26 to the
                                     Registrant's Registration Statement on Form N-1A
                    File No.:        811-07436
                    Filing Date:     September 7, 2001

               (f)  Addendum  Number Six dated July 26, 2001  between PFPC Trust
                    Company and the  Registrant  on behalf of each series of the
                    Registrant re: the addition of the following Series:
                    * The Tax-Managed U.S. Marketwide Series; and
                    re:  the reflection of the following name changes:
                    * The LD U.S. Large Company Series to The LD U.S. Marketwide
                      Series
                    * The HD U.S. Large Company Series to The HD U.S. Marketwide
                      Series
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:          Post-Effective Amendment No. 26 to the
                                     Registrant's Registration Statement on Form N-1A
                    File No.:        811-07436
                    Filing Date:     September 7, 2001

               (g)  Form of  Addendum  Number  Seven  dated  September  21, 2001 between PFPC Trust  Company and the  Registrant on behalf of each  series of the  Registrant  re: the  reflection  of the following name change:
                    * The Tax-Managed U.S. Marketwide Series to The Tax-Managed
                      U.S. Equity Series
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:          Post-Effective Amendment No. 26 to the
                                     Registrant's Registration Statement on Form N-1A
                    File No.:        811-07436
                    Filing Date:     September 7, 2001

          (2)  Global  Custody  Agreement  dated  January 18,  1994  between the
               Registrant and The Chase  Manhattan  Bank,  N.A. on behalf of The
               Emerging Markets Series.
               Incorporated herein by reference to:
               ------------------------------------
               Filing:          Post-Effective Amendment No. 14 to the Registrant's
                                Registration Statement on Form N-1A
               File No.:        811-07436
               Filing Date:     March 3, 1998

          (3)  Custodial  Services  Agreement dated January 13, 1998 between the
               Registrant and Citibank, N.A.
               Incorporated herein by reference to:
               ------------------------------------
               Filing:          Post-Effective Amendment No. 14 to the Registrant's
                                Registration Statement on Form N-1A
               File No.:        811-07436
               Filing Date:     March 3, 1998
                         (i)     Manual Transmission Authorization.
                         (ii)    Manual Transmission Procedures.

     (h)  Other Material Contracts.

          (1)  Transfer  Agency  Agreement  dated  January 15, 1993  between the
               Registrant and PFPC Inc.  (formerly known as Provident  Financial
               Processing Corporation) ("PFPC").
               Incorporated herein by reference to:
               ------------------------------------
               Filing:          Post-Effective Amendment No. 14 to the Registrant's
                                Registration Statement on Form N-1A
               File No.:        811-07436
               Filing Date:     March 3, 1998
                (i)     Appendix A: Authorized Persons to Give Oral and Written
                        Instructions
                (ii)    Schedule A: Listing of Statistical Reports

               (a)  Amendments to the Transfer Agency Agreement.

                    (i)  Amendment Number One dated December 1, 1993 between the
                         Registrant and PFPC on behalf of The DFA  International
                         Value Series.
                         Incorporated herein by reference to:
                         ------------------------------------
                         Filing:           Post-Effective Amendment No. 14 to the
                                           Registrant's Registration Statement
                                           on Form N-1A
                         File No.:         811-07436
                         Filing Date:      March 3, 1998

               (b)  Addendum to the Transfer Agency Agreement.

                    (i)  Addendum Number One dated December 7, 1998 between PFPC and the  Registrant  on  behalf  of each  series of the
                         Registrant.
                         Incorporated herein by reference to:
                         ------------------------------------
                         Filing:           Post-Effective Amendment No. 17 to the
                                           Registrant's Registration Statement
                                           on Form N-1A
                         File No.:         811-07436
                         Filing Date:      March 24, 1999

                    (ii) Addendum Number Two dated May 28, 1999 between PFPC and
                         the   Registrant  on  behalf  of  each  series  of  the
                         Registrant.
                         Incorporated herein by reference to:
                         ------------------------------------
                         Filing:           Post-Effective Amendment No. 18 to the
                                           Registrant's Registration Statement on
                                           Form N-1A
                         File No.:         811-07436
                         Filing Date:      May 28, 1999

                    (iii)Addendum  Number Three dated September 13, 1999 between
                         PFPC and the Registrant on behalf of each series of the
                         Registrant.
                         Incorporated herein by reference to:
                         ------------------------------------
                         Filing:           Post-Effective Amendment No. 20 to the Registrant's
                                           Registration Statement on Form N-1A
                         File No.:         811-07436
                         Filing Date:      September 13, 1999

                    (iv) Form of  Addendum  Number  Four  dated  July  27,  2000 between  PFPC  and the  Registrant  on  behalf  of each
                         series of the Registrant.
                         Incorporated herein by reference to:
                         -----------------------------------
                         Filing:           Post-Effective Amendment No. 22 to the
                                           Registrant's Registration Statement
                                           on Form N-1A
                         File No:          811-07436
                         Filing Date:      July 27, 2000

                    (v)  Addendum  Number Five dated March 27, 2001 between PFPC and the  Registrant  on  behalf  of each  series of the
                         Registrant  re: the  reflection of the  following  name
                         changes:

                         * The U.S. 4-10 Value Series to The U.S. Small XM Value Series
                         * The U.S. 6-10 Value Series to The U.S. Small Cap Value Series
                         * The U.S. 6-10 Small Company Series to The U.S. Small Cap
                           Series
                         * The U.S. 9-10 Small Company Series to The U.S. Micro Cap
                           Series
                         Incorporated herein by reference to:
                         ------------------------------------
                         Filing:           Post-Effective Amendment No. 26 to the
                                           Registrant's Registration Statement
                                           on Form N-1A
                         File No.:         811-07436
                         Filing Date:      September 7, 2001

                    (vi) Addendum  Number Six dated July 26, 2001  between  PFPC and the  Registrant  on  behalf  of each  series of the
                         Registrant re: the addition of the following Series:
                         * The Tax-Managed U.S. Marketwide Series; and
                         re:  the reflection of the following name changes:
                         * The LD U.S. Large Company Series to The LD U.S. Marketwide
                           Series
                         * The HD U.S. Large Company Series to The HD U.S. Marketwide
                           Series
                         Incorporated herein by reference to:
                         ------------------------------------
                         Filing:           Post-Effective Amendment No. 26 to the
                                           Registrant's Registration Statement
                                           on Form N-1A
                         File No.:         811-07436
                         Filing Date:      September 7, 2001

                    (vii)Form of Addendum  Number Seven dated September 21, 2001 between  PFPC  and the  Registrant  on  behalf  of each
                         series of the  Registrant  re:  the  reflection  of the
                         following name change:
                         *  The Tax-Managed U.S. Marketwide Series to The Tax-Managed
                            U.S. Equity Series
                         Incorporated herein by reference to:
                         ------------------------------------
                         Filing:           Post-Effective Amendment No. 26 to the
                                           Registrant's Registration Statement on
                                           Form N-1A
                         File No.:         811-07436
                         Filing Date:      September 7, 2001

          (2)  Administration  and Accounting  Services  Agreement dated January
               15, 1993 between the Registrant and PFPC.
               Incorporated herein by reference to:
               ------------------------------------
               Filing:          Post-Effective Amendment No. 14 to the Registrant's
                                Registration Statement on Form N-1A
               File No.:        811-07436
               Filing Date:     March 3, 1998

               (a)  Amendments to the  Administration  and  Accounting  Services
                    Agreement.

                    (i)  Amendment  Number One dated  December  1, 1993  between
                         PFPC  and  the   Registrant   on   behalf  of  The  DFA
                         International Value Series.
                         Incorporated herein by reference to:
                         ------------------------------------
                         Filing:           Post-Effective Amendment No. 14 to the
                                           Registrant's Registration Statement on
                                           Form N-1A
                         File No.:         811-07436
                         Filing Date:      March 3, 1998

               (b)  Addenda  to  the  Administration  and  Accounting   Services
                    Agreement.

                    (i)  Addendum Number One dated December 7, 1998 between PFPC and the  Registrant  on  behalf  of each  series of the
                         Registrant.
                         Incorporated herein by reference to:
                         ------------------------------------
                         Filing:           Post-Effective Amendment No. 17 to the
                                           Registrant's Registration Statement
                                           on Form N-1A
                         File No.:         811-07436
                         Filing Date:      March 24, 1999

                    (ii) Addendum Number Two dated May 28, 1999 between PFPC and
                         the   Registrant  on  behalf  of  each  series  of  the
                         Registrant.
                         Incorporated herein by reference to:
                         ------------------------------------
                         Filing:           Post-Effective Amendment No. 18 to the
                                           Registrant's Registration Statement
                                           on Form N-1A
                         File No.:         811-07436
                         Filing Date:      May 28, 1999

                    (iii)Addendum  Number Three dated September 13, 1999 between
                         PFPC and the Registrant on behalf of each series of the
                         Registrant.
                         Incorporated herein by reference to:
                         ------------------------------------
                         Filing:           Post-Effective Amendment No. 20 to the
                                           Registrant's Registration Statement
                                           on Form N-1A
                         File No.:         811-07436
                         Filing Date:      September 13, 1999

                    (iv) Form of  Addendum  Number  Four  dated  July  27,  2000 between  PFPC  and the  Registrant  on  behalf  of each
                         series of the Registrant.
                         Incorporated herein by reference to:
                         -----------------------------------
                         Filing:           Post-Effective Amendment No. 22 to the
                                           Registrant's Registration Statement
                                           on Form N-1A
                         File No:          811-07436
                         Filing Date:      July 27, 2000

                    (v)  Addendum  Number Five dated March 27, 2001 between PFPC and the  Registrant  on  behalf  of each  series of the
                         Registrant  re: the  reflection of the  following  name
                         changes:
                         * The U.S. 4-10 Value Series to The U.S. Small XM Value Series
                         * The U.S. 6-10 Value Series to The U.S. Small Cap Value Series
                         * The U.S. 6-10 Small Company Series to The U.S. Small Cap
                           Series
                         * The U.S. 9-10 Small Company Series to The U.S. Micro Cap
                           Series
                         Incorporated herein by reference to:
                         ------------------------------------
                         Filing:           Post-Effective Amendment No. 26 to the
                                           Registrant's Registration Statement
                                           on Form N-1A
                         File No.:         811-07436
                         Filing Date:      September 7, 2001

                    (vi) Addendum  Number Six dated July 26, 2001  between  PFPC and the  Registrant  on  behalf  of each  series of the
                         Registrant re: the addition of the following Series:

                         *  The Tax-Managed U.S. Marketwide Series; and
                         re:  the reflection of the following name changes:
                         *  The LD U.S. Large Company Series to The LD U.S. Marketwide
                            Series
                         *  The HD U.S. Large Company Series to The HD U.S. Marketwide
                            Series
                         Incorporated herein by reference to:
                         ------------------------------------
                         Filing:           Post-Effective Amendment No. 26 to the
                                           Registrant's Registration Statement
                                           on Form N-1A
                         File No.:         811-07436
                         Filing Date:      September 7, 2001

                    (vii)Form of Addendum  Number Seven dated September 21, 2001 between  PFPC  and the  Registrant  on  behalf  of each
                         series of the  Registrant  re:  the  reflection  of the
                         following name change:
                         * The Tax-Managed U.S. Marketwide Series to The Tax-Managed
                           U.S. Equity Series
                         Incorporated herein by reference to:
                         ------------------------------------
                         Filing:           Post-Effective Amendment No. 26 to the
                                           Registrant's Registration Statement
                                           on Form N-1A
                         File No.:         811-07436
                         Filing Date:      September 7, 2001

          (3)  Administration  Agreement  dated May 28, 1999 between DFA and the
               Registrant on behalf of The Global Value Series, The Global Large
               Company Series and The Global Small Company Series.
               Incorporated herein by reference to:
               ------------------------------------
               Filing:          Post-Effective Amendment No. 18 to the Registrant's
                                Registration Statement on Form N-1A
               File No.:        811-07436
               Filing Date:     May 28, 1999

          (4)  Expense  Waiver and  Assumption  Agreement  dated  July 27,  2001 between  DFA and the  Registrant  on behalf of The  Global  Value
               Series,  The Global  Large  Company  Series and The Global  Small
               Company Series.
               Incorporated herein by reference to:
               ------------------------------------
               Filing:          Post-Effective Amendment No. 26 to the Registrant's
                                Registration Statement on Form N-1A
               File No.:        811-07436
               Filing Date:     September 7, 2001

     (i)  Legal Opinion.
          Not applicable.

     (j)  Other Opinions.
          Consent of Independent Certified Public Accountants,
          PricewaterhouseCoopers LLP.
          ELECTRONICALLY FILED HEREWITH AS EXHIBIT EX-99.j.

     (k)  Omitted Financial Statements.
          Not applicable.

     (l)  Initial Capital Agreements.
          Not applicable.

     (m)  Rule 12b-1 Plan.
          Not applicable.

     (n)  Rule 18f-3 Plan.
          Not Applicable.

     (o)  Powers of Attorney.

          (1)  Power-of-Attorney appointing David G. Booth, Rex. A. Sinquefield,
               Michael T.  Scardina,  Irene R. Diamant,  Catherine L. Newell and
               Stephen W. Kline as  attorney-in-fact  for the Registrant,  dated
               July 18, 1997.
               Incorporated herein by reference to:
               ------------------------------------
               Filing:          Post-Effective Amendment No. 21 to the Registrant's
                                Registration Statement on Form N-1A
               File No.:        811-07436
               Filing Date:     March 30, 2000

          (2)  Power of Attorney  appointing David G. Booth, Rex A. Sinquefield,
               Michael T. Scardina,  Catherine L. Newell and Valerie A. Brown as
               attorney-in-fact for Registrant, DFA/ITC and Dimensional Emerging
               Markets Value Fund Inc. each dated January 24, 2001.
               Incorporated herein by reference to:
               ------------------------------------
               Filing:          Post-Effective Amendment No. 24 to the Registrant's
                                Registration Statement on Form N-1A
               File No.:        811-07436
               Filing Date:     March 29, 2001

     (p)  Codes of Ethics.

          (1)  Code of Ethics of the Registrant.
               Incorporated herein by reference to:
               -----------------------------------
               Filing:          Post-Effective Amendment No. 22 to the Registrant's
                                Registration Statement on Form N-1A
               File No:         811-07436
               Filing Date:     July 27, 2000

          (2)  Code of Ethics of the Advisor and Underwriter.
               Incorporated herein by reference to:
               -----------------------------------
               Filing:          Post-Effective Amendment No. 22 to the Registrant's
                                Registration Statement on Form N-1A
               File No:         811-07436
               Filing Date:     July 27, 2000

Item 24.  Persons  Controlled by or under Common Control with  Registrant.

          If an  investor  beneficially  owns more  than 25% of the  outstanding voting  securities of a feeder fund that invests all of its investable assets  in a  Series  of the  Trust,  then  the  feeder  fund  and its corresponding  Series may be deemed to be under the common  control of
          such  investor.   Accordingly,   certain  feeder   portfolios  of  DFA
          Investment  Dimensions  Group ("DFA IDG") and  Dimensional  Investment
          Group ("DIG"),  both Maryland  corporations and registered  investment companies,  may be  deemed  to be  under  common  control  with  their corresponding  Series of the  Trust.  As of  February  28,  2003,  the
          following persons  beneficially owned more than 25% of the outstanding voting securities of the feeder portfolios investing in the Trust:

                  DFA IDG
                  -------
                  Japanese Small Company Portfolio
                  BellSouth Corporation
                  1155 Peachtree Street N.E.
                  Atlanta, GA  30309-3610                               65.98%

                  United Kingdom Small Company Portfolio
                  BellSouth Corporation
                  1155 Peachtree Street N.E.
                  Atlanta, GA  30309-3610                               50.96%

                  Continental Small Company Portfolio
                  BellSouth Corporation
                  1155 Peachtree Street N.E.
                  Atlanta, GA  30309-3610                               47.39%

                  Pacific Rim Small Company Portfolio
                  BellSouth Corporation
                  1155 Peachtree Street N.E.
                  Atlanta, GA  30309-3610                               67.47%

                  DIG
                  ---
                  U.S. Small Cap Institutional Portfolio
                  Utah Retirement System
                  540 E. 200 South
                  Salt Lake City, UT  84102                             44.59%

                  BAYCARE Health Master Custody
                  323 Jefford Street
                  Clearwater, FL  33757                                 43.52%

                  U.S. Small Cap Value Portfolio II
                  BellSouth Corporation Master Savings Trust
                  State Street Bank & Trust Co. as Trustee
                  105 Rosemont Street
                  Westwood, MA  02090                                  100.00%

                  U.S. Large Cap Value Portfolio II
                  BellSouth Corporation Master Savings Trust
                  State Street Bank & Trust Co. as Trustee
                  105 Rosemont Street
                  Westwood, MA  02090                                  100.00%

                  DFA International Value Portfolio II
                  BellSouth Corporation Master Savings Trust
                  State Street Bank & Trust Co. as Trustee
                  105 Rosemont Street
                  Westwood, MA  02090                                  100.00%

                  Emerging Markets Portfolio II
                  Citigroup 401K Plan
                  State Street Bank & Trust as Custodian
                  105 Rosemont Avenue
                  Westwood, MA 02090                                    98.38%

                  DFA International Value Portfolio IV
                  Citigroup 401K Plan
                  State Street Bank & Trust as Custodian
                  105 Rosemont Avenue
                  Westwood, MA 02090                                    98.38%

Item 25.  Indemnification.

          Reference  is made to Article VII of the  Registrant's  Agreement  and
          Declaration  of Trust and to Article IX of the  Registrant's  By-Laws,
          which are incorporated herein by reference.

          Pursuant to Rule 484 under the Securities Act of 1933, as amended, the
          Registrant   furnishes   the   following   undertaking:   "Insofar  as
          indemnification for liability arising under the Securities Act of 1933
          (the "Act") may be  permitted to  trustees,  officers and  controlling persons of the  Registrant  pursuant to the foregoing  provisions,  or otherwise, the Registrant has been advised that, in the opinion of the
          Securities and Exchange  Commission  such  indemnification  is against
          public   policy   as   expressed   in  the  Act  and  is,   therefore,
          unenforceable.  In the event that a claim for indemnification  against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee,  officer or  controlling  person of the
          Registrant  in  the  successful   defense  of  any  action,   suit  or
          proceeding) is asserted by such trustee, officer or controlling person in connection  with the securities  being  registered,  the Registrant will, unless in the opinion of its counsel the matter has been settled
          by   controlling   precedent,   submit  to  a  court  of   appropriate
          jurisdiction  the  question  whether  such  indemnification  by  it is against  public policy as expressed in the Act and will be governed by the final adjudication of such issue."

Item 26.  Business and Other Connections of Investment Adviser.

          Dimensional  Fund  Advisors  Inc.,  the  investment  manager  for  the
          Registrant,  is also the investment manager for three other registered open-end investment  companies,  DFA Investment Dimensions Group Inc.,
          Dimensional   Emerging   Markets  Value  Fund  Inc.  and   Dimensional
          Investment  Group Inc.  The  Advisor  also serves as  sub-advisor  for
          certain  other  registered   investment   companies.   For  additional
          information,  please  see  "Management  of the  Trust"  in  PART A and
          "Management  of  the  Registrant"  in  PART  B  of  this  Registration
          Statement.  Additional information as to the Advisor and the directors and  officers of the Advisor is  included  in the  Advisor's  Form ADV filed with the Commission (File No. 801-16283),  which is incorporated herein by reference  and sets forth the officers and  directors of the
          Advisor and  information as to any business,  profession,  vocation or employment of a substantial  nature  engaged in by those  officers and directors during the past two years.

Item 27.  Principal Underwriters.

          (a)  Not applicable.

          (b)  Registrant  distributes  its own shares.  It has entered  into an agreement  with  DFA  Securities  Inc.  which  provides  that DFA
               Securities Inc., 1299 Ocean Avenue,  11th Floor, Santa Monica, CA
               90401, will supervise the sale of Registrant's shares.

          (c)  Not applicable.

Item 28.  Location of Accounts and Records.

          The  accounts  and  records of the  Registrant  will be located at the office of the Registrant and at additional locations, as follows:

          Name                                         Address
          The DFA Investment Trust Company             1299 Ocean Avenue
                                                       11th Floor
                                                       Santa Monica, CA 90401

          PFPC Inc.                                    400 Bellevue Parkway
                                                       Wilmington, DE  19809

          The Chase Manhattan Bank                     4 Chase MetroTech Center
                                                       Brooklyn, NY 11245

Item 29.  Management Services.

          There are no  management-related  service  contracts  not discussed in
          Part A or Part B.

Item 30.  Undertakings.

          (a)  The  Registrant  undertakes  to furnish  each person to whom this
               Post-Effective Amendment is delivered a copy of its latest annual report to shareholders, upon request and without charge.

          (b)  The  Registrant  hereby  undertakes to promptly call a meeting of shareholders  for the  purpose  of voting  upon the  question  of removal of any trustee or trustees  when  requested in writing to do so by the record holders of not less than 10 per centum of the
               Registrant's outstanding shares and to assist its shareholders in
               accordance  with  the   requirements  of  Section  16(c)  of  the
               Investment   Company  Act  of  1940   relating   to   shareholder
               communications.

                                   SIGNATURES

     Pursuant to the  requirements  of the  Investment  Company Act of 1940,  as amended, the Registrant has duly caused this Post-Effective  Amendment No. 29 to its  Registration  Statement  to be  signed on its  behalf  by the  undersigned, thereunto duly authorized, in the City of Santa Monica, the State of California,
as of the 27th day of March, 2003.

                 THE DFA INVESTMENT TRUST COMPANY
                                  (Registrant)

                 By:     /s/ Valerie A. Brown
                         ------------------------------------
                         Valerie A. Brown (Attorney-in-Fact to Registrant
                             pursuant to a Power of Attorney incorporated herein
                             by reference)
                         Vice President and Assistant Secretary
                 (Signature and Title)

                                  EXHIBIT INDEX
                                  -------------

N-1A EXHIBIT NO.       EXHIBIT NO.                  EDGAR DESCRIPTION

      23(j)              EX-99.j          Consent of Independent Public Auditors